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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting material pursuant to §240.14a-12

AMAG PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AMAG PHARMACEUTICALS, INC.
100 Hayden Avenue
Lexington, Massachusetts 02421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2013

        An Annual Meeting of Stockholders of AMAG Pharmaceuticals, Inc., or the Annual Meeting, will be held at Goodwin Procter LLP, 53 State St., Boston, Massachusetts 02109 on Thursday, May 23, 2013 at 9:00 a.m., local time, to consider and act upon the following matters:

  (1)
  To elect the six nominees named herein to the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

  (2)
  To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

  (3)
  To approve the Third Amended and Restated 2007 Equity Incentive Plan to, among other things, increase the number of shares of our common stock available for issuance thereunder by 1,100,000 shares;

  (4)
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

  (5)
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on March 28, 2013, or the Record Date, are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of the stockholders of record entitled to vote will be available for inspection at our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421 during the ten days prior to the Annual Meeting. Our stock transfer books will remain open between the Record Date and the date of the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com or by telephone by following the instructions on the enclosed proxy card, or by signing, voting and returning your proxy card to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.

By Order of the Board of Directors,

Scott B. Townsend Secretary

Lexington, Massachusetts
April 19, 2013

        Whether or not you expect to attend the Annual Meeting, please promptly complete your proxy as indicated above in order to assure representation of your shares. No postage need be affixed if the proxy is mailed in the United States. Do not send any certificates with your proxy. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Please refer to the enclosed form for instructions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to Be Held on May 23, 2013 at 9:00 a.m. at Goodwin Procter LLP, 53 State St., Boston,
Massachusetts 02109.

This Proxy Statement, the Proxy Card, and the Company's 2012 Annual Report to Stockholders
and any other proxy materials are available free of charge at www.amagpharma.com.

AMAG PHARMACEUTICALS, INC.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

AMAG PHARMACEUTICALS, INC.
100 Hayden Avenue
Lexington, Massachusetts 02421

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2013

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

The Annual Meeting

        Our Board of Directors, or the Board, is soliciting your proxy to vote at our Annual Meeting to be held at Goodwin Procter LLP, 53 State St., Boston, Massachusetts 02109 on Thursday, May 23, 2013 at 9:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. Directions to the meeting location are available at the website of Goodwin Procter LLP at www.goodwinprocter.com/offices. Goodwin Procter's website and the information contained therein are not incorporated into this Proxy Statement. This Proxy Statement explains the agenda, voting information and procedures for the Annual Meeting. Please read it carefully. This Proxy Statement and accompanying form of proxy were first mailed to our stockholders on or about April 19, 2013.

        At the Annual Meeting, the following proposals will be subject to a vote of our stockholders: (i) a proposal to elect William K. Heiden, Michael Narachi, Robert J. Perez, Lesley Russell, MB.Ch.B., MRCP, Gino Santini and Davey S. Scoon as directors; (ii) an advisory vote on the compensation of our named executive officers; (iii) a proposal to approve our Third Amended and Restated 2007 Equity Incentive Plan, or the Restated Plan, to, among other things, increase the number of shares of our common stock available for issuance thereunder by 1,100,000 shares; and (iv) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.

        In this Proxy Statement, references to "Company," "AMAG," "we," "us," or "our" mean AMAG Pharmaceuticals, Inc. Any reference in this Proxy Statement to information found on our website, www.amagpharma.com, does not incorporate such information by reference into this Proxy Statement.

Who Is Entitled To Attend And Vote At The Annual Meeting?

        Only stockholders of record at the close of business on March 28, 2013, or the Record Date, are entitled to attend and vote at the Annual Meeting. On the Record Date, there were 21,554,391 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on the Record Date your shares were registered directly in your name with our transfer agent/registrar, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or by proxy. If you wish to vote by proxy, you may complete, sign and date the enclosed proxy card and return it by mail in the enclosed, self-addressed envelope which has postage prepaid. Instead of submitting your vote by mail, you may vote by telephone or Internet as instructed on the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

        In order to vote by telephone or Internet, please have the enclosed proxy card with you and call the number or go to the website listed on the proxy card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account and should follow the instructions for voting by proxy provided by your broker, bank or similar nominee. You are also invited to attend the Annual Meeting.

How Many Votes Do I Have?

        Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the Record Date.

How Do I Vote?

        If you are a stockholder of record, you may vote in person at the Annual Meeting or by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by telephone or Internet as instructed in the enclosed proxy card or by completing, signing and dating the enclosed proxy card and returning it in the envelope provided. No postage is required if your proxy card is mailed in the United States. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. Positive identification will be required to vote your shares in person.

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply follow the instructions for voting provided by your broker, bank or other agent to complete and mail the proxy card to ensure that your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy. However, if your shares are held in the name of your broker, bank or other agent, you must bring an account statement or letter from the agent indicating that you were the beneficial owner of the shares on the Record Date for voting at the Annual Meeting. Positive identification will be required to vote your shares in person.

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The persons named as attorneys-in-fact in the enclosed proxy card, William K. Heiden, Frank E. Thomas and Scott B. Townsend, were selected by the Board and are officers of the Company. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR Proposal 1 (the election of the director nominees), FOR Proposal 2 (the advisory vote on the compensation of our named executive officers), FOR Proposal 3 (the approval of the Third Amended and Restated Equity Incentive Plan) and FOR Proposal 4 (the ratification of the appointment of PricewaterhouseCoopers LLP).

        If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, your shares will be voted in accordance with the judgment of the persons named in your proxy. At present, the Board knows of no other matters to be presented at the Annual Meeting.

What Does It Mean If I Receive More Than One Proxy Card?

        If you receive more than one proxy card, your shares may be registered in more than one name or are registered in different accounts. Please complete, sign, date, and return all proxy cards or vote by Internet or telephone as instructed on such proxy cards to be sure that all of your shares are voted.

Can I Change My Vote After I Deliver My Proxy?

        Yes. You may change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

  •
  Submitting another properly completed proxy card with a later date before the taking of the vote at the Annual Meeting.

  •
  Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities.

  •
  Delivering written notice to us before the taking of the vote at the Annual Meeting that you are revoking your proxy. Such notice should be sent to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary.

  •
  Attending the Annual Meeting and voting in person. Simply attending the meeting will not, in itself, revoke your proxy.

        If you wish to revoke a delivered proxy and your shares are held by your broker or bank as a nominee or agent, you should follow the revocation instructions provided by your broker or bank.

What Are "Broker Non-Votes" And What Discretion Does My Broker Have To Vote My Shares Held In "Street Name?"

        Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange, which govern this issue regardless of the exchange on which the company is listed, brokers have the discretion to vote those shares on routine matters. The only routine matter included in this Proxy Statement is the ratification of our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013. Pursuant to New York Stock Exchange rules, the election of directors, the advisory vote on compensation paid to our named executive officers and the approval of our Restated Plan are considered non-routine matters. For non-routine matters, brokers do not have authority, discretionary or otherwise, to vote your shares unless they receive proper instructions to do so from you in a timely manner. We strongly encourage you to submit your proxy and exercise your right to vote as a stockholder as promptly as possible.

What Constitutes A Quorum At The Annual Meeting?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 21,554,391 shares of our common stock outstanding and entitled to vote.

        Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

How Many Votes Are Required To Approve Each Proposal?

        Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this Proposal 1 and will not affect the outcome of the election.

        For each of Proposal 2 (the advisory vote on the compensation of our named executive officers), Proposal 3 (the approval of the Third Amended and Restated Equity Incentive Plan) and Proposal 4 (the ratification of the appointment of PricewaterhouseCoopers LLP), an affirmative vote of the holders of a majority of shares of common stock present or represented and voting at the Annual Meeting is required for approval. For non-routine matters, broker non-votes are not considered to have been voted "for" or "against" a particular proposal and therefore have no effect on Proposals 2 and 3. Proposal 4 is considered a routine matter and nominees therefore have discretionary voting power as to Proposal 4. Like broker non-votes, abstentions, are not counted as voting on a matter and thus will have no effect on Proposals 2, 3 and 4.

        When a quorum is present at any meeting of stockholders, the holders of a majority of the stock present or represented and voting on a matter shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, our charter or our by-laws. At present, the Board knows of no other matters to be presented for stockholder action at the Annual Meeting.

How Are We Soliciting Proxies And Tabulating Votes?

        We will bear all costs of solicitation of proxies. In addition to these proxy materials, our directors, officers and employees, without additional remuneration, may also solicit proxies through telephone and in-person conversations. We have agreed to pay approximately $13,000, plus out-of-pocket expenses, to Georgeson to solicit proxies on our behalf, if necessary. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

        Votes will be tabulated by Broadridge Investor Communications Solutions, Inc., or Broadridge.

How Can I Find Out The Results Of The Voting At The Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

When Are Stockholder Proposals And Director Nominations Due For Next Year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary and must be received by us no later than December 20, 2013. Proposals must satisfy the requirements and procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        If you wish to submit a proposal that is not to be included in next year's proxy materials or wish to nominate a director, you must submit such proposal or nomination in writing to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary. Such proposal or nomination must be received by us no earlier than January 23, 2014 and no later than February 22, 2014 and must satisfy the requirements described below under "Stockholder Recommendations For Nominees As Directors And The Proposal Of Other Business." If the date of next year's annual meeting of stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of our 2013 Annual Meeting, any stockholder recommendation or proposal must be received by us no earlier than the close of business on the 120th day prior to such advanced or delayed annual meeting date and no later than the close of business on the later of (i) the 90th day prior to such advanced or delayed annual meeting date and (ii) the 10th day following the first public announcement of the meeting date.

        In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested.

        You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What Materials Should I Be Receiving In Connection With The Annual Meeting?

        Our Annual Report, including audited financial statements for the year ended December 31, 2012, is being mailed to you along with this Proxy Statement. This Proxy Statement and the accompanying form of proxy were first mailed to our stockholders on or about April 19, 2013.

        In order to reduce printing and postage costs, Broadridge, which handles the mailing of our Annual Report and proxy materials to all of our stockholders, participates in the practice of "householding" proxy statements and annual reports, which is the delivery of a single set of Annual Meeting materials to two or more stockholders sharing the same address. This means that unless contrary instructions are received from one or more of such stockholders, only one copy of the Proxy Statement and Annual Report is sent to multiple beneficial stockholders who share the same address. Each stockholder will continue to receive a separate proxy card.

        Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Annual Meeting materials, you should contact Broadridge, your bank or your broker or contact our Investor Relations Department at (617) 498-3300 or 100 Hayden Avenue, Lexington, Massachusetts 02421. We will undertake to deliver promptly upon written or oral request a separate copy of the Proxy Statement and Annual Report, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of our Annual Meeting materials at their address and would like to request householding of their communications should contact their broker.

        We do not provide for householding for stockholders of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock by certain individuals and entities. In general, "beneficial ownership" includes those shares a person or entity has the power to vote or transfer, and stock options and similar rights that are exercisable currently or within 60 days of the Record Date and restricted stock units, or RSUs, which are expected to vest or which may be settled within 60 days of the Record Date. The Record Date for the Annual Meeting is March 28, 2013. As of the Record Date, there were 21,554,391 shares of our common stock outstanding. The following table shows the amount of our common stock beneficially owned as of the Record Date by:

  •
  Each person known by us to beneficially own more than 5% of our common stock;

  •
  Each of our directors and nominees for director;

  •
  Each of our named executive officers listed in the "Summary Compensation Table" included in this Proxy Statement; and

  •
  All of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Phillip Gross/Robert Atchinson(2)	4,135,330	19.2%
200 Clarendon Street, 52nd Floor
Boston, Massachusetts 02116
FMR LLC(3)	2,548,755	11.8%
82 Devonshire Street
Boston, Massachusetts 02109
BlackRock, Inc.(4)	2,266,951	10.5%
40 East 52nd Street
New York, New York 10022
T. Rowe Price Associates, Inc.(5)	1,976,300	9.2%
100 E. Pratt Street
Baltimore, Maryland 21202
Patrick Lee M.D./Anthony Joonkyoo Yun, M.D.(6)	1,813,724	8.4%
470 University Avenue
Palo Alto, California 94301
Martin Shkreli(7)	1,245,781	5.8%
330 Madison Avenue, 6th Floor
New York, New York 10017
First Manhattan Co.(8)	1,184,815	5.5%
437 Madison Avenue
New York, New York 10022
Lee F. Allen, M.D. Ph.D.(9)	152,020	*
William K. Heiden(10)	110,000	*
Michael Narachi(11)	67,135	*
Christopher G. White(12)	56,500	*
Frank E. Thomas(13)	37,000	*
Davey S. Scoon(14)	33,644	*
Joseph V. Bonventre, M.D., Ph.D.(15)	33,300	*
Robert J. Perez(16)	29,300	*
Rajiv De Silva(17)	26,096	*
Lesley Russell, MB. Ch.B., MRCP(18)	20,833	*
Gino Santini(19)	11,274	*
Scott A. Holmes(20)	1,250	*
Scott B. Townsend(21)	—	*
All current directors and executive officers as a group (14 persons)(22)	443,499	2.0%

*
Less than 1%.

(1)
Unless otherwise indicated, we believe that each stockholder referred to above has sole voting and investment power with respect to the shares indicated, and the address of each stockholder is: c/o AMAG Pharmaceuticals, Inc., 100 Hayden Avenue, Lexington, Massachusetts 02421.

(2)
Based solely upon a Schedule 13G filed with the U.S. Securities and Exchange Commission, or the SEC, on March 5, 2012. Reflects 4,135,330 shares beneficially owned by each of Adage Capital Partners, L.P., or ACP, Adage Capital Partners GP, L.L.C., or ACPGP, Adage Capital Advisors, L.L.C., or ACA, Robert Atchinson and Phillip Gross. ACPGP is the General Partner of ACP. ACA is the managing member of ACPGP. Robert Atchinson and Phillip Gross are managing members of ACA. Each of the foregoing have shared voting power and shared dispositive power with respect to the shares.

(3)
Based solely upon a Schedule 13G/A, as amended, filed with the SEC on February 14, 2013. Reflects 2,548,755 shares beneficially owned by Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended. Puritan Fund, an investment company registered under the Investment Company Act of 1940, as amended, with an address at 82 Devonshire Street, Boston, Massachusetts 02109, is the beneficial owner of 1,460,561 of the shares. Edward C. Johnson 3rd and FMR LLC, through its control of Fidelity and the funds, each has sole power to dispose of 2,548,755 shares owned by the funds.

(4)
Based solely upon a Schedule 13G/A, as amended, filed with the SEC on February 11, 2013.

(5)
Based solely upon a Schedule 13G/A, as amended, filed with the SEC on February 8, 2013. T. Rowe Price Associates, Inc. has sole voting power with respect to 295,400 of such shares.

(6)
Based solely upon a Schedule 13G/A, as amended, filed with the SEC on February 14, 2013. Includes 1,813,033 shares owned by each of Palo Alto Investors, LLC, Patrick Lee, M.D. and Anthony Joonkyoo Yun, M.D. Palo Alto Investors, LLC is the general partner and investment adviser of Palo Alto Healthcare Master Fund II, L.P. Palo Alto Healthcare Master Fund II, L.P., with an address of c/o Citco Fund Services (Cayman Islands) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands, is the beneficial owner of 1,091,396 of the shares. Dr. Lee and Dr. Yun each co-manage Palo Alto Investors, LLC and have shared voting and dispositive power with respect to 1,813,033 shares. Dr. Lee has sole voting and dispositive power with respect to 691 shares.

(7)
Based solely upon a Schedule 13D filed with the SEC on October 7, 2011. Reflects 1,245,781 shares beneficially owned by Martin Shkreli. Mr. Shkreli is the managing member of each of MSMB Capital Management, LLC, which beneficially owns 2,800 of the shares, MSMB Healthcare Investors LLC, which beneficially owns 1,242,981 of the shares, and MSMB Healthcare Management LLC, which beneficially owns 1,242,981 of the shares. Pompeii Management, LLC is the general partner of Bloomfield Partners LP, each of which beneficially own 2,800 of the shares. MSMB Capital Management, LLC is the special limited partner and investment manager of Bloomfield Partners LP. MSMB Healthcare Investors LLC is the general partner of MSMB Healthcare LP, which beneficially owns 1,242,981 of the shares, and MSMB Healthcare Management LLC is the investment advisor of MSMB Healthcare LP. Mr. Shkreli was quoted in an article (Forbes, December 18, 2012) that he has liquidated the MSMB Capital Funds (which would have included shares of our Company) and he has not filed any further information with the SEC since October 2011.

(8)
Based solely upon a Schedule 13G filed with the SEC on February 15, 2013.

(9)
Includes 132,187 shares issuable to Dr. Allen pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 17,604 shares issuable to Dr. Allen pursuant to RSUs expected to vest or which may be settled within 60 days of the Record Date. In March 2013, Dr. Allen resigned from the Company. However, in April 2013 we entered into a Severance and Consulting Agreement with Dr. Allen under which the Company agreed to engage Dr. Allen as a consultant until at least March 2014. Dr. Allen's equity incentives with the Company will continue to vest during the consulting period in accordance with the regular vesting schedules provided in his equity incentive agreements.

(10)
Includes 75,000 shares issuable to Mr. Heiden pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 25,000 shares issuable to Mr. Heiden pursuant to RSUs expected to vest within 60 days of the Record Date. Mr. Heiden joined the Company as its President and Chief Executive Officer in May 2012.

(11)
Includes 47,035 shares issuable to Mr. Narachi pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 12,600 shares issuable to Mr. Narachi pursuant to RSUs expected to vest or which may be settled within 60 days of the Record Date.

(12)
Reflects 56,500 shares issuable to Mr. White pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(13)
Includes 15,000 shares issuable to Mr. Thomas pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(14)
Reflects 26,944 shares issuable to Mr. Scoon pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 6,700 shares issuable to Mr. Scoon pursuant to RSUs expected to vest or which may be settled within 60 days of the Record Date.

(15)
Reflects 26,600 shares issuable to Dr. Bonventre pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 6,700 shares issuable to Dr. Bonventre pursuant to RSUs expected to vest or which may be settled within 60 days of the Record Date.

(16)
Reflects 22,600 shares issuable to Mr. Perez pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 6,700 shares issuable to Mr. Perez pursuant to RSUs expected to vest or which may be settled within 60 days of the Record Date.

(17)
Includes 8,499 shares issuable to Mr. De Silva pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 2,775 shares issuable to Mr. De Silva pursuant to RSUs expected to vest or which may be settled within 60 days of the Record Date.

(18)
Reflects 14,733 shares issuable to Dr. Russell pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 6,100 shares issuable to Dr. Russell pursuant to RSUs expected to vest or which may be settled within 60 days of the Record Date.

(19)
Reflects 8,499 shares issuable to Mr. Santini pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 2,775 shares issuable to Mr. Santini pursuant to RSUs expected to vest or which may be settled within 60 days of the Record Date.

(20)
Reflects 1,250 shares issuable to Mr. Holmes pursuant to options currently exercisable or exercisable within 60 days of the Record Date.

(21)
Mr. Townsend joined the Company as its Senior Vice President of Legal Affairs, General Counsel and Secretary in August 2012.

(22)
Includes 302,660 shares issuable to all of our current directors and executive officers as a group pursuant to options currently exercisable or exercisable within 60 days of the Record Date and 69,350 shares issuable to all of our current directors and executive officers as a group pursuant to RSUs expected to vest or which may be settled within 60 days of the Record Date.

* * * * * * * * *

* * * * * * * * *

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policies and Procedures and Transactions with Related Persons

        In accordance with its charter and the Company's written related person transactions policy, discussed below, the Audit Committee reviews, approves and ratifies any related person transaction and monitors compliance with and periodically reviews the related person transactions policy. The term "related person transaction" refers to any transaction required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

        In considering any related person transaction, the Audit Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with our company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit Committee also considers its fiduciary duties, our obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Audit Committee reports its determination regarding any related person transaction to our full Board.

        In addition, our Board has adopted a written related person transactions policy, which provides that any related person transaction shall be consummated or shall continue only if:

  •
  The Audit Committee approves or ratifies such transaction in accordance with our related person transactions policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third person;

  •
  The transaction is approved by the majority of the disinterested members of the Board; or

  •
  If the transaction involves compensation, it is approved by the Compensation Committee or the Board.

        Under our related person transactions policy, transactions between a related person and the Company that are available to all employees generally and transactions with a related person in a given fiscal year that involve an aggregate of less than $10,000 must be reported to the Board but do not require approval. In addition, related person transactions should be submitted to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee, provided, that, if such ratification shall not be forthcoming, management must make all reasonable efforts to cancel or annul such transaction. In determining whether to approve a related person transaction, consideration is given to whether approval thereof would affect the independent status of any current member of our Board. If approval of a transaction would cause less than a majority of our Board to be independent, such transaction will not be approved.

        No new potential related person transactions were brought to the attention of the Audit Committee for consideration in 2012.

PROPOSAL 1: ELECTION OF DIRECTORS

        You are being asked to vote for six directors at this Annual Meeting. If you are voting by proxy, the persons named in the enclosed proxy card will vote to elect as directors the six nominees named below, all of whom are currently directors of the Company, unless you withhold authority to vote for the election of any or all of the directors by delivering a proxy to that effect.

        Each director elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Each of the nominees has indicated his or her willingness to serve, if elected, but if a nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by us.

Nominees

        The Nominating and Corporate Governance Committee of our Board has not established specific minimum qualifications for recommended nominees or specific qualities or skills for our directors to possess. However, our Corporate Governance Guidelines provide that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. In considering candidates to serve as directors, the Nominating and Corporate Governance Committee uses a subjective process for identifying and evaluating nominees to serve on our Board based on consideration of all factors it deems relevant. In addition, our Corporate Governance Guidelines set forth general criteria for nomination as a director, which include the following:

  •
  Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

  •
  Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

  •
  Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

  •
  Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

  •
  Nominees should not have, nor appear to have, a conflict of interest that would impair such nominee's ability to represent the interests of all the Company's stockholders and to fulfill the responsibilities of a director.

  •
  Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

  •
  Nominees should normally be able to serve for at least five years before reaching the age of 80.

        Our Corporate Governance Guidelines also provide that the re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. The Nominating and Corporate Governance Committee considers the existing directors' performance on our Board and its committees in making its nomination recommendations.

        The brief biographies below include certain information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to believe that such nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

        William K. Heiden, age 53, has been a director since May 2012. Mr. Heiden has been President and Chief Executive Officer of the Company since May 2012. Prior to joining the Company, he was the President and Chief Executive Officer of GTC Biotherapeutics, Inc., now rEVO Biologics, Inc., a pharmaceutical company, from June 2010 to May 2012 and continues to serve as its non-executive Chairman. Mr. Heiden was President and Chief Executive Officer and a member of the Board of Directors of Elixir Pharmaceuticals, Inc., or Elixir, a pharmaceutical company, from September 2004 until December 2008. Prior to joining Elixir, he served as President and Chief Operating Officer of Praecis Pharmaceuticals, Inc., a public biopharmaceutical company which was subsequently acquired by GlaxoSmithKline plc, from May 2002 to September 2004. From 1987 to 2002, Mr. Heiden held various positions of increasing responsibility at Schering-Plough Corporation, now Merck & Co., including managing a number of businesses in the United States, Europe and Canada. He serves on the Board of Directors of LFB Biotechnologies S.A.S., a private French biotechnology company. Mr. Heiden holds a B.A. from the University of Florida, an M.B.A. from Cornell University's Johnson Graduate School of Management, and a M.I.M. from the University of Louvain. The Nominating and Corporate Governance Committee believes that Mr. Heiden's significant commercial expertise at both large pharmaceutical and emerging biotechnology companies, as well as strong deal making experience, provides the Board with valuable and specialized expertise as the Company builds upon recent accomplishments with Feraheme and Rienso® 30mg/ml solution for Injection, as it is marketed in certain territories outside of the U.S., and pursues broader business development opportunities.

        Michael Narachi, age 53, has been a director since November 2006. Mr. Narachi is currently President and Chief Executive Officer of Orexigen Therapeutics, Inc., or Orexigen, a public biopharmaceutical company. Prior to joining Orexigen in March 2009, he served as Chairman, Chief Executive Officer and President of Ren Pharmaceuticals, Inc., a biotechnology company, from November 2006 until March 2009. He served as Executive Chairman of the Board of Directors of Naryx Pharma, Inc., a pharmaceutical company, from August 2004 to April 2008. In 2004, Mr. Narachi retired as an officer and Vice President of Amgen Inc., or Amgen, a leading public therapeutics company, where he served as General Manager of Amgen's Anemia Business from 1999 to 2004. Mr. Narachi joined Amgen in 1984 and held various positions throughout the organization including: Product Development Team Leader for NEUPOGEN®; Director of Clinical Operations in Thousand Oaks, CA and Cambridge, U.K.; Vice President of Development and Representative Director for Amgen Japan; Head of Corporate Strategic Planning; Chief Operations Officer of Amgen BioPharma; and Vice President, Licensing and Business Development. Mr. Narachi received a B.S. and M.A. degree in Molecular Genetics from the University of California at Davis. He completed the Executive M.B.A. program at the Anderson Graduate School of Management at the University of California, Los Angeles. The Nominating and Corporate Governance Committee believes that, in addition to his more recent experience as chief executive of multiple biotechnology/biopharmaceutical companies, Mr. Narachi's twenty year career at Amgen, during which he held numerous positions of increasing operational and strategic responsibility, including positions in which he had responsibility for pharmaceutical product development and commercialization, provides the Board with critical insight and experience as the Company seeks to advance the worldwide development and commercialization of Feraheme/Rienso. In particular, the Nominating and Corporate Governance Committee believes that Mr. Narachi's experience as General Manager of Amgen's Anemia Business provides the Board with unique and highly specialized experience in commercializing a pharmaceutical product which is indicated for the treatment of IDA, such as Feraheme/Rienso.

        Robert J. Perez, age 48, has been a director since January 2009. He is currently President and Chief Operating Officer of Cubist Pharmaceuticals, Inc., or Cubist, a public pharmaceutical company. Mr. Perez joined Cubist in March 2003 as Senior Vice President, Sales and Marketing, and led the launch of Cubicin® (daptomycin for injection) and served as Executive Vice President and Chief Operating Officer from August 2007 to July 2012. Prior to joining Cubist, he served as Vice President of Biogen, Inc.'s CNS business unit from 2001 to 2003, where he was responsible for commercial leadership of an $800 million neurology business unit, and from 1995 to 2001 he held positions of increasing responsibility within the commercial organization. From 1987 to 1995 Mr. Perez held various sales and marketing positions at Zeneca Pharmaceuticals. He also served as a member of the Board of Directors of Epix Pharmaceuticals, Inc., a public biopharmaceutical company, from 2006 to 2009. Mr. Perez has been a member of the Board of Trustees of the Dana-Farber Cancer Institute, Inc. since January 2013 and the Board of Advisors of the Citizen School of Massachusetts since 2010. Mr. Perez received a B.S. from California State University, Los Angeles and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles. The Nominating and Corporate Governance Committee believes that Mr. Perez's twenty plus years of sales and marketing experience within the pharmaceutical and biotechnology industries has provided him with valuable commercial and operational experience, as well as leadership skills that are important to the Board. In particular, Mr. Perez's experience leading the launch and commercialization of highly successful specialty pharmaceutical products is especially valuable to the Board as the Company commercializes Feraheme/Rienso in the United States and abroad.

        Lesley Russell, MB.Ch.B., MRCP, age 52, has been a director since December 2009. She was Senior Vice President and Head of Research and Development for Global Branded Products at Teva Pharmaceuticals, Inc., or Teva, a public pharmaceutical company from October 2011 to June 2012. Dr. Russell was appointed to this role upon Teva's acquisition of Cephalon Inc., or Cephalon, a public pharmaceutical company, where she served as Executive Vice President and Chief Medical Officer from September 2006 to October 2011. She joined Cephalon in 2000 as Vice President, Worldwide Clinical Research. Prior to Cephalon, Dr. Russell served as Vice President, Clinical Research at US Bioscience Inc., a pharmaceutical company, and held positions of increasing responsibility within US Bioscience Inc. from 1996 to 1999. From 1995 to 1996, she was a clinical research physician at Eli Lilly U.K. and a Medical Director at Amgen U.K. from 1992 to 1995. Dr. Russell was trained in Hematology/Oncology at Royal Infirmary of Edinburgh and at Royal Hospital for Sick Children, Edinburgh. She received an MB.Ch.B. from the University of Edinburgh, Scotland and is a member of the Royal College of Physicians, United Kingdom. Dr. Russell is registered with the General Medical Council, United Kingdom. She currently serves on the Board of Directors of Endoycte, Inc., a biopharmaceutical company, where she has been a director since January 2013. The Nominating and Corporate Governance Committee believes that Dr. Russell's broad-based expertise leading clinical research and development, medical, regulatory, and drug safety organizations, as well as her medical training, allow her to make valuable contributions to the medical and scientific understanding of the Board, which is particularly important as the Company seeks to expand the labeled indication of Feraheme/Rienso to a broader group of patients with IDA and evaluates potential merger and acquisition and in-licensing opportunities.

        Gino Santini, age 56, has been a director since February 2012. From 1983 to 2010, Mr. Santini held a variety of commercial and operational roles at Eli Lilly and Company, or Eli Lilly, a public pharmaceutical company, serving most recently from April 2007 to December 2010 as Senior Vice President, Corporate Strategy and Business Development and as a member of the company's Executive Committee where he led corporate strategy and long-range planning, mergers and acquisitions, new product licensing and the expansion of Lilly Ventures in the United States and China. During his tenure at Eli Lilly, Mr. Santini held various leadership positions of increasing responsibility, including manager of various international regions, Senior Vice President of Corporate Strategy and Policy from 2004 to 2007, President of U.S. operations from 1999 to 2004 and President of the women's health franchise from 1997 to 1999. Mr. Santini currently serves on the Board of Directors of Allena Pharmaceuticals, Inc., a pharmaceuticals company, where he has been a director since February 2012. He serves on the Board of Directors of Sorin S.p.A., a global medical device company, where he has been a director since April 2012, and on the Board of Directors of Finanziaria Saccarifera Italo Iberica S.p.A., a financial holding company, where he has been a director since January 2013. Mr. Santini also serves on the Board of Directors of Collegium Pharmaceuticals, Inc., a pharmaceutical company, where he has been a director since July 2012. Mr. Santini also serves on the Board of Directors, as well as the Audit Committee and Nominating and Corporate Governance Committee of the Board of Directors, of Horizon Pharma, Inc., a public biopharmaceutical company, where he has been a director since February 2012. Mr. Santini is a past Chairman of the Board of the National Pharmaceutical Council and of Noble of Indiana, a non-profit agency serving individuals with developmental disabilities. He also served on the Board of Directors for United Way and the Executive Committee and Board of Directors of the Indianapolis Chamber of Commerce. He holds an undergraduate degree in mechanical engineering from the University of Bologna and an M.B.A. from the Simon School of Business, University of Rochester. The Nominating and Corporate Governance Committee believes that Mr. Santini's long career at Eli Lilly and extensive domestic and international commercial, corporate strategy, business development and transaction experience will be valuable assets to the Board as it seeks to establish a solid foundation from which to drive growth and profitability and seek to acquire or in-license other assets to expand our product portfolio.

        Davey S. Scoon, age 66, has been a director since December 2006. Mr. Scoon serves as Chairman of the Board of Directors of Tufts Health Plan, where he has been a director since 1981. He has been a member of the Board of Directors of Orthofix International, N.V., a medical device company, since June 2011 and a member of the Board of Directors of Biodel Inc., a public specialty biopharmaceutical company, since April 2012. Mr. Scoon also serves as Chairman of the Board of Trustees of Allianz Funds, a registered investment company consisting of 22 mutual funds, where he has been a director since January 2006. He was the Chairman of the Audit Committee of Cardiokine, Inc., a pharmaceutical company, where he was a director from 2005 to 2011. Mr. Scoon has been an Adjunct Assistant Professor at Tufts University School of Medicine since 2005 and a lecturer in accounting at the University of Wisconsin since 2011. He also previously served as the Chairman of the Audit Committee of NitroMed, Inc., a public pharmaceutical company, from 2003 to 2009, and a member of the Board of Directors of Inotek Pharmaceuticals Corporation, a pharmaceutical company, from 2006 to 2009. From 2003 to 2005, Mr. Scoon was Chief Administrative and Financial Officer of Tom's of Maine, a company that manufactures natural care products. From 2001 to 2003, Mr. Scoon served as Chief Financial and Administrative Officer for Sun Life Financial U.S., and from 1999 to 2001, Mr. Scoon served as Vice President and Chief Financial Officer for Sun Life Financial U.S. From 1985 to 1999, Mr. Scoon was employed by Liberty Funds Group of Boston (formerly Colonial Management) in various capacities, including Chief Financial Officer and Chief Operating Officer. Mr. Scoon holds a B.B.A. from the University of Wisconsin and an M.B.A. from Harvard Business School. The Nominating and Corporate Governance Committee believes that Mr. Scoon's extensive financial, accounting, human resources, and risk management experience gained through the various executive and board positions he has held over the past thirty years provides the Board with valuable and highly specialized expertise and advice, particularly in Mr. Scoon's role as the Chair of the Audit Committee.

Required Vote

        Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE NOMINEES LISTED ABOVE.

 INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        The Board has determined that, other than Mr. Heiden, each current director is "independent" as such term is defined in the listing standards of the NASDAQ Global Select Market, or NASDAQ, and applicable SEC rules. The Board has affirmatively determined that no independent director has any material relationship with us that would interfere with the exercise of his or her independent judgment.

        In reaching the foregoing conclusion, the Board considered that Dr. Bonventre's daughter is employed by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Board determined that this relationship did not compromise the independence of Dr. Bonventre or his status as a non-employee director.

MEETINGS OF THE BOARD OF DIRECTORS

        Our Board met eleven times and acted by unanimous written consent six times during the year ended December 31, 2012. Each director participated in at least 75% of the aggregate number of meetings of the Board and of each committee of the Board on which he or she served during the portion of the last fiscal year for which such person was a director or committee member. It is our policy that our directors are expected to attend each annual meeting of stockholders. All of our then serving directors attended our Annual Meeting held on May 23, 2012.

        In addition, our independent directors meet regularly and at least annually in executive session without the presence of our management.

COMMITTEES OF THE BOARD OF DIRECTORS

        Under our by-laws, our Board may designate committees comprised of members of the Board to exercise the power and authority of the Board in the management of the business and affairs of the Company, subject to limitations imposed by law. Our Board currently has the following permanent committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Transaction Committee. The following table provides membership information for the current composition of these committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Transaction Committee
Joseph V. Bonventre, M.D., Ph.D. *	—	—	X	—
Rajiv De Silva *	X	—	—	—
William K. Heiden	—	—	—	X
Michael Narachi	—	X	—	X
Robert J. Perez	—	X	X**	—
Lesley Russell, MB.Ch.B., MRCP	X	—	—	X
Gino Santini	—	X**	—	X**
Davey S. Scoon	X**	—	X	—

*
Dr. Bonventre and Mr. De Silva are not standing for re-election at our annual meeting of stockholders. Effective May 23, 2013, the size of our Board is expected to be reduced to six directors.

**
Committee Chair

Audit Committee

        Our Board has a standing Audit Committee, currently composed of Messrs. Scoon (Chair) and De Silva and Dr. Russell. Mr. Perez also served on the Audit Committee from January 2012 to May 2012. All individuals who served on the Audit Committee during 2012 were "independent" as such term is defined in the listing standards of the NASDAQ and applicable SEC rules. Based on Mr. Scoon's extensive financial and accounting experience gained through the various executive and board positions he has held over the past thirty years, including his tenure as Chief Financial Officer and/or Chief Administrative Officer of several companies, our Board has determined that Mr. Scoon qualifies as an "audit committee financial expert" as defined by SEC rules. The Board has also determined that Mr. De Silva and Dr. Russell possess the requisite financial sophistication to qualify them for service on the Audit Committee in accordance with SEC rules. The current charter of the Audit Committee is available on our website at www.amagpharma.com, under the heading "Investors."

        Pursuant to its charter, the Audit Committee's general responsibilities include, among other things, the following:

  •
  Evaluating and selecting our independent registered public accounting firm;

  •
  Reviewing our audited and unaudited financial statements;

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  Reviewing and discussing the adequacy of our internal financial and accounting processes and internal control over financial reporting with management and our independent registered public accounting firm;

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  Supervising the relationship between the Company and our independent registered public accounting firm;

  •
  Reviewing and authorizing the scope of both audit and non-audit services and related fees;

  •
  Evaluating the independence of our independent registered public accounting firm; and

  •
  Reviewing and approving related person transactions.

        The Audit Committee is empowered to engage such independent advisors, including external consultants, as it deems necessary or appropriate to carry out its responsibilities. The Audit Committee conducted eight formal meetings and acted by unanimous written consent once during the year ended December 31, 2012.

Report of the Audit Committee1

        The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2012 with management of the Company. The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examinations, its evaluation of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with PricewaterhouseCoopers LLP that firm's independence from management and the Company and considered the compatibility of the firm's provision of non-audit services with maintaining the firm's independence and found the provision of such services to be compatible with the firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

        Respectfully Submitted by the Audit Committee of the Board of Directors of AMAG Pharmaceuticals, Inc.,

Davey S. Scoon, Chair Rajiv De Silva Lesley Russell

1
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        Our Board has a standing Compensation Committee, currently composed of Messrs. Santini (Chair), Perez and Narachi, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ and applicable SEC rules and is a "non-employee director" under applicable SEC rules. The current charter of the Compensation Committee is available on our website at www.amagpharma.com, under the heading "Investors." The Compensation Committee conducted seven formal meetings and acted by unanimous written consent four times during the year ended December 31, 2012.

        Pursuant to its charter, the Compensation Committee's general responsibilities include, among other things, the following:

  •
  The review, negotiation, authorization and approval of the recruitment, hiring and compensation for any of our executive officers and any other of our officers with a title of Senior Vice President or higher, other than our Chief Executive Officer or President;

  •
  The review and recommendation to the full Board for approval of the compensation of our Chief Executive Officer, President and any other officer position with a title of Senior Vice President or higher which was not provided for in the Company's annual budget approved by the Board, each of which must be approved by all independent members of the Board;

  •
  The exercise of any authority delegated by the full Board to determine and approve the compensation of our Chief Executive Officer, President and any other officer position with a title of Senior Vice President or higher which was not provided for in the Company's annual budget approved by the Board;

  •
  Subject to certain limitations, the administration and grant of awards under our existing stock option, stock incentive, employee stock purchase and other equity-based award plans;

  •
  The review and recommendation to the full Board with respect to certain incentive compensation plans and director compensation plans; and

  •
  The engagement of independent advisors as it deems necessary or appropriate to carry out its responsibilities.

 Nominating and Corporate Governance Committee

        Our Board has established a standing Nominating and Corporate Governance Committee, which is currently composed of Messrs. Perez (Chair) and Scoon and Dr. Bonventre, each of whom is "independent" as such term is defined in the listing standards of the NASDAQ and applicable SEC rules. The current charter for the Nominating and Corporate Governance Committee is available on our website at www.amagpharma.com, under the heading "Investors." The Nominating and Corporate Governance Committee conducted three formal meetings and acted by unanimous written consent once during the year ended December 31, 2012.

        Pursuant to its charter, the Nominating and Corporate Governance Committee's general responsibilities include, among other things, the following:

  •
  Identifying individuals qualified to become members of our Board;

  •
  Selecting or recommending the director nominees for each annual meeting of stockholders or when vacancies occur;

  •
  Developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and periodically reviewing such guidelines;

  •
  Performing a self-evaluation by Board members and by members of the Committee from time to time to determine whether they are functioning effectively and to improve the performance of the Board and/or Committee as a whole; and

  •
  Providing oversight of and guidance with respect to our internal compliance program.

        Although the Nominating and Corporate Governance Committee has not established specific minimum qualifications for nominees or specific qualities or skills for our directors to possess, our Corporate Governance Guidelines provide that the backgrounds and qualifications of the directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. In addition, our Corporate Governance Guidelines set forth certain general criteria for nomination as a director, which are discussed in further detail under the heading "Nominees" above.

        As provided in the criteria set forth in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee believes that the value of diversity on the Board should be considered as one of a number of factors that it takes into account in evaluating nominees and the Board as a whole. For this purpose the Nominating and Corporate Governance Committee evaluates diversity in terms of race, religion, national origin, gender, sexual orientation, and disability, as well as differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes that contribute to heterogeneity on the Board.

        Our Corporate Governance Guidelines also provide that the re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. The Nominating and Corporate Governance Committee considers the existing directors' performance on our Board and its committees in making its nomination recommendations. In seeking candidates for directors, members of our Nominating and Corporate Governance Committee may use their business, professional and personal contacts, accept recommendations from other Board members, stockholders or management, or engage a professional search firm. In 2012, the Board retained Stuart Spencer to conduct a search to identify candidates to serve on the Board. This search resulted in the appointments of Messrs. De Silva and Santini to the Board in February 2012.

        The nominations for the election of directors at the Annual Meeting contained in this Proxy Statement are based upon the unanimous recommendation of the Nominating and Corporate Governance Committee to the full Board in April 2013.

 Transaction Committee

        In May 2012, our Board formed a standing Transaction Committee to oversee, advise and assist the Company's management with respect to the identification, evaluation, structuring, negotiation and execution of potential acquisition, in-license, merger and other strategic transactions involving the Company and to make recommendations with respect thereto to the full Board. The Transaction Committee is currently comprised of Messrs. Santini (Chair), Heiden and Narachi and Dr. Russell. Other than Mr. Heiden, each of the current members of the Transaction Committee is "independent" as such term is defined in the listing standards of the NASDAQ and SEC rules. This Committee was considered temporary upon its initial conception during the first quarter of 2012 at which time it was comprised of Messrs. Narachi (Chair), Santini, Perez and De Silva. The Transaction Committee conducted ten meetings during the year ended December 31, 2012.

Stockholder Recommendations For Nominees As Directors And The Proposal Of Other Business

        Our Nominating and Corporate Governance Committee will consider recommendations for candidates for nominees as directors and proposals for business other than director nominations that are submitted by stockholders. Any recommendation of a nominee for the Board or any proposal for business other than director nominations by our stockholders with respect to our 2014 Annual Meeting must be submitted in writing to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary, and must be received by us no earlier than 120 days prior to the anniversary of our 2013 Annual Meeting and no later than 90 days prior to the anniversary of our 2013 Annual Meeting. If the date of our 2014 Annual Meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of our 2013 Annual Meeting, any stockholder recommendation or proposal must be received by us no earlier than the close of business on the 120th day prior to such advanced or delayed annual meeting date and no later than the close of business on the later of (i) the 90th day prior to such advanced or delayed annual meeting date and (ii) the 10th day following the first public announcement of the meeting date.

        Any such communication with respect to a candidate for nomination as a director must (i) describe why the candidate meets the Board's criteria for director nominees described above; (ii) include the candidate's and recommender's names and addresses and provide biographical information about the recommended candidate that would be required if the candidate were to be nominated; (iii) include the proposed nominee's written consent to serve as a nominee, if nominated, and as a director, if elected; and (iv) contain any additional information required by Regulation 14A under the Exchange Act.

        Any such communication with respect to the proposal of business other than director nominations must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder or any stockholder associated person. A "stockholder associated person" with respect to any stockholder is defined as (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such stockholder associated person.

        Additionally, the stockholder must provide the following information with respect to such stockholder and any stockholder associated person:

  •
  The name and address of such stockholder, as they appear on our books, and of such stockholder associated person;

  •
  The class and number of our shares which are owned beneficially and of record by such stockholder and such stockholder associated person;

  •
  Whether either such stockholder or stockholder associated person intends to deliver a proxy statement and form of proxy to holders of, in the case of a nomination or nominations for director, a sufficient number of holders of our voting shares to elect such nominee or nominees or in the case of any other proposal, at least the percentage of our voting shares required under applicable law to carry such proposal;

  •
  Whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such stockholder associated person with respect to any shares of our stock; and

  •
  All contracts, arrangements, understandings and relationships with respect to the stockholders' investment in the Company, including with other stockholders, potential investors in the Company and potential transaction advisers such as financial advisers, legal counsel and proxy solicitation firms.

        The Board may request additional information from either the stockholder making the recommendation or the person recommended. Stockholder recommendations that meet the requirements set forth above will be considered using the same criteria as other candidates and proposals considered by our Nominating and Corporate Governance Committee.

        Additional requirements for stockholder proposals, including director nominations, appear in our by-laws. Only such individuals who are nominated in accordance with the procedures described above and in our by-laws will be eligible for election by stockholders as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth above and in our by-laws.

        We have not received any stockholder recommendations, nominations or any other proposals from our stockholders with respect to our 2013 Annual Meeting.

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary and must be received by us no later than December 20, 2013. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act.

        If you wish to nominate a candidate for director or submit a proposal that is not to be otherwise included in next year's proxy materials, you must submit such proposal or nomination in writing to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary. Such proposal or nomination must be received by us no earlier than January 23, 2014 and no later than February 22, 2014 and must satisfy the requirements described in this section and in our by-laws.

        In order to curtail controversy as to the date on which a proposal was received by us, we suggest that you submit your proposals by registered mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

        Our Board believes it is important for stockholders to send communications to our Board. Accordingly, any stockholder who desires to communicate with our directors, individually or as a group, may do so by e-mailing the party or parties to whom the communication is intended at contactus@amagpharma.com or by writing to the party or parties for whom the communication is intended, to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary. Our Secretary will then deliver any communication to the appropriate party or parties.

 BOARD LEADERSHIP STRUCTURE

        Our Board is led by an independent Chair, currently Mr. Narachi, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas, and to determine the materials distributed to the Board. During 2012, our current chief executive officer, Mr. Heiden, was the only member of our Board who was not an independent director. Mr. Thomas, our current Executive Vice President and Chief Operating Officer, did not serve on our Board during his tenure as our interim President and Chief Executive Officer from November 2011 until May 2012. Although we do not have a formal policy regarding whether the offices of Chair of the Board and Chief Executive Officer should be separate, our Board believes that the existing leadership structure, with the separation of the Chair of the Board and Chief Executive Officer roles, enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board's independence from management. In addition, the Board believes that having an independent Chair of the Board creates an environment that is more conducive to the objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders. The Board also believes that an independent Chair of the Board helps ensure that any potential strategic transactions involving the Company are evaluated independently and in light of the best interests of our stockholders. Finally, separating these roles alleviates the administrative burden on our chief executive officer and allows that person to focus his or her efforts on running our business and managing the Company in the best interests of our stockholders.

THE BOARD'S ROLE IN RISK OVERSIGHT

        The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Board believes that risk can arise in any decision or action taken by the Company, whether strategic or operational. The Board, therefore, seeks to ensure that risk management principles are incorporated in all of the Company's management processes and in the responsibilities of its employees at every level. This comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board's role in oversight, approval, and decision-making.

        The Board closely monitors the information it receives and/or requests from management and provides oversight and guidance to our senior management team concerning the assessment and management of risk. The Board approves the Company's high level goals, strategies, and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in its oversight of management's implementation of the Company's goals, strategies, and policies.

        Our senior executives regularly attend meetings of the Board and its committees and provide the Board and its committees with regular reports regarding the Company's operations, strategies, and objectives and the risks inherent within them. Board and committee meetings also provide a venue for directors to discuss issues with, request additional information from, and provide guidance to, senior management. The Board and its committees call special meetings and request information and reports from senior management when necessary to address specific issues. In addition, our directors have direct access to senior management to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable of the issues regularly attend Board and committee meetings to provide additional insight into items being discussed, including risk exposures.

        The Board has delegated oversight for matters involving certain specific areas of risk exposure to most of its standing committees. The committees report to the Board at regularly scheduled Board meetings, as needed, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight. Each committee, with the exception of the Transaction Committee, is also authorized and empowered to retain such independent advisors as the committee deems to be appropriate in order to discharge its responsibilities under such committee's charter, and such independent advisors attend committee meetings as appropriate.

        The Audit Committee oversees the integrity of our financial statements, reporting process and internal controls, the relationship with our independent registered public accounting firm, including its qualifications, independence and performance, and the Company's corporate finance matters, including its capital structure. The Audit Committee also provides oversight with respect to the Company's risk management process, discussing with management the Company's significant financial risk exposures, steps management has taken to monitor, control and report such exposures, and our policies with respect to risk assessment and risk management.

        Our Compensation Committee is responsible primarily for the design and oversight of the Company's executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company's overall executive compensation program appropriately links pay to performance and aligns the interests of the Company's executives with our stockholders. The Compensation Committee also monitors the design and administration of the Company's overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees. Elements of our executive compensation program that mitigate excessive risk taking, such as our combination of short- and long-term incentives, are described below under "Compensation Discussion and Analysis."

        The Nominating and Corporate Governance Committee oversees risks related to our corporate governance, including Board and director performance, director succession, director education and the Company's Corporate Governance Guidelines and other governance documents. The Nominating and Corporate Governance Committee also oversees the Company's overall compliance program, with particular emphasis on the risks associated with our healthcare compliance program.

        Periodically, our Board forms temporary committees to oversee, identify, evaluate or negotiate a specific issue or opportunity and to make recommendations to the full Board. For example, in 2012 our Board formed a CEO Search Committee, consisting of Messrs. Narachi (Chair), De Silva and Perez and Dr. Russell, to evaluate candidates for our then ongoing search for a permanent Chief Executive Officer.

RISK CONSIDERATIONS IN OUR COMPENSATION POLICIES AND PRACTICES

        Our Compensation Committee believes that risks arising from our compensation policies and practices for our employees are not likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to take excessive risks. The considerations which led the Compensation Committee to this conclusion include the following:

  •
  We provide executives with a competitive base salary which we believe mitigates risk-taking behavior by providing reasonable predictability in the level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics;

  •
  We utilize a mixture of compensation elements that is intended to be competitive to that offered to similarly-situated executives, with significant weighting towards long-term incentive compensation, which discourages short-term risk taking;

  •
  Our performance goals reflect a balanced mix of performance measures to avoid excessive weight on a certain goal or performance measure and are intended to be challenging yet attainable, so that it is more likely than not that the executives will earn a substantial portion of their target bonus annually, which mitigates the potential that our executives will take excessive risks;

  •
  Short-term incentives in the form of annual performance bonus payouts have never exceeded 150% of the target amount, which the Compensation Committee believes mitigates the likelihood that our executives will take excessive risks;

  •
  Equity incentive awards are granted annually and generally vest annually over three to four years, discouraging excessive risk-taking as our executives generally have a significant amount of unvested awards that could decrease significantly in value if our business is not managed for the long-term;

  •
  Compliance, ethical behavior and adherence to our corporate values and policies are integral factors considered in all performance assessments and serve to mitigate the potential that our executives will take excessive risks. The Board and the Compensation Committee retain discretion to adjust compensation based on both the quality of Company and individual performance and adherence to the Company's corporate governance and compliance programs, among other things; and

  •
  We have a robust system of internal controls and a comprehensive compliance program, which includes extensive training of all employees, which we believe promotes a culture of ethical behavior and compliance, as well as an appropriate attitude toward minimizing risk-taking.

CODE OF ETHICS

        Our Board has adopted a code of ethics that applies to our officers, directors and employees. We have posted the text of our code of ethics on our website at http://www.amagpharma.com in the "Investors" section. In addition, should any changes be made to our code of ethics, we intend to disclose within four business days, on our website (or in any other medium required by law or the NASDAQ): (i) the date and nature of any amendment to our code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of our code of ethics that is granted to one of these specified officers, the name of such person who is granted the waiver, and the date of the waiver.

DIRECTOR COMPENSATION

Overview

        We seek to attract exceptional talent to serve on the Board and, therefore, the Company's policy is to compensate directors competitively relative to comparable companies. In addition, our Corporate Governance Guidelines provide that directors should be incentivized to focus on long-term stockholder value. Accordingly, director compensation is comprised of a mix of cash and equity compensation. The Board believes that including equity as part of director compensation helps align the interests of directors with those of the Company's stockholders. The Board also believes that it is appropriate for the Chair of the Board and the Chair of each standing committee of the Board to receive additional compensation for the additional workload and time commitment required for Board members who serve in such capacities. Our policy is that directors who are also employees of the Company shall receive no additional compensation for Board or committee service.

Non-Employee Director Compensation Policy

        Our Non-Employee Director Compensation Policy applies to each director of the Company who is not an employee or affiliate of the Company. Under its charter, the Compensation Committee of the

Board is charged with periodically reviewing and making recommendations to the Board with respect to director compensation. In addition, our Corporate Governance Guidelines provide that the Compensation Committee shall, from time to time, present a report to the Board comparing the Company's director compensation to that of comparable peer companies.

        During 2011, in accordance with its charter and our Corporate Governance Guidelines, the Compensation Committee retained Frederic W. Cook & Co., Inc., an independent compensation consulting firm, or F.W. Cook, to review our then-current non-employee director compensation policy, compare it to the director compensation practices of companies similar to us, and provide any recommendations for changes. The peer group used by F.W. Cook in conducting its evaluation was comprised of 16 drug development companies similar in size, based on revenues and market capitalization, whose non-employee director compensation data were available in F.W. Cook's pre-existing compensation database. The names of the 16 companies were not disclosed to the Board or Compensation Committee.

        In its report, F.W. Cook concluded, among other things, that the cash compensation being provided to our directors at the time of the report was below the median relative to the peer group. In addition, F.W. Cook noted that this shortfall was exacerbated by the fact that our Board was smaller in size than most boards in the peer group, which results in an increased workload for each of our directors. Accordingly, the F.W. Cook report contained a number of recommendations for proposed amendments to our then existing Non-Employee Director Compensation Policy to, among other things, ensure that the value of total annual compensation being offered to non-employee directors on our Board was more competitive and closer to the median of that being offered by the companies in our peer group.

        In December 2011, based primarily on the recommendations of the Compensation Committee and the F.W. Cook report, the Board amended our Non-Employee Director Compensation Policy, effective January 1, 2012.

        The following is a summary of our Non-Employee Director Compensation Policy as in effect during 2012:

  Equity Grant Upon Initial Appointment or Election as a Director

        Each new non-employee director, on the date of his or her initial appointment or election to the Board, receives an equity grant comprised of two components: (i) an inducement grant and (ii) an annual grant.

        As an inducement to joining the Board, each new non-employee director is granted a non-qualified stock option to purchase 6,000 shares of the Company's common stock pursuant to the Company's Second Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, subject to automatic adjustment in the event of any stock split or other recapitalization affecting the Company's common stock. Such option shall vest in equal monthly installments over a period of two years from the date of his or her election to the Board, provided such non-employee director continues to serve as a member of the Board.

        Upon joining the Board, each new non-employee director also receives an equity grant of non-qualified stock options and RSUs on the date of his or her appointment or election as described below under the heading "Annual Equity Grant;" provided, that the amount of options and RSUs will be pro-rated based on the number of expected months of service before the next annual meeting of stockholders.

  Annual Equity Grant

        Our Non-Employee Director Compensation Policy provides that, at the first meeting of the Board following the annual meeting of stockholders, each non-employee director, other than the Chair, is to receive an equity grant comprised of (i) a non-qualified stock option to purchase 3,800 shares of the Company's common stock and (ii) RSUs covering a total of 2,300 shares of the Company's common stock. The foregoing options and RSUs vest in twelve equal monthly installments beginning on the first day of the first full month following the annual meeting of stockholders and continuing on the first day of each of the following eleven months thereafter, so long as the non-employee director continues to serve as a member of the Board; provided, that delivery of any vested shares of common stock underlying the foregoing RSUs are deferred until the earlier of (i) the third anniversary of the date of grant and (ii) the date of the director's separation from service to the Company.

        Our Non-Employee Director Compensation Policy also provides that at the first meeting of the Board following the annual meeting of stockholders, the Chair of the Board, if he or she is also a non-employee director, is to be provided an equity grant comprised of (i) a non-qualified stock option to purchase 7,600 shares of the Company's common stock and (ii) RSUs covering 3,800 shares of the Company's common stock. The foregoing options and RSUs vest in twelve equal monthly installments beginning on the first day of the first full month following the annual meeting of stockholders and continuing on the first day of each of the following eleven months thereafter, so long as the Chair continues to serve as a member of the Board; provided, that delivery of any vested shares of common stock underlying the foregoing RSUs are deferred until the earlier of (i) the third anniversary of the date of grant and (ii) the date of the Chair's separation from service to the Company.

  Exercise Price and Term of Options

        Each option granted to a non-employee director has an exercise price per share equal to the fair market value of the common stock of the Company on the date of grant of the option, has a term of ten years and is subject to the terms and conditions of the 2007 Plan.

  Early Termination of Options or RSUs Upon Termination of Service

        If a non-employee director ceases to be a member of the Board for any reason, any then vested and unexercised options granted to such non-employee director may be exercised by the departing director (or, in the case of the director's death or disability, by the director's personal representative, or the director's survivors) within three years after the date the director ceases to be a member of the Board and in no event later than the expiration date of the option.

        If a non-employee director's service to the Company is terminated, all then vested and undelivered shares underlying any RSUs held by such director shall be delivered to him or her (or, in the case of the director's death or disability, by the director's personal representative, or the director's survivors) as of the date he or she ceases to be a member of the Board. If a non-employee director ceases to be a member of the Board for any reason or otherwise ceases to continue a business relationship with the Company, any unvested options and RSUs are immediately terminated and forfeited.

  Retainer Fees

        Each non-employee director, other than the Chair, receives an aggregate annual retainer fee of $30,000, payable in four equal quarterly installments (in addition to the per meeting fees discussed below). The Chair, provided that he or she is also a non-employee director, receives an aggregate annual retainer fee of $60,000, payable in four equal quarterly installments (in addition to the per meeting fees discussed below).

        Each member, other than the Chair, of each of the Board's standing committees, with the exception of the Transaction Committee, is paid an additional aggregate annual retainer fee (in addition to the per meeting fees discussed below) in four equal quarterly installments as follows:

  •
  Audit Committee: $10,000 per year
  •
  Compensation Committee: $7,500 per year
  •
  Nominating and Corporate Governance Committee: $5,000 per year

        The Chair of each of the standing committees is paid an additional aggregate annual retainer fee (in addition to the per meeting fees discussed below) in four equal quarterly installments as follows:

  •
  Audit Committee: $20,000 per year
  •
  Compensation Committee: $15,000 per year
  •
  Nominating and Corporate Governance Committee: $10,000 per year

  Per Meeting Fees

        In addition to the retainer fees described above, each non-employee director will receive (i) a per meeting fee of $1,000 for each meeting of the full Board attended by such director, (ii) a per meeting fee of $500 for each meeting of each standing Committee of the Board, with the exception of the Transaction Committee, attended by such director, (iii) a per meeting fee of $1,000 for each meeting of any ad hoc Committee of the full Board, including the Transaction Committee, attended by such director, other than the Chair of such Committee, and (iv) a per meeting fee of $2,000 for each meeting of any ad hoc Committee of the Board attended by the Chair of such ad hoc Committee, including the Transaction Committee.

  Expenses

        Upon presentation of documentation of such expenses reasonably satisfactory to the Company, each non-employee director is reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board, committees thereof or in connection with other Board-related business.

Indemnification and Insurance

        We also provide standard indemnification agreements and director and officer insurance for all directors.

Other Committee Fees

        In 2012, the Board established an ad hoc committee to oversee the then-ongoing search for a permanent chief executive officer, or the CEO Search Committee. In March 2012, Messrs. Narachi, De Silva and Perez and Dr. Russell were elected to serve on the CEO Search Committee. In addition, in March 2012, the Board established an ad hoc committee, or the Transaction Committee, to oversee, advise and assist management with respect to the identification, evaluation, structuring, negotiation and execution of potential aquisition, in-license, merger and other strategic transactions involving the Company and to make recommendations to the full Board. Messrs. Narachi, De Silva, Perez and Santini were elected to serve on the Transaction Committee at that time. In May 2012, in recognition of the extraordinary amount of time and effort involved by members of both the CEO Search Committee and the Transaction Committee, including time and effort outside of formal meetings, the Board awarded each member of these committees, other than the de facto chair, a one-time fee of $5,000. In addition, Mr. Narachi, as the de facto chair for each of the foregoing committees, was awarded a one-time fee of $20,000.

 Director Equity Grants for Directors Appointed in Fiscal 2012

        In February 2012, the Board appointed Messrs. Santini and De Silva to serve as non-employee members of the Board. In accordance with the terms of our Non-Employee Director Compensation Policy, Messrs. Santini and De Silva were each granted an option to purchase 6,000 shares of the Company's common stock at an exercise price equal to $17.25 per share, the fair market value of a share of our common stock on the date of grant. These options will vest in equal monthly installments over a two-year period beginning in March 2012 and have a ten-year term. In addition, Messrs. Santini and De Silva were each granted an option to purchase 950 shares of the Company's common stock at an exercise price equal to $17.25 per share, the fair market value of a share of our common stock on the date of grant. These options vested in three equal monthly installments beginning on March 1, 2012 and have a ten-year term. Messrs. Santini and De Silva were also granted RSUs covering 475 shares of the Company's common stock which vested in three equal monthly installments beginning on March 1, 2012; provided, that delivery of the shares of common stock underlying the foregoing RSUs is deferred until the earlier of (i) the third anniversary of the grant date and (ii) the date of the director's separation from service to the Company. In addition, the Company entered into our standard form indemnification agreement with each of Messrs. Santini and De Silva.

Director Equity Grants for Fiscal 2012

        In May 2012, the Board granted the Chair of our Board, Mr. Narachi, an annual equity award to coincide with his one-year term of service from May 2012 to May 2013 comprised of stock options to purchase 7,600 shares of our common stock and RSUs covering 3,800 shares of our common stock under the 2007 Plan. Each of the foregoing grants vests monthly in twelve equal installments beginning on June 1, 2012; provided, that delivery of the shares of common stock underlying the foregoing RSUs is deferred until the earlier of (i) the third anniversary of the grant date and (ii) the date of Mr. Narachi's separation from service to the Company. The foregoing stock option has an exercise price per share of $13.30, which is equal to the fair market value of a share of our common stock on the grant date, and a ten-year term.

        In addition, in May 2012, each of the non-employee members of the Board, other than Mr. Narachi, was granted an annual equity award to coincide with his or her one-year term of service from May 2012 to May 2013 comprised of stock options to purchase 3,800 shares of our common stock and RSUs covering 2,300 shares of our common stock under the 2007 Plan. Each of the foregoing grants vests monthly in twelve equal installments beginning on June 1, 2012; provided, that delivery of the shares of common stock underlying the foregoing RSUs is deferred until the earlier of (i) the third anniversary of the grant date and (ii) the date of the director's separation from service to the Company. Each stock option granted to the non-employee members of the Board has an exercise price per share of $13.30, which is equal to the fair market value of a share of our common stock on the grant date, and a ten-year term.

 Summary of Director Compensation for Fiscal 2012

        The following table summarizes the compensation paid to or earned by our non-employee directors during the year ended December 31, 2012.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Total ($)
Joseph V. Bonventre, M.D., Ph.D.(4)	47,500	30,590	22,801	100,891
Rajiv De Silva(5)	61,500	38,784	70,073	170,357
Michael Narachi(6)	101,000	50,540	45,602	197,142
Robert J. Perez(7)	75,750	30,590	22,801	129,141
Lesley Russell, MB.Ch.B., MRCP(8)	69,000	30,590	22,801	122,391
Gino Santini(9)	53,000	38,784	70,073	161,857
Davey S. Scoon(10)	78,250	30,590	22,801	131,641

(1)
Mr. Heiden, who is also our employee, received no additional compensation for his service on our Board and is therefore not included in this table.

(2)
Represents the aggregate dollar amount of 2012 fees earned or paid in cash for services as a director, including annual retainer fees, committee fees and per meeting fees.

(3)
Amounts shown do not reflect compensation actually received by the listed directors but represent the aggregate grant date fair value of stock awards, which consist of RSUs and stock option awards granted to our non-employee directors calculated in accordance with current accounting guidance for stock-based compensation, disregarding adjustments for forfeiture assumptions. The assumptions used to value the stock option awards are set forth in Note I to our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 4, 2013. The reported value of the RSUs awarded in 2012 was calculated by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted.

(4)
Dr. Bonventre was a member of the Nominating and Corporate Governance Committee during 2012. In May 2012, Dr. Bonventre was granted an option to purchase 3,800 shares of our common stock at an exercise price equal to $13.30 per share. In addition, in May 2012, Dr. Bonventre was granted RSUs covering 2,300 shares of our common stock. As of December 31, 2012, Dr. Bonventre held outstanding stock options to purchase 35,016 shares and RSUs covering 5,741 shares of our common stock.

(5)
Mr. De Silva was elected to the Board in February 2012. Since May 2012, he has served as Chair of the standing Transaction Committee and a member of the Audit Committee. In addition, Mr. De Silva was a member of the CEO Search Committee and the ad hoc Transaction Committee, for which he received a one-time fee of $5,000 for his services to each of these respective committees. In February 2012, in connection with his appointment as a non-employee director, Mr. De Silva was granted the following equity awards: (i) an option to purchase 6,000 shares of the Company's common stock at an exercise price equal to $17.25 per share, which vests in equal monthly installments over a two-year period beginning in March 2012; (ii) an option to purchase 950 shares of the Company's common stock at an exercise price equal to $17.25 per share, which vested in three equal monthly installments beginning on March 1, 2012; and (iii) RSUs covering 475 shares of the Company's common stock, which vested in three equal monthly installments beginning on March 1, 2012. In May 2012, Mr. De Silva was granted an option to purchase 3,800 shares of our common stock at an exercise price equal to $13.30 per share. In addition, in May 2012, Mr. De Silva was granted RSUs covering 2,300 shares of our common stock. As of December 31, 2012, Mr. De Silva held outstanding stock options to purchase 5,665 shares and RSUs covering 1,816 shares of our common stock.

(6)
Mr. Narachi was the Chair of the Board and a member of the Compensation Committee throughout 2012. In addition, he was the de facto Chair of the CEO Search Committee and the ad hoc Transaction Committee, for which he received a one-time fee of $10,000 for his services to each of these respective committees. In May 2012, Mr. Narachi was granted an option to purchase 7,600 shares of our common stock at an exercise price equal to $13.30 per share. In addition, in May 2012, Mr. Narachi was granted RSUs covering 3,800 shares of our common stock. As of December 31, 2012, Mr. Narachi held outstanding stock options to purchase 43,868 shares and RSUs covering 11,016 shares of our common stock.

(7)
Mr. Perez was the Chair of the Compensation Committee and a member of the Audit Committee from January through May of 2012. In May 2012, he was appointed Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. In addition, Mr. Perez was also a member of the CEO Search Committee and the ad hoc Transaction Committee, for which he received a one-time fee of $5,000 for his services to each of these respective committees. In May 2012, Mr. Perez was granted an option to purchase 3,800 shares of our common stock at an exercise price equal to $13.30 per share. In addition, in May 2012, Mr. Perez was granted RSUs covering 2,300 shares of our common stock. As of December 31, 2012, Mr. Perez held outstanding stock options to purchase 18,516 shares and RSUs covering 5,741 shares of our common stock.

(8)
Dr. Russell was a member of the Nominating and Corporate Governance Committee from January through May of 2012, a member of the Audit Committee throughout 2012 and a member of the standing Transaction Committee since May 2012. She was also a member of the CEO Search Committee, for which she received a one-time fee of $5,000 for her services to this committee. In May 2012, Dr. Russell was granted an option to purchase 3,800 shares of our common stock at an exercise price equal to $13.30 per share. In addition, in May 2012, Dr. Russell was granted RSUs covering 2,300 shares of our common stock. As of December 31, 2012, Dr. Russell held outstanding stock options to purchase 13,149 shares and RSUs covering 5,141 shares of our common stock.

(9)
Mr. Santini was elected to the Board in February 2012. He was a member of the ad hoc Transaction Committee, for which he received a one-time fee of $5,000 for his services to this committee. In May 2012, he was appointed Chair of the Compensation Committee and a member of the standing Transaction Committee. In February 2012, in connection with his appointment as a non-employee director, Mr. Santini was granted the following equity awards: (i) an option to purchase 6,000 shares of the Company's common stock at an exercise price equal to $17.25 per share, which vests in equal monthly installments over a two-year period beginning in March 2012; (ii) an option to purchase 950 shares of the Company's common stock at an exercise price equal to $17.25 per share, which vested in three equal monthly installments beginning on March 1, 2012; and (iii) RSUs covering 475 shares of the Company's common stock, which vested in three equal monthly installments beginning on March 1, 2012. In May 2012, Mr. Santini was granted an option to purchase 3,800 shares of our common stock at an exercise price equal to $13.30 per share. In addition, in May 2012, Mr. Santini was granted RSUs covering 2,300 shares of our common stock. As of December 31, 2012, Mr. Santini held outstanding stock options to purchase 5,665 shares and RSUs covering 1,816 shares of our common stock.

(10)
Mr. Scoon was the Chair of the Audit Committee throughout 2012. He also served as Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee from January through May 2012 and a member of the Nominating and Corporate Governance Committee since May 2012. In May 2012, Mr. Scoon was granted an option to purchase 3,800 shares of our common stock at an exercise price equal to $13.30 per share. In addition, in May 2012, Mr. Scoon was granted RSUs covering 1,900 shares of our common stock.

  As of December 31, 2012, Mr. Scoon held outstanding stock options to purchase 25,360 shares and RSUs covering 5,741 shares of our common stock.

Stock Ownership Guidelines

        The Board believes that it is important that directors be incentivized to focus on long-term stockholder value to ensure that the Board's interests are aligned with those of our stockholders. Accordingly, in August 2010, the Board adopted stock ownership guidelines to further align the interests of our non-employee directors with the interests of our stockholders and to promote the Company's commitment to sound corporate governance.

        Our Non-Employee Director Stock Ownership Guidelines require all non-employee directors to hold shares of our common stock with a value equal to three times the amount of the base annual retainer fee paid to non-employee directors for service on the Board, excluding additional committee retainer and meeting fees, if any. This ownership guideline is initially calculated using the base annual retainer fee for service as a non-employee director as of the date the person first became subject to the guidelines as a non-employee director. These ownership guidelines will be re-calculated based on the applicable annual non-employee director retainer fees as of the date of the Company's 2013 Annual Meeting of Stockholders and on the date of the annual meeting of stockholders each third year thereafter, and will be based on the applicable annual Board retainer fee in effect on such calculation date.

        Non-employee directors are required to achieve the applicable level of ownership within five years of the later of the date the guidelines were adopted and the date the person first became a non-employee member of the Board. In the event that a non-employee director does not meet the foregoing stock ownership guidelines, such non-employee director is prohibited from selling any stock acquired through vesting of RSUs or similar full-value awards or upon the exercise of stock options, except to pay for applicable taxes or the exercise price, and must use the entire net after tax amount of his or her base annual retainer fee, excluding additional committee retainer and meeting fees, if any, to purchase shares of Company common stock until the director satisfies the requirements.

        Shares that count toward satisfaction of the guidelines include shares owned outright by the director or his or her immediate family members residing in the same household and shares held in trust for the benefit of the director or his or her family. Unexercised and/or unvested equity awards do not count toward satisfaction of the guidelines.

        The value of a share will be measured on the date of the Company's annual meeting each year as the greater of (i) the average closing price over the 12 months preceding the date of calculation or (ii) the purchase price actually paid by the person for such share of the Company's stock. The purchase price for shares acquired pursuant to RSUs and other similar full value awards is zero.

        Our Non-Employee Director Stock Ownership Guidelines may be waived, at the discretion of the Nominating and Corporate Governance Committee, for directors joining the Board from government, academia, or similar professions. The guidelines may also be waived at the discretion of the Nominating and Corporate Governance Committee if compliance would create undue hardship or prevent a director from complying with a court order, as in the case of a divorce settlement. It is expected that these instances will be rare.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as "say-on-pay," gives our stockholders the opportunity to express their views on our named executive officers' compensation. The vote is advisory, and, therefore, it is not binding on the Board, the Compensation Committee, or the Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually, with the next such vote to occur at next year's Annual Meeting.

        As described in detail in the "Compensation Discussion and Analysis" section of this Proxy Statement, our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our "pay-for-performance" philosophy. We encourage our stockholders to read the "Compensation Discussion and Analysis" section as well as the "Summary Compensation Table for Fiscal 2012" table below and other related compensation tables and narrative disclosures which describe our executive compensation philosophy, programs, and practices and the 2012 compensation of our named executive officers.

        We are asking our stockholders to indicate their support for the compensation of our named executive officers as described herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this Proxy Statement.

        Accordingly, we ask our stockholders to vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers, as described in this Proxy Statement.

Required Vote

        Advisory approval of this proposal requires the affirmative vote of the holders of a majority of shares of common stock present or represented and voting at the Annual Meeting. The say-on-pay vote is advisory, and therefore not binding on our Board, the Compensation Committee or the Company. However, our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS.

 EXECUTIVE OFFICERS AND COMPENSATION

        Set forth below is a description of our current executive officers and of compensation received by our named executive officers for the year ended December 31, 2012.

EXECUTIVE OFFICERS

        William K. Heiden, age 53, joined us in May 2012 as our President and Chief Executive Officer and a member of the Board of Directors. Prior to joining the Company, he was the President and Chief Executive Officer of GTC Biotherapeutics, Inc., now rEVO Biologics, Inc., a pharmaceutical company, from June 2010 to May 2012 and continues to serve as its non-executive Chairman. Mr. Heiden was President and Chief Executive Officer and a member of the Board of Directors of Elixir Pharmaceuticals, Inc., or Elixir, a pharmaceutical company, from September 2004 until December 2008. Prior to joining Elixir, he served as President and Chief Operating Officer of Praecis Pharmaceuticals, Inc., a public biopharmaceutical company, which was subsequently acquired by GlaxoSmithKline plc, from May 2002 to September 2004. From 1987 to 2002, Mr. Heiden held various positions of increasing responsibility at Schering-Plough Corporation, now Merck & Co., including managing a number of businesses in the United States, Europe and Canada. He serves on the Board of Directors of LFB Biotechnologies S.A.S., a private French biotechnology company. Mr. Heiden holds a B.A. from the University of Florida, an M.B.A. from Cornell University's Johnson Graduate School of Management, and a M.I.M. from the University of Louvain.

        Scott A. Holmes, age 38, joined us in September 2011 as our Vice President of Finance and Controller. He became our Chief Accounting Officer in December 2011 and our Principal Financial Officer and Treasurer in March 2012. Prior to joining us, Mr. Holmes served as Vice President of Finance and Treasurer of Molecular Biometrics, Inc., a commercial stage medical diagnostics company, from June 2010 to September 2011. From August 2009 to May 2010, Mr. Holmes was Vice President of Finance and Administration at On-Q-ity Inc., an oncology diagnostics company. He served as a consultant with Altman & Company, a consulting firm, from January 2009 to August 2009. Prior to 2009, Mr. Holmes spent five years at Dynogen Pharmaceuticals, Inc., a privately held pharmaceutical company, as Vice President of Finance and Administration and Treasurer. He also served as the Controller at Keryx Biopharmaceuticals, Inc., a public biotechnology company from November 2001 to October 2003. Mr. Holmes holds a B.A. in History from Middlebury College and a dual M.S./M.B.A. degree from Northeastern University Graduate School of Business Administration.

        Greg Madison, age 45, joined us in January 2013 as our Executive Vice President and Chief Commercial Officer. Prior to joining us, Mr. Madison spent 12 years at Genzyme Corporation, a Sanofi company, or Genzyme, a public biotechnology company, in various commercial roles of increasing responsibility, most recently as Vice President and General Manager of its Global Renal Division. Prior to joining Genzyme, Mr. Madison spent five years at Janssen Pharmaceuticals, Inc., a wholly-owned subsidiary of Johnson & Johnson, from 1995 to 2000, in sales and sales management roles, and began his career in the pharmaceutical industry in sales with Wyeth-Ayerst International, Inc., a private pharmaceutical products manufacturer from 1994 to 1995. From 2011 to 2013, he was a member of the Board of Directors, and a member of the Operations Committee, of Kidney Care Partners, a Washington D.C.-based organization focused on legislative, regulatory and public policy issues related to patients with chronic kidney disease. Mr. Madison holds a B.B.A. in Finance from the University of Massachusetts, Amherst.

        Scott T. McMillan, age 54, joined us in March 2008 as our Executive Director, Manufacturing Operations. Dr. McMillan was promoted to Head of Quality and Vice President, Technical Operations in March 2010 and to Senior Vice President, Quality and Technical Operations in January 2013. Prior to joining us, Dr. McMillan spent three years at AVANT Immunotherapeutics, Inc., now Celldex Therapeutics, Inc., a public biopharmaceutical company, in various manufacturing operations and process development positions of increasing responsibility, most recently as Senior Director, Manufacturing Operations/Process Development. Prior to 2005, he was Director, Purification Operations, at Johnson Matthey Pharmaceutical Materials, Inc., an international specialty chemicals company. Since 2011, Dr. McMillan has been a business mentor in the Department of Chemical Engineering, or the Department, at Northeastern University and has served on the Department's Industrial Advisory Board since 2010. He has authored or co-authored more than 75 presentations and publications. Dr. McMillan holds a B.S. in Chemical Engineering from the University of Delaware and a Ph.D. in Chemical Engineering from the Georgia Institute of Technology.

        Frank E. Thomas, age 43, joined us in August 2011 as our Executive Vice President, Chief Financial Officer and Treasurer and currently serves as Executive Vice President and Chief Operating Officer. From November 2011 to May 2012, he also served as our Interim President and Chief Executive Officer. Prior to joining us, he served as Senior Vice President, Chief Operating Officer and Chief Financial Officer for Molecular Biometrics, Inc., or Molecular Biometrics, a commercial stage medical diagnostics company, from October 2008 to July 2011. Prior to Molecular Biometrics, Mr. Thomas spent four years at Critical Therapeutics, Inc., or Critical Therapeutics, a public biopharmaceutical company, from 2004 to 2008, where he was promoted to President in June 2006 and Chief Executive Officer in December 2006 from the position of Senior Vice President and Chief Financial Officer. He also served on the Board of Directors of Critical Therapeutics from 2006 to 2008. Prior to 2004, Mr. Thomas was the Chief Financial Officer and Vice President of Finance and Investor Relations at Esperion Therapeutics, Inc. Since 2007, he has been a member of the Board of Directors of the Massachusetts Biotechnology Council. Mr. Thomas holds a B.B.A. in Business Administration from the University of Michigan, Ann Arbor.

        Scott B. Townsend, age 46, joined us in August 2012 as our Senior Vice President of Legal Affairs, General Counsel and Secretary. In December 2009, Mr. Townsend founded External GC Law Group and until August 2012, provided legal advice to a variety of life science companies, including biopharmaceutical and medical device companies. From October 2008 to June 2009, he served as Executive Vice President of Legal Affairs, General Counsel and Secretary for Cornerstone Therapeutics Inc., a public specialty pharmaceutical company. From August 2004 to October 2008, Mr. Townsend served as Senior Vice President, General Counsel and Secretary for Critical Therapeutics, a public biopharmaceutical company. From August 2000 to August 2004, he was a junior partner in the corporate department at Hale and Dorr LLP, now Wilmer Cutler Pickering Hale and Dorr LLP. Prior to joining Hale and Dorr LLP, Mr. Townsend served as a corporate lawyer at Goodwin Procter LLP in Boston, MA and Kilpatrick Stockton LLP in North Carolina. Mr. Townsend received his A.B. from Bowdoin College with a double-major in Economics and Government and Legal Studies and his J.D. from The University of Virginia School of Law.

        Christopher G. White, age 51, joined us in September 2007 as our Vice President of Business Development and Corporate Planning. Mr. White was promoted to Senior Vice President of Business Development and Corporate Planning in May 2008 and to Senior Vice President and Chief Business Officer in November 2011. From 2005 through 2007, Mr. White was a Partner in the Pharmaceutical and Medical Products Practice at Accenture. Prior to Accenture, he was a Vice President and Partner in the Pharmaceuticals and Healthcare Practice at A.T. Kearney, Inc. from 1998 to 2005. From 1984 to 1998, Mr. White held positions of increasing responsibility at DuPont Pharmaceuticals Company, Merck & Co. Inc. and Arthur D. Little, respectively. Mr. White holds a B.S. in Chemical Engineering from Tufts University and an M.B.A. from Columbia University.

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

  Overview

        Our Compensation Committee believes that our executive compensation program is appropriately designed and responsible in that it both encourages our executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks.

        The current members of our Compensation Committee are Gino Santini (Chair), Robert J. Perez, and Michael Narachi. Mr. Scoon also served on the Compensation Committee from January 2012 to May 2012. The Board has determined that each member of the Compensation Committee who serves or served on the Committee during 2012 is a "non-employee director" and is "independent" as such terms are defined in the listing standards of the NASDAQ and applicable SEC rules.

  2012 Advisory Vote on Executive Compensation

        At our 2012 Annual Meeting of Stockholders, we held our second advisory vote on executive compensation. Approximately 88% of the votes cast on the proposal were in favor of our named executive officer compensation as disclosed in our proxy statement for the 2012 meeting, and as a result our named executive officer compensation was approved by our stockholders on an advisory basis. Our Compensation Committee reviewed the final vote results and determined that, given the significant level of support, no material changes to our executive compensation policies and programs were necessary at that time. For 2013, as described below, the Compensation Committee hired Radford, an Aon Hewitt Company, or Radford, as an independent compensation consultant to the Compensation Committee to perform an executive compensation study for the Company, including a comprehensive review of the Company's executive compensation practices and peer group. In addition, Radford was engaged to provide ad hoc general compensation consulting and advisory services to the Compensation Committee, including, but not limited to, executive and equity compensation and incentive design. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Compensation Committee.

        The Compensation Committee also engaged F.W. Cook to provide input on the compensation packages offered to Mr. Heiden and Mr. Townsend in 2012. The Compensation Committee assessed the independence of F.W. Cook pursuant to SEC rules and concluded that no conflict of interest existed that would have prevented F.W. Cook from serving as an independent consultant to the Compensation Committee.

  Important Features of Our Compensation Program

        Our compensation program is administered under a rigorous process which includes the solicitation by the Compensation Committee of advice of an independent third-party consultant (which reports directly to the Compensation Committee, not to the Company) and long-standing, consistently applied practices with respect to the timing of equity grants and the pricing of stock options and the periodic review of peer group practices.

        Other important features of our compensation program include:

  •
  In line with our pay-for-performance philosophy, we offer employment agreements that do not contain multi-year guarantees for salary increases, or non-performance-based guaranteed bonuses or equity compensation.

  •
  In accordance with our pay-for-performance philosophy, base salary is the only component of our executive officers' total compensation that is "fixed" and all other components of our executive officers' compensation are performance-based and variable or "at risk." The amount of each executive officer's annual bonus is based primarily, or in the case of Mr. Heiden, entirely, on pre-established company performance goals. Further, the actual economic value of the long-term incentives granted to our executive officers in the form of equity awards depends directly on the performance of our stock price over the period during which the awards vest and, with respect to stock options, could be as little as zero if our stock price is less than the exercise price of such stock options at the time of vesting. We also make a 401(k) plan contribution for our executive officers that is consistent with the contribution we make for all employees who participate in our 401(k) plan.

  •
  In order to provide long-term incentives for our executive officers to continue their employment with us, equity awards generally vest over three or four years and our Compensation Committee typically applies an annual, or a combination of annual and quarterly, vesting schedules to such awards granted to our executive officers. In certain instances the Board and Compensation Committee believe it is appropriate to grant certain executive officers equity awards with performance or market condition-based vesting provisions to further align the interests of such executives with those of our stockholders.

  •
  The cash and certain equity acceleration benefits received by our executive officers in the event of a change of control of the Company are structured on a double-trigger rather than a single-trigger basis, so that no cash benefits and limited acceleration are provided upon the consummation of a change in control transaction unless there is also a termination of service within one year from the date a change of control of the Company occurs, other than for death, disability or cause, or the executive officer resigns for good reason.

  •
  We do not provide any tax gross-up benefits for excise taxes associated with change in control compensation, or otherwise.

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  We do not provide any executive fringe benefits, such as access to personal security, private airplanes, financial planning advice, tax preparation services, car allowance, club memberships or similar benefits.

  •
  We review the external marketplace and make internal comparisons among the executive officers when making compensation determinations. During 2012, our Compensation Committee did not benchmark to specific levels within the marketplace, but rather reviewed available external data as one of many factors considered when establishing executive compensation. However, in 2013, based on Radford's final report on its evaluation of our 2012 compensation practices and recommendations for changes in 2013, or the 2012 Radford Report, the Compensation Committee benchmarked base salaries and short-term incentives against the 50th percentile of our peer group and long-term equity incentives against the 50th percentile of our peer group with the potential to earn up to the 75th percentile of our peer group, depending on the stock price performance that will determine the payout under the performance-based RSUs granted to the executive officers in February 2013, as described under "February 2013 Equity Awards."

  Aligning Compensation with Our Performance

        One of the key factors the Compensation Committee takes into account when approving compensation plans and programs for our executive officers is alignment with the Company's performance. To that end, we have structured our short-term and long-term incentives for our executive officers so that they reward achievement of key performance metrics that help realize our strategic goals and objectives. We believe that doing so will ultimately result in long-term stock price appreciation for our stockholders.

        Our executive compensation program has consistently and meaningfully been focused on pay-for-performance principles, and has included payouts below target under our annual incentive plan when the Company's performance was below expectations. To ensure that our compensation program continues to be well aligned with our performance, we will continue to monitor and revise our compensation for our executive officers.

Executive Compensation Philosophy

        The following is a summary of our overall executive compensation philosophy, as approved by our Compensation Committee and our Board.

  Objectives of Our Executive Compensation Program

        Our key executive compensation objectives are to attract and retain the highest quality executive talent, motivate executives by aligning their short- and long-term interests with those of our stockholders, and reward short- and long-term individual and company performance.

        We use the following principles to guide our decisions regarding executive compensation:

  External Competitiveness

        We strive to ensure that our executives' total compensation levels are competitive with peer companies so that we can attract and retain high performing key executive talent. Given the highly competitive landscape for top talent and our relative position to compete for that talent, we recognize that it may, in some instances, be necessary to pay above market rates to attract critical talent.

        To ensure that our executives' total compensation levels are competitive, our Compensation Committee, in consultation with its independent advisors and our senior management, periodically reviews the compensation policies and practices of other companies in our peer group, which we define to include companies with the following characteristics:

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  Publicly-traded;

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  Primary operations in the biotechnology/pharmaceuticals industries;

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  Similar market capitalization;

  •
  Similar stage of development;

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  Similar amount of product revenue;

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  Similar risk profile; and

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  Similar number of employees.

        The Compensation Committee also periodically reviews the composition of the peer group itself, in consultation with its independent advisors and senior management, to ensure that the peer group continues to accurately reflect comparable companies as our business evolves.

  Internal Parity

        To the extent practicable, base salary levels and short- and long-term incentive target levels for similarly-situated executives within the Company should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

  Pay-for-Performance

        Total compensation should reflect a "pay-for-performance" philosophy such that a substantial portion of executive compensation should include short- and long-term incentive awards that are tied to the achievement of the short- and long-term performance objectives of both the Company and the individual.

  Alignment with Stockholders' Interests

        Total compensation levels should include a component that reflects relative stockholder returns and the Company's overall performance through the use of equity-based awards.

  Simplicity and Flexibility

        Our executive compensation program should be straightforward and easy to understand for both our employees and stockholders. The compensation program should also be sufficiently flexible to be able to adapt to rapid changes in the competitive environment for executives in the biotechnology and pharmaceuticals sectors.

  Avoidance of Excessive Perquisites

        Although we will consider certain perquisites that are common and appropriate for similarly-situated executives of public companies, as a general matter, we intend to avoid the payment of excessive, unusual, or unnecessary perquisites to executives.

  Elements of Our Executive Compensation Program

        Consistent with our executive compensation objectives, we have developed an executive compensation program consisting of the following elements:

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  Base Salary;

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  Short-term incentives in the form of annual cash bonus opportunities;

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  Long-term incentives in the form of equity-based awards (stock options and RSUs); and

  •
  Benefits/perquisites.

        To further our guiding compensation principles, the relative mix of the foregoing components of each executive's total potential compensation should be weighted more toward short- and long-term incentive compensation. In addition, the value of such variable compensation is generally weighted more heavily toward long- than short-term incentives to ensure the interests of the executives are more closely aligned with those of our stockholders.

        In determining the appropriate level of each element of total executive compensation, we seek to accomplish the goals set out below.

  Base salary

        Base salary levels are generally designed to provide fixed annual cash compensation that are competitive with base salary levels provided to executives of similar position, responsibility, experience, qualifications, and performance to the extent such comparable positions exist to (i) allow us to recruit and retain the best qualified executives in a very competitive market for talent in the biotechnology and pharmaceuticals sectors, and (ii) provide executives with reasonable predictability regarding their basic annual standard of living. Base salaries of executives are reviewed annually as part of our annual review process both in light of the executive's individual performance and the Company's performance during the year and the then current competitive conditions. We believe that it is appropriate during most years to provide an upward adjustment to executive salaries if the executive's performance warrants such adjustment and our financial condition permits.

  Short-term incentives

        Short-term incentives in the form of an annual cash bonus opportunity are intended to provide motivation for executives to achieve both the Company's annual operating goals and the individual's annual performance goals. The target amount for the annual bonus opportunity is generally established at the outset of the fiscal year or in the executive officer's employment agreement and is generally based on a percentage of the executive's base salary that is intended to be competitive with that offered to similarly-situated executives, to the extent such comparable positions exist. The actual amount paid for short-term incentives is generally based on a combination of company and individual performance with higher weighting to company performance as an executive's level of responsibility increases to reflect the executive's ability to influence overall company performance. In addition, the Compensation Committee has the flexibility to award additional discretionary bonuses to recognize and reward outstanding individual performance in excess of measurable performance objectives.

  Long-term incentives

        Long-term incentives in the form of annual equity-based awards are intended to align the interests of executives with those of our stockholders and to provide executives with a continuing ownership stake in our long-term success. The amount of a new hire and an annual equity-based award should be competitive to that offered to similarly-situated executives, to the extent such comparable positions exist, and total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders. In addition, the Compensation Committee and the Board believe that the proportion of total at risk compensation should rise as an executive's level of responsibility increases because of the executive's increased ability to influence overall company performance. Equity-based awards are generally subject to three to four-year annual vesting, or in some cases quarterly vesting after the first year, to promote retention and align the executive's long-term interests with those of our stockholders. In certain instances it is appropriate to grant to certain executive officers equity awards with performance or market condition-based vesting provisions to further align the interests of such executives with those of our stockholders. As a general rule, equity awards to executive officers are reviewed by the Compensation Committee once per year in connection with our annual performance review process. However, we may issue equity-based awards throughout the year if appropriate. For example, in June 2012, following a corporate restructuring, the Board approved, based on the recommendations of the Compensation Committee, equity awards to certain of our executive officers, as further described below under "Compensation Decisions Made Following Our June 2012 Corporate Restructuring." The Board and the Compensation Committee approved these equity awards outside of the normal executive performance review process to retain and motivate our remaining named executive officers, and, in certain cases, to compensate them for the additional responsibilities they would be assuming following our June 2012 corporate restructuring.

  Benefits/Perquisites

        We seek to provide an overall benefits package that is intended to be competitive to that offered by companies similar to us to ensure that we do not lose talented candidates or employees as a result of an inferior benefits package.

Executive Compensation Decisions and Processes

  General

        The Compensation Committee typically meets at least three times per year and more frequently as necessary. The Compensation Committee met seven times and acted by unanimous written consent four times during 2012. The agenda for each meeting is usually developed by the Chair of the

Compensation Committee, in close consultation with our chief executive officer, chief operating officer, general counsel, and other executives who may have input on a given agenda item. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management as well as outside advisors and consultants may be invited to make presentations, to provide background information or advice, or to otherwise participate in a given meeting. Our chief executive officer is often present and actively participates in discussions and deliberations regarding the compensation of our executive officers. However, our chief executive officer is not permitted to be present or participate in discussions or deliberations regarding his own compensation, performance, or objectives.

  Annual Executive Compensation Decision-Making Processes

        The Compensation Committee conducts an annual review of the performance and compensation of each of our executive officers, including our chief executive officer. This review is typically conducted over a series of Compensation Committee meetings toward the end and just after the end of the completed fiscal year and is intended to coincide with the Company's annual company-wide performance review process.

        To assist the Compensation Committee in its annual review, our chief executive officer and other members of the senior management team typically provide the Compensation Committee with a written self-evaluation based on the Company's overall performance on a regular basis throughout the year and, at the end of each year, a proposed score against the Company's performance goals established by the Compensation Committee and the Board at the outset of the year.

        As discussed in further detail under "Executive Compensation Decisions and Processes—Goals" below, because the Company's overall performance goals allow for some amount of subjective and qualitative assessment, there are typically a series of meetings and discussions among senior management, the Compensation Committee and the Board as to the exact and appropriate scoring of the Company's performance against the goals established by the Board at the outset of the year. At the conclusion of the foregoing discussions, the Compensation Committee exercises its discretion to determine a final Company performance score for the completed fiscal year. For our chief executive officer, the Company's annual performance score above determines his bonus for the year. For other executive officers, the Company's annual performance score is combined with each individual executives performance score to determine their bonus for the year. As discussed in further detail below, the weight of the corporate score for our executive officers is 80% in most cases and 70% in certain cases.

        Our chief executive officer generally provides the Compensation Committee with a performance evaluation and proposed performance score for each executive officer, as well as recommendations with respect to each such executive officer's bonus amount for the completed fiscal year and annual salary and equity grant recommendations for the current year. The Compensation Committee typically gives substantial weight to our chief executive officer's views because he is in the best position to evaluate the performance of and determine the appropriate level at which each of the Company's executive officers should be compensated for past performance and to ensure that they remain incentivized and engaged. The Company's overall performance score determines the size of the company-wide bonus pool available. The blending of the corporate score and each executive's individual score, either on an 80-20 or a 70-30 basis, as applicable, determines his or her annual bonus. Notwithstanding this framework, the Compensation Committee may, in its discretion, increase or decrease an executive's bonus based on its assessment of his or her performance contribution or potential.

        In general, at or around the time the Compensation Committee reviews and approves the bonus amounts for the executives for the completed fiscal year, it also reviews the salary level of each executive and determines the amount of the annual equity grant to each executive for the then current fiscal year. In accordance with our executive compensation philosophy, the Compensation Committee seeks to ensure that each executive's salary and the value of the annual equity grant to each executive are competitive with that of similarly situated executives, to the extent such comparable positions exist.

        With respect to our chief executive officer, the Compensation Committee conducts its own independent review of his performance. In addition, our chief executive officer generally provides the Compensation Committee and the Board with his own self-evaluation of his performance for the completed fiscal year. The Compensation Committee generally considers all of the foregoing and makes a determination as to the appropriate level of base salary, bonus and equity awards. Given that our chief executive officer has ultimate operational responsibility for the overall performance of the Company, the Compensation Committee and the Board believe that his individual annual performance goals and the Company's overall annual performance goals should be the same and therefore, that his bonus is entirely based on the Company's overall performance score. Generally, at or around the time the Compensation Committee reviews and approves the bonus amount for our chief executive officer for the completed fiscal year, it also reviews his annual salary and determines the amount of his annual equity grant for the then current fiscal year.

  Goals

        At the beginning of each year, the Board establishes goals against which it will evaluate the Company's performance at the end of the year for purposes of making executive compensation decisions. Senior management typically provides proposed Company goals for consideration by the Compensation Committee around the beginning of the fiscal year. The Compensation Committee then engages in a series of discussions, both in the presence of management and in executive session, and provides management with feedback on the proposed Company goals. There are typically several drafts presented to the Compensation Committee before management and the Compensation Committee agree on the Company goals and the weighting of each goal. The proposed Company goals and the weighting of each goal are then presented to the Board for approval, however, the Board tends to defer to the Compensation Committee's judgment. The weighting of the various Company goals is based on the Compensation Committee's and the Board's subjective determination of the Company's relative strategic and operating priorities for the upcoming fiscal year. Whenever possible, the Compensation Committee attempts to develop quantitative measures of performance to provide clarity throughout the year about how the Company is progressing against its goals.

        The Compensation Committee endeavors to establish goals for the Company which are generally consistent with the Company's financial plan and operating budget for the year. Accordingly, the Compensation Committee generally has the expectation that the Company will achieve its baseline goals for the year and that scoring of the goals at the end of the year will likely yield a bonus payout at or about the target amount.

        In addition, our chief executive officer works with each executive officer to establish his or her individual annual performance goals. Individual executive performance goals are not established or scored based on a strict mathematical calculation, in contrast to the manner in which the overall Company performance goals are established and scored. Rather, individual executive performance goals are established in a manner that allows for more qualitative and subjective assessment. Accordingly, each specific goal established for our executive officers is not scored on an individual basis, but rather, our chief executive officer evaluates the executive's overall achievement of his performance goals as well as his contributions to the Company's corporate goals and recommends a single overall score for each executive officer to the Compensation Committee. The Compensation Committee believes that our chief executive officer is in the best position to evaluate the performance of the executives, other than himself, and the Compensation Committee believes that substantial deference to our chief executive officer's evaluation of such executives and his related recommendations is generally appropriate.

  2012 Performance Goals

        In accordance with the process detailed above, and based on the recommendation of the Compensation Committee after consultation with senior management, in early 2012 the Board established the Company's 2012 performance goals, which also served as the 2012 performance goals of our chief executive officer, Mr. Heiden. In early 2013, the Compensation Committee scored the 2012 goals and awarded the Company 110 out of 100 points based on the following conclusions:

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  58.5 out of a targeted 55 points were awarded for the Company's U.S. Feraheme financial and sales performance goals. The Company recognized approximately $58.3 million of U.S. Feraheme net sales during 2012, which, based on the scale set by the Board at the outset of the year, resulted in above-targeted points for this goal. In addition, the Company received the targeted points for reaching its year-end cash and investments balance goal and for exceeding its 2012 operating expenses goal by managing operating expenses below the target.

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  43 out of a targeted 40 points were awarded for the Company's indication and market expansion goals. The Company received its target score for its timely filing of the supplemental new drug application, or sNDA, which was filed with the U.S. Food and Drug Administration, or the FDA, in December 2012. In addition, the Company received above-target points in connection with its goal to receive approval by the European Medicines Agency for Feraheme/Rienso for the treatment of IDA in adult chronic kidney disease, or CKD, patients, which was received earlier than expected in June 2012. Finally, the Company received the targeted points for achieving our goal of obtaining regulatory approval for Feraheme/Rienso in Switzerland for the treatment of IDA in adult CKD patients in August 2012.

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  Five out of a targeted five points were awarded for our progress in filing key regulatory filings in connection with our global manufacturing processes for Feraheme/Rienso for territories outside of the U.S.

        Further, an additional three and a half points were awarded in recognition of the Company's above-target achievements mentioned above and for 2012 achievements realized beyond the established goals, including the Company's successful efforts in right-sizing the organization, the termination of commercial license agreements for GastroMARK®, which enabled the Company to close down its manufacturing facilities and move toward an outsourced manufacturing supply chain, the Company's successful improvement in the net revenue realized per unit of Feraheme sold, and the successful negotiation of an amendment to the collaboration agreement with our licensee, Takeda Pharmaceuticals, Limited, or Takeda. As a result, the Board and the Compensation Committee scored the Company's overall 2012 performance at 110 out of a targeted 100 points.

  2013 Performance Goals

        Based in part on the recommendation of the Compensation Committee and after consultation with senior management, the Board established the following 2013 Company performance goals, which also serve as the 2013 performance goals of our chief executive officer, Mr. Heiden:

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  A target of 40 points for the Company's U.S. Feraheme financial and sales performance goals. The Compensation Committee and the Board believe that, given that U.S. Feraheme sales are currently the primary source of the Company's revenues, the Company's 2013 performance goals should be heavily weighted toward U.S. Feraheme sales performance, including the achievement of financial goals which are generally consistent with our previously-announced Feraheme/Rienso net sales guidance. In addition, we have previously announced guidance on our 2013 operating expenses, excluding our cost of goods sold and certain one-time expenses, and that we expect our cash and investments balance at December 31, 2013 to be between $206 million and $211 million. As a result, the Compensation Committee and the Board believe that the achievement of these goals, which are generally consistent with our previously-stated 2013 operating expenses and year-end cash and investments balance guidance, are also key 2013 performance goals.

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  A target of 20 points for the Company's indication and market expansion goals. The Compensation Committee and the Board believe that the Company's planned indication expansion for Feraheme/Rienso will be a significant driver of the future revenues and value for the Company. The Compensation Committee and the Board believe that the approval of the Feraheme sNDA for the treatment of IDA regardless of the underlying cause is particularly important to us because an expanded indication would effectively double the market opportunity for Feraheme, by allowing us to access the half of the current intravenous iron market that is beyond our current approved indication.

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  A target of 25 points for the Company's portfolio expansion goals. We are seeking complementary products to expand our portfolio through the in-license or acquisition of additional marketed specialty pharmaceutical products. The Compensation Committee and the Board believe that the Company's goal to acquire or in-license one or more commercial products is important to the expansion of the Company and future revenue streams.

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  A target of 15 points for the Company's manufacturing and human resources goals. The Compensation Committee and the Board believe that our 2012 movement to a fully outsourced manufacturing supply chain for Feraheme/Rienso, and the continued progress toward establishing alternative manufacturing facilities and suppliers is important to reduce our manufacturing risk, increase our manufacturing capacity, improve our Feraheme/Rienso cost of goods sold, and ultimately, to enhance the Company's financial performance. In addition, as a result of the Company's strategy to focus on the commercialization of Feraheme/Rienso and the in-licensing or acquisition of other marketed products there have been significant changes in our senior management in recent years. Therefore, the Compensation Committee and the Board believe it is important for the future of the Company to focus on stabilizing the leadership of the Company by attracting and retaining qualified senior management personnel that fit with this strategy.

  Independent Compensation Consultants

        Under its charter, the Compensation Committee is authorized to engage such independent advisors as it deems necessary or appropriate to carry out its responsibilities. The Compensation Committee generally intends to conduct a thorough independent review of the Company's overall executive compensation practices relative to its peer group, as well as the composition of the peer group itself, approximately every other year. The Compensation Committee believes that a biannual approach is the most efficient, given the amount of time, effort, and cost associated with conducting a comprehensive executive compensation review and making any necessary adjustments to our executive compensation practices. The Compensation Committee retained F.W. Cook during 2009 to conduct our previous comprehensive review of the Company's executive compensation practices and peer group and was due to conduct another review during 2011. However, in July 2011, we entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement, with Allos Therapeutics, Inc., or Allos, and Alamo Acquisition Sub, Inc., a Delaware corporation and our former wholly-owned subsidiary. Given our then impending merger with Allos and the fact that the composition of the Board and the executive team of the combined company, as well as the business of the combined company, would be different than our existing company, the Compensation Committee decided not to conduct a comprehensive review of our executive compensation practices and peer group in 2011. Our stockholders voted not to approve the necessary actions to consummate the proposed merger with Allos, and we terminated the Merger Agreement in October 2011. The Compensation Committee at that time intended to next conduct a comprehensive review of the Company's executive compensation practices and peer group in 2012. Accordingly, in 2012, the Compensation Committee interviewed, evaluated and discussed potential executive compensation consultants. In its evaluation of prospective executive compensation advisors, the Compensation Committee considered factors such as reputation, size, depth of experience in advising public life sciences companies, client referrals and geographic scope of operations. Following a thorough review process, the Compensation Committee determined that Radford best met the foregoing criteria and in October 2012, the Compensation Committee retained Radford to evaluate our 2012 compensation practices and suggest any recommended changes for 2013, as discussed below.

        Because we did not conduct a comprehensive review of the Company's executive compensation practices in 2011, all decisions with respect to 2012 executive compensation in connection with the annual performance review process were made by the Compensation Committee and the Board based on their subjective determinations, with advice and input from F.W. Cook but without any reliance on any specific peer group data. However, the Compensation Committee consulted F.W. Cook in establishing the compensation packages for both Mr. Heiden, who joined us in May 2012 as President and Chief Executive Officer, and Mr. Townsend, who joined us in August 2012 as Senior Vice President of Legal Affairs, General Counsel and Secretary. F.W. Cook solicited input from senior management before making its recommendations to the Compensation Committee, which included the specific benchmarking peer group below, which the Compensation Committee accepted in making its determination of Mr. Heiden's and Mr. Townsend's compensation packages, as discussed below under "Compensation Decisions With Respect To Our Named Executive Officers." The following peer group companies were selected primarily on the basis of industry, market capitalization, stage of development, annual revenue and number of employees:

• Affymax, Inc.	• Infinity Pharmaceuticals, Inc.
• Alnylam Pharmaceuticals, Inc.	• Immunomedics, Inc.
• Array BioPharma, Inc.	• Ligand Pharmaceuticals, Inc.
• ArQule, Inc.	• NPS Pharmaceuticals, Inc.
• Cadence Pharmaceuticals, Inc.	• Optimer Pharmaceuticals, Inc.
• Curis, Inc.	• Progenics Pharmaceuticals, Inc.
• Depomed, Inc.	• Repligen Corporation
• DUSA Pharmaceuticals, Inc.	• Santarus, Inc.
• Dyax Corp.	• Savient Pharmaceuticals, Inc.
• Enzon Pharmaceuticals, Inc.	• Sucampo Pharmaceuticals, Inc.

        In December 2012, Radford provided the Compensation Committee with the 2012 Radford Report. In its report, Radford compared the overall compensation then provided by the Company, including annual salary, annual bonus opportunity, and annual equity grants, to each of its executive officers to publicly available compensation information from twenty peer companies, described below, identified in consultation with senior management and the Compensation Committee. The peer group companies were selected primarily on the basis of industry, market capitalization, stage of development, annual revenue and number of employees. In addition to publicly available proxy data from the selected peer group companies, Radford utilized published survey data from the Radford Global Life Sciences Survey for public biopharmaceutical companies of similar size (between 100 and 300 employees) or together "Radford's market compensation data."

        With input from senior management, the Compensation Committee discussed, reviewed and approved the following criteria, which Radford then used to develop a proposed updated peer group for purposes of the Compensation Committee's 2012 evaluation of the Company's executive compensation practices:

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  20 companies to ensure a statistically significant and meaningful market sample;

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  Publicly-traded U.S. companies;

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  Companies with reasonable financial health and current with their SEC disclosures;

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  Similarity in business model, industry, complexity, and size;

  •
  Similar market capitalization (between $200 million and $980 million);

  •
  Commercial stage companies with at least one approved drug product;

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  Similar annual revenue (between $26 million and $312 million); and

  •
  Employee headcount.

        Radford solicited input from senior management before making its final recommendation regarding the Company's peer group to the Compensation Committee. After review and discussion with Radford, the Compensation Committee accepted the recommendations proposed by Radford with respect to our peer group. Accordingly, Radford utilized the following peer group to analyze our 2012 executive compensation in reaching the conclusions discussed below and, beginning with the 2013 performance and executive compensation review cycle, the Compensation Committee will base its executive compensation review utilizing the following peer group:

• Acorda Therapeutics, Inc.	• Ligand Pharmaceuticals, Inc.
• Affymax, Inc.	• Momenta Pharmaceuticals, Inc.
• Astex Pharmaceuticals, Inc.	• NPS Pharmaceuticals, Inc.
• AVANIR Pharmaceuticals, Inc.	• Optimer Pharmaceuticals, Inc.
• Cadence Pharmaceuticals, Inc.	• Repligen Corporation
• Curis, Inc.	• Santarus, Inc.
• DUSA Pharmaceuticals, Inc.	• SciClone Pharmaceuticals, Inc.
• Dyax Corp.	• Spectrum Pharmaceuticals, Inc.
• Immunomedics, Inc.	• Sucampo Pharmaceuticals, Inc.
• Isis Pharmaceuticals, Inc.	• Xenoport, Inc.

        The primary conclusions from the 2012 Radford Report were as follows:

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  2012 total target cash compensation for all of our then-named executive officers was positioned at the 50th percentile in the aggregate as compared to Radford's market compensation data;

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  2012 overall base salary rates for all of our then-named executive officers were positioned between the 25th and 50th percentiles in the aggregate as compared to Radford's market compensation data;

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  2012 target bonus amounts as a percentage of base salary for all of our then-named executive officers were positioned between the 50th and 75th percentiles in the aggregate as compared to Radford's market compensation data;

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  The value of equity awards to our then-named executive officers who received an annual grant as part of the 2012 annual performance review process was positioned between the 50th and 75th percentiles in the aggregate as compared to Radford's market compensation data; and

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  Total direct compensation paid to our then-named executive officers as part of the 2012 annual performance review process was positioned at the 50th percentile in the aggregate as compared to Radford's market compensation data.

        The 2012 Radford Report confirmed that our existing executive compensation practices were generally in line with our overall executive compensation philosophy. In particular, the 2012 Radford Report confirmed that we had been adhering to our philosophy that total executive compensation should be more heavily weighted toward long-term incentive compensation to ensure that the interests of our executives are aligned with those of our stockholders and that the proportion of total compensation at risk should rise as an executive's level of responsibility increases. In addition, the 2012 Radford Report noted that all of the current named executive officers fell within the 50th percentile as compared to Radford's market compensation data for both base salary and target total cash compensation. As such, based on the 2012 Radford Report, the Compensation Committee felt that a market-based adjustment was not necessary to the salaries of our current named executive officers and therefore provided them each with a 3% merit increase for 2013, which was in line with the 3% merit increase pool established for all other employees of the Company. Our recent practice has been to award a portion of the total annual equity grant to executives in the form of stock options and the remainder in the form of RSUs as part of the executives' annual award, with the value of the annual equity awards at or above the 50th percentile relative to similarly situated executives in our peer group. However, as discussed in further detail below under "Recent Compensation Decisions with respect to our Named Executive Officers," in reliance upon recommendations contained in the 2012 Radford Report, in February 2013 the Compensation Committee awarded our executive officers with a stock option grant and a time-based RSU grant, which when combined, and valuing the RSUs at a ratio of one-to-two as compared to stock options, provided the executive officers an award at the 50th percentile as compared to Radford's market compensation data. In addition, in February 2013, based on the advice of Radford and to ensure alignment with our pay-for-performance executive compensation philosophy, the Compensation Committee provided our executive officers with a performance-based RSU grant, which, if attained, would provide them a long term incentive value of up to the 75th percentile as compared to Radford's market compensation data.

Compensation Decisions With Respect To Our Named Executive Officers

  Compensation Decisions Made at the Outset of 2012

        Determinations of 2012 base salary and equity awards for our then-named executive officers were made at the beginning of 2012, as discussed in detail below. From November 2011 through May 2012, Mr. Thomas served as Interim President and Chief Executive Officer during the Company's search for a permanent chief executive officer. Since May 2012, he has served as Executive Vice President and Chief Operating Officer. In May 2012, Mr. Heiden joined us as President and Chief Executive Officer.

        In January 2012, as part of our annual performance review process, each of our then executive officers, including Mr. Thomas, received equity awards the size and structure of which reflected the overall performance of the Company and the individual performance of each of the executives, as well as the extenuating circumstances following our unsuccessful merger with Allos, our November 2011 restructuring, our ongoing search for a permanent chief executive officer, and our ongoing exploration of strategic alternatives, including a potential sale of the Company. In addition, in determining the size and structure of the equity grants to our then executive officers, other than Mr. Thomas, the Compensation Committee and the Board gave substantial weight to the recommendations of Mr. Thomas in terms of what he felt was required to continue to retain and motivate his direct reports, including Mr. White and Dr. Allen. Given these factors, the Compensation Committee and the Board felt that it was important to ensure that our executives remained motivated and engaged during a period of uncertainty, while ensuring that their short- and long-term interests remained aligned with those of our stockholders and in January 2012 awarded each of our then executives, including Mr. Thomas, certain RSU grants which are described in detail below.

        The January 2012 RSU awards granted to each of our executives, including Mr. Thomas, vest in three annual installments as follows: (i) 50% on the first anniversary of the grant date and (ii) 25% on each of the second and third anniversaries of the grant date. Further, if the executive's business relationship with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by the executive for good reason, each as defined in the executive's employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited. Although our standard practice prior to 2011 had been to grant our executives equity which vests in four equal annual installments, the Compensation Committee and the Board gave substantial weight to Mr. Thomas' recommendation with respect to the foregoing vesting schedule to ensure that the executives remain motivated and engaged in the short-term as well as the long-term, particularly in light of the numerous short-term goals and challenges that faced the Company at that time, including the Company's goal to file a sNDA for Feraheme with the FDA in 2012, seeking approval of Feraheme for use in a broader group of patients with IDA and the need to successfully complete the Company's process of evaluating strategic alternatives in the short-term.

        Based on the foregoing and the recommendation of the Compensation Committee, in January 2012, our Board approved the following RSU awards, pursuant to our 2007 Plan, to our then executive officers:

Name	Number of Shares
Frank E. Thomas, Executive Vice President and Chief Operating Officer	40,000
Lee F. Allen, M.D. Ph.D., Former Executive Vice President of Medical Development and Chief Medical Officer	20,000
Christopher G. White, Senior Vice President and Chief Business Officer	20,000

  Compensation Decisions Made Following our June 2012 Corporate Restructuring

        In June 2012, we initiated a corporate restructuring, including a workforce reduction plan, the majority of which was associated with our manufacturing and development infrastructure, including our decision to divest our Cambridge, Massachusetts manufacturing facility. Following this restructuring, Mr. Heiden made certain recommendations to the Compensation Committee with respect to equity awards for certain of the Company's executive officers, including Messrs. White and Holmes and Dr. Allen, as described in more detail below. In making his recommendations to the Board, Mr. Heiden sought to ensure that these executive officers were retained and remained motivated during the impending period of uncertainty following our June 2012 corporate restructuring and focused on the achievement of specific individual goals in support of the Company's 2012 goals. Based on the foregoing, in June 2012, the Compensation Committee approved the following stock option awards to our then-executive officers other than our chief executive officer and chief operating officer:

Name	Number of Shares
Scott A. Holmes, Vice President of Finance, Chief Accounting Officer and Treasurer	30,000
Lee F. Allen, M.D. Ph.D., Former Executive Vice President of Medical Development and Chief Medical Officer	40,000
Christopher G. White, Senior Vice President and Chief Business Officer	40,000

        The above stock option awards were granted pursuant to our 2007 Plan at an exercise price of $14.89, which was the fair market value of a share of our common stock on the date of grant. These grants have a seven-year term and vest over four years after the grant date as follows: (i) 25% on the first anniversary of the date of grant and (ii) equal quarterly installments over the next three years thereafter. As discussed below, the Compensation Committee provided Mr. White and Dr. Allen with certain performance-based acceleration provisions in their June 2012 option awards.

        In light of the termination of our strategic alternatives search in May 2012 and our focus on expanding our product portfolio through the in-license or acquisition of additional marketed specialty pharmaceutical products, the Compensation Committee felt that Mr. White, as our Senior Vice President and Chief Business Officer, played an integral role in the pursuit of additional products to complement Feraheme/Rienso. As a result, the Compensation Committee provided that 50% of the unvested portion of Mr. White's June 2012 option award, discussed above, will be accelerated in the event the Company acquires an FDA-approved product that has generated at least $10 million in revenue during the 12 month period preceding the acquisition, provided Mr. White continues to have primary responsibility over the Company's business development function at the time of such transaction. Further, in the event that after the above transaction has closed, the Company acquires a second product in a transaction that would be required to be reported to the SEC as a "material contract" or is otherwise deemed by the Board to be of material importance to the Company's growth strategy, then the balance of this option will become exercisable, provided Mr. White continues to have primary responsibility over the Company's business development function at the time of such transaction.

        In addition, given the integral role that Dr. Allen was then expected to play in the preparation and timely filing of the Company's sNDA in 2012 seeking approval for Feraheme for the treatment of IDA in a broader group of patients and the critical importance of the sNDA to the Company, the Compensation Committee provided that in the event that our sNDA for the broad IDA indication for Feraheme was filed with the FDA by the end of 2012 and Dr. Allen remained employed by the Company as of the filing date, then the vesting of 50% of the number of shares subject to the June 2012 option that then remained unexercisable would become exercisable by accelerating the vesting of 50% of the shares with respect to each remaining vesting date. The Company filed its sNDA in December 2012 and therefore, 50% of Dr. Allen's shares became exercisable at that time. In addition, in the event that (i) FDA approval of the sNDA for the broad IDA indication for Feraheme is obtained by March 31, 2014 and (ii) at the time of FDA approval, Dr. Allen continues to be a service provider to the Company providing services with respect to the sNDA filing for the broad IDA indication for Feraheme, then all shares subject to the June 2012 option that then remain unexercisable shall become exercisable.

        Further, for the reasons stated above, the Compensation Committee authorized the Company to enter into a retention agreement with Dr. Allen, which was entered into in August 2012. In March 2013, Dr. Allen resigned as the Company's Executive Vice President of Medical Development and Chief Medical Officer and in April 2013, entered into a Separation and Consulting Agreement with the Company. Pursuant to the terms of Dr. Allen's retention agreement and Separation and Consulting Agreement, and assuming he complies with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us, we are obligated to provide the following:

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  12 months of the $375,000 base salary he was earning upon his departure from the Company to be paid in accordance with the Company's normal payroll practices;

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  Within 60 days after FDA approval of the sNDA for the broad IDA indication for Feraheme, Dr. Allen will receive a cash bonus equal to his actual fiscal year 2012 bonus, or $210,000, provided such approval is obtained by March 31, 2014 and provided that he continues to serve at the time as a consultant of the Company;

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  Payment or reimbursement for the premiums for continued health and dental benefits until the earlier of (i) six months from the date of employment termination, and (ii) the date Dr. Allen is provided with health and dental coverage by another employer's health and dental plan; and

  •
  The Company engaged Dr. Allen as a consultant at an hourly rate until March 31, 2014 to provide services to the Company as defined in his Separation and Consulting Agreement. The Company may not terminate the consulting relationship other than for Cause, as defined in Dr. Allen's prior employment agreement. The number of consulting hours per week will be determined by the Company in its sole discretion. During such consulting period, Dr. Allen's equity incentives with the Company will continue to vest in accordance with the regular vesting schedules provided in his equity incentive agreements.

        In July 2012, following the June restructuring and in order to ensure that Mr. Holmes remained motivated and incentivized going forward, the Compensation Committee awarded him a cash performance bonus for the period of January 1, 2012 to June 30, 2012, representing 35% of his 2012 annual target performance bonus. Mr. Holmes received the remaining portion of his bonus in March 2013.

  February 2013 Equity Awards

        In February 2013, as part of our annual performance review process, the Compensation Committee provided each of our current executive officers, including Mr. Heiden, with certain equity awards the size and structure of which reflected the overall performance of the Company and the individual performance of each of the executives. As discussed above, in October 2012, the Company retained Radford to evaluate our 2012 executive compensation program and to recommend changes in our compensation program for 2013. In February 2013, based on the recommendations from both Radford and Mr. Heiden, the Compensation Committee authorized the following equity awards to our named executive officers:

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  A stock option grant to purchase the following number of shares of our common stock pursuant to our 2007 Plan at an exercise price of $16.55, which was the fair market value of a share of our common stock on the date of grant. These grants have a ten-year term and vest over four years after the grant date as follows: (i) 25% on the first anniversary of the grant date and (ii) equal quarterly installments over the next three years thereafter.

Name	Number of Shares
William K. Heiden, President and Chief Executive Officer	86,300
Frank E. Thomas, Executive Vice President and Chief Operating Officer	37,500
Scott A. Holmes, Vice President of Finance, Chief Accounting Officer and Treasurer	15,000
Scott B. Townsend, Senior Vice President of Legal Affairs, General Counsel and Secretary	26,300
Christopher G. White, Senior Vice President and Chief Business Officer	30,000
  •
  A time-based RSU grant covering the following number of shares of our common stock pursuant to our 2007 Plan which vest in equal annual installments over a four-year period beginning on the first anniversary of the date of grant.

Name	Number of Shares
William K. Heiden, President and Chief Executive Officer	14,400
Frank E. Thomas, Executive Vice President and Chief Operating Officer	6,300
Scott A. Holmes, Vice President of Finance, Chief Accounting Officer and Treasurer	2,500
Scott B. Townsend, Senior Vice President of Legal Affairs, General Counsel and Secretary	4,400
Christopher G. White, Senior Vice President and Chief Business Officer	5,000

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  A performance-based RSU grant pursuant to our 2007 Plan which will vest, if at all, at the end of the three-year period ending December 31, 2015.

Name	Achievement of Minimum Stock Price Range	Achievement of Target Stock Price Range	Achievement of Maximum Stock Price Range
William K. Heiden, President and Chief Executive Officer	9,200	18,300	27,500
Frank E. Thomas, Executive Vice President and Chief Operating Officer	4,200	8,300	12,500
Scott A. Holmes, Vice President of Finance, Chief Accounting Officer and Treasurer	1,700	3,300	5,000
Scott B. Townsend, Senior Vice President of Legal Affairs, General Counsel and Secretary	2,500	5,000	7,500
Christopher G. White, Senior Vice President and Chief Business Officer	3,400	6,700	10,000

        This is a new performance-based incentive program where the level of reward earned by our named executive officers will be determined at the end of a three year period based on the value created for our stockholders, as measured by the increase in our stock price. Based on recommendations by Radford, the Compensation Committee felt that this was the appropriate time to implement a program designed to provide our executive officers with the potential to earn additional equity awards subject to the Company creating shareholder value in a simple pay-for-performance structure. The program is structured to link the amount of earned rewards directly to increases in the price of our common stock over a three year period within a pre-determined bandwidth of opportunity under a three-tier construct (minimum, target, maximum). In addition, if the minimum stock price range is not achieved at the measurement date, the executive officers will not receive any equity award under this grant. This performance-based award is simple and straight-forward, provides an easily quantifiable incentive for management to create long-term shareholder value and includes an effective retention tool. Achievement of the target stock price shall be measured based upon the average closing price for the 90-calendar-day period ending on the last day of the performance period; provided that if there is a change of control prior to such date, all or a portion of such performance-based RSU awards may vest if the per-share consideration in the transaction equals or exceeds the minimum target price.

        The Compensation Committee awarded the executive officers the first two of the foregoing equity awards because they were equal in aggregate value to the 50th percentile of the equity awards granted to similarly situated executives in our peer group, according to the 2012 Radford Report, which is consistent with our current executive compensation philosophy. In addition, the Compensation Committee awarded each of our executive officers the performance-based RSU grant as an opportunity to earn up to the 75th percentile of the equity awards granted to similarly situated executives in our peer group, according to the 2012 Radford Report. The Compensation Committee and the Board felt that it was important to ensure that each of our executive officers remains motivated and engaged and that his short- and long-term interests are aligned with those of our stockholders, including performance-based incentive equity compensation, consistent with our "pay-for-performance" executive compensation philosophy.

  Chief Executive Officer Compensation

  William K. Heiden, President and Chief Executive Officer

        2012 Base Salary, Equity and Other Awards and Bonus Target.    Mr. Heiden joined us as President and Chief Executive Officer in May 2012. After consultation with F.W. Cook and recommendations from the Compensation Committee, the Board authorized the terms of Mr. Heiden's employment agreement as follows:

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  Annual base salary of $500,000.

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  Annual bonus target at 75% of his base salary.

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  Stock options to purchase 300,000 shares of our common stock at an exercise price equal to $12.99 per share, which was the fair market value of a share of our common stock on the date of grant. These options were granted outside of the Company's 2007 Plan, vest in four annual equal installments beginning on the first anniversary of the date of grant, and have a ten-year term.

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  RSUs covering 100,000 shares of our common stock. These RSUs were granted outside of the Company's 2007 Plan and vest in four annual equal installments beginning on the first anniversary of the date of grant.

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  A signing bonus of $75,000, to compensate Mr. Heiden for the bonus he had to forgo at his previous employer.

  •
  Reimbursement of $15,326 in legal expenses in connection with the negotiation and execution of Mr. Heiden's employment agreement, which included a $5,326 tax "gross up" payment.

        The terms of Mr. Heiden's employment agreement, including his 2012 base salary, 2012 bonus target amount and new hire equity and other awards were negotiated at arm's length between Mr. Heiden and the Company. Based on advice and consultation by F.W. Cook and the peer group provided to us by F.W. Cook as described above under "Independent Compensation Consultants," the members of the CEO Search Committee negotiated the proposed terms of his employment agreement directly with Mr. Heiden based on a base salary amount and a bonus target percentage that were competitive with similarly-situated chief executive officers in our peer group and a new hire equity award that amounted to approximately the 75th percentile for similarly-situated chief executive officers in the peer group. Mr. Heiden was also awarded a new hire equity award that was, by design, more heavily weighted with stock options (75%) versus restricted stock units (25%), which amounted to approximately the 75th percentile for similarly-situated chief executive officers in the peer group. After negotiating his 2012 compensation directly with Mr. Heiden, the Compensation Committee presented the proposed compensation package and employment agreement to the full Board, which approved the compensation package in May 2012.

        2012 Bonus Amount.    In February 2013, the Compensation Committee awarded Mr. Heiden a 2012 performance bonus in the amount of $259,875, or 110% of his target bonus amount, pro-rated for his partial year of employment in 2012. As described above under "Executive Compensation Decisions and Processes—2012 Performance Goals," the Board awarded the Company a 2012 performance score of 1.1, or 110 out of a possible 100 points, and the Company's score is the only factor for determining the bonus of our chief executive officer. Accordingly, Mr. Heiden's 2012 bonus amount was determined by multiplying his target bonus amount of 75% of his 2012 base salary ($500,000) by 1.1 and pro-rating this amount by the time he was employed by the Company in 2012.

        2013 Base Salary.    In February 2013, the Compensation Committee approved an increase to Mr. Heiden's annual base salary from $500,000 to $515,000, effective March 2013. The Compensation Committee based its recommendation in part on the 2012 Radford Report, which stated that Mr. Heiden's current base salary fell within the 50th percentile as compared to Radford's market compensation data. Accordingly, the Compensation Committee felt that a market-based adjustment was not necessary to Mr. Heiden's salary and therefore provided him with a 3% merit increase for 2013, which was in line with the 3% merit increase pool established for all other employees of the Company.

        2013 Target Bonus.    Mr. Heiden's 2013 target bonus, as a percentage of his annual base salary is 75%. This represents no change in Mr. Heiden's target performance bonus amount from 2012, which was established in his May 2012 employment agreement.

        2013 Equity Award.    In February 2013, the Compensation Committee awarded Mr. Heiden three equity awards pursuant to our 2007 Plan as described above under "February 2013 Equity Awards."

  Frank E. Thomas, Executive Vice President, Chief Operating Officer, and Former Interim President and Chief Executive Officer

        2012 Base Salary.    Mr. Thomas' 2012 annual base salary of $415,000 was established in November 2011 when he assumed the position of Interim President and Chief Executive Officer upon the resignation of our former president and chief executive officer. At that time, the Board and Compensation Committee, with advice and input from F.W. Cook, increased Mr. Thomas' salary from $350,000 to $415,000 to compensate him for the significant increase in his responsibilities and to ensure that he was retained and motivated during a period of uncertainty for the Company. Due to the increase in Mr. Thomas' base salary at the end of 2011, there was no change made to his base salary in 2012.

        2012 Equity Award.    In January 2012, the Board approved, based on the recommendation of the Compensation Committee, an RSU grant to Mr. Thomas pursuant to our 2007 Plan covering a total of 40,000 shares of our common stock, which vests in three annual installments as follows: (i) 50% on the first anniversary of the grant date and (ii) 25% on each of the second and third anniversaries of the grant date. Further, if Mr. Thomas' business relationship with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by Mr. Thomas for good reason, each as defined in Mr. Thomas' employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

        2012 Retention Agreement.    In May 2012, the Company entered into a retention agreement with Mr. Thomas which provided that if Mr. Thomas remained employed by the Company on September 15, 2012, the Company would pay him a one-time retention bonus of $150,000. Mr. Thomas received $150,000 as part of this retention agreement in September 2012.

        2012 Bonus Amount.    In February 2013, the Compensation Committee approved, based in part on the recommendations of both Mr. Heiden and the 2012 Radford Report, a 2012 performance bonus to Mr. Thomas in the amount of $230,325, or 111% of his target bonus amount. As described above under "Executive Compensation Decisions and Processes—2012 Performance Goals," the Board awarded the Company a 2012 performance score of 1.1, or 110 out of a possible 100 points, and this was weighted 80% towards his overall blended score. In addition, Mr. Heiden recommended an individual performance score of 1.15, or 115% of Mr. Thomas' target amount, for 2012 given his considerable efforts and exemplary leadership through a period of uncertainty as interim president and chief executive officer from November 2011 through May 2012, his critical role during the Company's evaluation of strategic alternatives, including a potential sale of the Company, and his significant contributions toward supporting the Company's achievement of all of its 2012 Company performance goals, and this was weighted 20% towards his overall blended score. Accordingly, Mr. Thomas' 2012 bonus amount was determined by multiplying his target bonus amount of 50% of his 2012 base salary ($415,000) by 1.11.

        2013 Base Salary.    In February 2013, the Compensation Committee approved an increase in Mr. Thomas' base salary from $415,000 to $425,000, effective March 2013. The Compensation Committee based its recommendation, in part on the recommendation of Mr. Heiden and, in part, on the 2012 Radford Report, which stated that Mr. Thomas' current base salary fell within the 50th percentile as compared to Radford's market compensation data. Accordingly, the Compensation Committee felt that a market-based adjustment was not necessary to Mr. Thomas' salary and therefore provided him with a 3% merit increase for 2013, which was in line with the 3% merit increase pool established for all other employees of the Company.

        2013 Target Bonus.    Mr. Thomas' 2013 target bonus as a percentage of his annual base salary is 50%. This represents no change in Mr. Thomas' target performance bonus amount from 2012, which was established in his August 2011 employment agreement.

        2013 Equity Award.    In February 2013, based on the recommendations of both Mr. Heiden and the 2012 Radford Report, the Compensation Committee awarded Mr. Thomas three equity awards under our 2007 Plan, as described above under "February 2013 Equity Awards."

  Other Named Executive Officers' Compensation

  Lee F. Allen, M.D., Ph.D., Former Executive Vice President of Medical Development and Chief Medical Officer

        2012 Base Salary.    Dr. Allen's 2012 annual base salary of $375,000 was established in November 2011. At that time, the Compensation Committee, based primarily upon the recommendation of Mr. Thomas, approved an increase to Dr. Allen's annual base salary from $350,000 to $375,000. In making his recommendation to the Board, Mr. Thomas sought to ensure that Dr. Allen was retained and remained motivated during the impending period of uncertainty following our unsuccessful merger with Allos, our corporate restructuring in November 2011, our announcement that our Board had begun a search for a permanent chief executive officer, and our subsequent announcement that the Company was evaluating strategic alternatives, including a potential sale of the Company, particularly given the integral role that Dr. Allen was expected to play in the preparation and timely filing of the Company's sNDA in 2012 seeking approval for Feraheme for the treatment of IDA in a broader group of patients. Due to the increase in Dr. Allen's base salary at the end of 2011, there was no change made to his base salary in 2012.

        2012 Equity Awards.    In January 2012, the Board approved, based on the recommendations of both the Compensation Committee and Mr. Thomas, an RSU grant to Dr. Allen pursuant to our 2007 Plan covering a total of 20,000 shares of our common stock, which vests in three annual installments as follows: (i) 50% on the first anniversary of the grant date and (ii) 25% on each of the second and third anniversaries of the grant date. Further, if Dr. Allen's business relationship with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by Dr. Allen for good reason, each as defined in Dr. Allen's former employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

        In June 2012, the Compensation Committee, based in part on the recommendation of Mr. Heiden, approved a stock option award to Dr. Allen to purchase 40,000 shares of our common stock pursuant to our 2007 Plan at an exercise price of $14.89, which was the fair market value of a share of our common stock on the date of grant. This grant has a seven-year term and vests over four years after the grant date as follows: (i) 25% on the first anniversary of the grant date and (ii) equal quarterly installments over the next three years thereafter. In addition, the terms of the award provide that 50% of the unvested portion of this option award would be accelerated in the event the Company filed its sNDA with the FDA by the end of 2012 and Dr. Allen remained employed with the Company as of the filing date. The Company filed its sNDA in December 2012 and therefore, 50% of Dr. Allen's shares became exercisable at that time. Further, if the FDA approves the Company's sNDA by March 31, 2014 and at the time of approval Dr. Allen continues to be a service provider to the Company, then all shares subject to this option will become exercisable.

        2012 Bonus Amount.    In February 2013, the Board approved, based on the recommendations of both the Compensation Committee and Mr. Heiden, a 2012 performance bonus to Dr. Allen in the amount of $210,000, or 112% of his target bonus amount. As described above under "Executive Compensation Decisions and Processes—2012 Performance Goals," the Board awarded the Company a 2012 performance score of 1.1, or 110 out of a possible 100 points, and this was weighted 80% towards his overall blended score. In addition, Mr. Heiden recommended an individual performance score of 1.2, or 120% of Dr. Allen's target amount, for 2012 given his significant contributions toward the Company's achievement of its 2012 Company performance goals, particularly with respect to the timely filing of the Company's sNDA for Feraheme for the treatment of IDA in a broad range of patients and the approval of Feraheme for the treatment of IDA in adult CKD patients in the European Union and Switzerland and this was weighted 20% towards his overall blended score. Accordingly, Dr. Allen's 2012 bonus amount was determined by multiplying his target bonus amount of 50% of his 2012 base salary ($375,000) by 1.12.

        2012 Retention Agreement.    In August 2012, the Company entered into a retention agreement with Dr. Allen, the details of which are discussed above under "Compensation Decisions Made Following our June 2012 Corporate Restructuring," to ensure that Dr. Allen remained motivated due to the importance of his role throughout the sNDA filing process.

        Separation and Consulting Agreement.    In April 2013, in connection with his departure from the Company, and pursuant to the terms of his employment agreement with the Company and his August 2012 retention agreement, we entered into a Separation and Consulting Agreement with Dr. Allen. Pursuant to the terms of the Separation and Consulting Agreement, Dr. Allen is entitled to receive 12 months of the $375,000 base salary he was earning upon his departure from the Company to be paid in accordance with the Company's normal payroll practices. Dr. Allen is also being paid or reimbursed for the premiums for continued health and dental benefits until the earlier of (i) six months from the date of employment termination and (ii) the date Dr. Allen is provided with health and dental coverage by another employer's health and dental plan. In addition, we will engage Dr. Allen as a consultant until at least March 31, 2014 at an hourly rate to provide services to the Company related to the Company's Feraheme/Rienso regulatory filings. Further, under the terms of the Separation and Consulting Agreement, all equity awards held by Dr. Allen as of his date of termination will continue to vest in accordance with their original vesting schedules until such time as he is no longer serving as a consultant to the Company, at which time the vesting of his equity awards will cease. Dr. Allen will also receive a cash bonus equal to his 2012 actual cash bonus, or $210,000, within sixty days after the FDA approval of the sNDA for the broad IDA indication for Feraheme, provided such approval is obtained by March 31, 2014.

  Scott A. Holmes, Vice President of Finance, Chief Accounting Officer and Treasurer

        2012 Base Salary.    In March 2012, Mr. Holmes became a named executive officer when he was appointed the Company's principal financial officer. At that time, as part of our annual performance review process, Mr. Holmes' received a merit increase to his annual base salary from $225,000 to $233,000, effective March 2012.

        2012 Equity Award.    In June 2012, the Compensation Committee approved, based in part on the recommendation of Mr. Heiden, a stock option award to Mr. Holmes to purchase 30,000 shares of our common stock pursuant to our 2007 Plan at an exercise price of $14.89, which was the fair market value of a share of our common stock on the date of grant. This grant has a seven-year term and vests over four years after the grant date as follows: (i) 25% on the first anniversary of the grant date and (ii) equal quarterly installments over the next three years thereafter.

        2012 Bonus Amount.    In February 2013, the Compensation Committee approved, based in part on the recommendations of Mr. Heiden, Mr. Thomas and the 2012 Radford Report, a total 2012 performance bonus to Mr. Holmes in the amount of $88,482, or 109% of his target bonus amount. In light of the June 2012 corporate restructuring and in an attempt to retain the remaining employees, in July 2012, the Compensation Committee approved a 35% payment of Mr. Holmes' 2012 annual target performance bonus, in the amount of $28,543. Mr. Holmes received $59,939, the remainder of his 2012 bonus amount, in March 2013. As described above under "Executive Compensation Decisions and Processes—2012 Performance Goals," the Board awarded the Company a 2012 performance score of 1.1, or 110 out of a possible 100 points, and this was weighted 70% towards his overall blended score. In addition, Mr. Heiden recommended an individual performance score of 1.05, or 105% of Mr. Holmes' target amount, for 2012 given his significant contributions toward ensuring that the Company's operating expenses and cash balances were in line with the 2012 budget, managing the Company's overall finance, accounting and reporting functions, ensuring a strong internal control environment and managing the relationship with the Company's audit and tax advisors, and this was weighted 30% toward his overall blended score. Accordingly, Mr. Holmes' 2012 bonus amount was determined by multiplying his target bonus amount of 35% of his 2012 base salary ($233,000) by approximately 1.09.

        2011 Retention Agreement.    In December 2011, the Company entered into a retention agreement with Mr. Holmes following its November 2011 corporate restructuring in order to recognize Mr. Holmes for his hard work through a difficult period as well as motivate and retain him in order to help the Company realize its potential. Pursuant to the terms of Mr. Holmes' retention agreement, in each of July 2012 and January 2013, Mr. Holmes received a payment of $18,750, for a total of $37,500, based on the satisfaction of the goals stated in his retention agreement that the Company achieve or beat its aggregate operating expense target as set forth in the 2012 Company operating budget for each of the six and twelve month periods ending June 30, 2012 and December 31, 2012, respectively.

        2013 Base Salary.    In February 2013, the Compensation Committee approved an increase in Mr. Holmes' base salary from $233,000 to $240,000, effective March 2013. The Compensation Committee based its recommendation, in part on the recommendation of Mr. Heiden and, in part, on the 2012 Radford Report, which stated that Mr. Holmes' current base salary fell within the 50th percentile as compared to Radford's market compensation data. Accordingly, the Compensation Committee felt that a market-based adjustment was not necessary to Mr. Holmes' salary and therefore provided him with a 3% merit increase for 2013, which was in line with the 3% merit increase pool established for all other employees of the Company.

        2013 Target Bonus.    Mr. Holmes' 2013 target bonus as a percentage of his annual base salary is 35%, which is unchanged from his 2012 target performance bonus amount, which was established in his offer letter upon his hiring in September 2011.

        2013 Equity Award.    In February 2013, based on the recommendations of both Mr. Heiden and the 2012 Radford Report, the Compensation Committee awarded Mr. Holmes three equity awards under our 2007 Plan, as described above under "February 2013 Equity Awards."

  Scott B. Townsend, Senior Vice President of Legal Affairs, General Counsel and Secretary

        2012 Base Salary, Equity Award and Bonus Target.    Mr. Townsend joined us as Senior Vice President of Legal Affairs, General Counsel and Secretary in August 2012. Upon joining the Company, Mr. Townsend entered into an employment agreement with us which established his annual salary at $315,000 and his annual bonus target at 40% of his base salary. In addition, in connection with joining the Company, the Board, based on the recommendation of the Compensation Committee, granted Mr. Townsend an option to purchase 52,500 shares of our common stock at an exercise price equal to

$14.99 per share, which was the fair market value of a share of our common stock on the date of grant, and RSUs covering a total of 17,500 shares of our common stock. The foregoing stock options and RSUs vest in four annual equal installments beginning on the first anniversary of the date of grant, and the stock options have a ten-year term. In addition, we paid Mr. Townsend a signing bonus of $45,000.

        The terms of Mr. Townsend's employment agreement, including his 2012 base salary, 2012 bonus target amount and new hire equity awards were negotiated at arm's length between Mr. Townsend and the Company. Based on advice and consultation by F.W. Cook and Radford and using the peer group provided to us by F.W. Cook as described above under "Independent Compensation Consultants," Mr. Heiden and Mr. Thomas proposed to Mr. Townsend a base salary amount and a bonus target percentage such that Mr. Townsend's total target annual cash compensation amounted to approximately the median for similarly-situated executives in the peer group and his new hire equity awards fell between the median and the 75th percentile for similarly-situated executives in the peer group. After negotiating his 2012 compensation directly with Mr. Townsend, Mr. Heiden and Mr. Thomas presented the agreed-upon compensation package and employment agreement to the full Board, which approved the compensation package and employment agreement.

        2012 Bonus Amount.    In February 2013, the Compensation Committee approved, based in part on the recommendations of Mr. Heiden, Mr. Thomas and the 2012 Radford Report, a 2012 performance bonus to Mr. Townsend in the amount of $52,668, or 110% of his target bonus amount, pro-rated for his partial year of employment in 2012. As described above under "Executive Compensation Decisions and Processes—2012 Performance Goals," the Board awarded the Company a 2012 performance score of 1.1, or 110 out of a possible 100 points, and this was weighted 80% towards his overall blended score. In addition, Mr. Heiden recommended an individual performance score of 1.1, or 110% of Mr. Townsend's target amount, for 2012 given his significant contributions toward managing the Company's intellectual property portfolio in the U.S. and Europe, implementing corporate governance and healthcare compliance policies to comply with applicable laws and regulations, advising the Company and the Board on legal matters and providing legal advice on contracts and potential business development transactions, and this was weighted 20% towards his overall blended score. Accordingly, Mr. Townsend's 2012 bonus amount was determined by multiplying his target bonus amount of 40% of his 2012 base salary ($315,000) by 1.1 and pro-rating this amount by the time he was employed by the Company in 2012.

        2013 Base Salary.    In February 2013, the Compensation Committee approved an increase in Mr. Townsend's base salary from $315,000 to $324,000, effective March 2013. The Compensation Committee based its recommendation, in part on the recommendation of Mr. Heiden and, in part, on the 2012 Radford Report, which stated that Mr. Townsend's current base salary fell within the 50th percentile as compared to Radford's market compensation data. Accordingly, the Compensation Committee felt that a market-based adjustment was not necessary to Mr. Townsend's salary and therefore provided him with a 3% merit increase for 2013, which was in line with the 3% merit increase pool established for all other employees of the Company.

        2013 Target Bonus.    Mr. Townsend's 2013 target bonus amount as a percentage of his annual base salary is 40%, which is unchanged from his 2012 target performance bonus amount, which was established in his August 2012 employment agreement.

        2013 Equity Award.    In February 2013, based on the recommendations of both Mr. Heiden and the 2012 Radford Report, the Compensation Committee awarded Mr. Townsend three equity awards under our 2007 Plan, as described above under "February 2013 Equity Awards."

  Christopher G. White, Senior Vice President and Chief Business Officer

        2012 Base Salary.    Mr. White's 2012 annual base salary of $320,000 was established in November 2011 when the Compensation Committee, based primarily upon the recommendation of Mr. Thomas,

approved an increase to Mr. White's base salary from $290,000 to $320,000. In making his recommendation to the Board, Mr. Thomas sought to ensure that Mr. White was retained and remained motivated during the impending period of uncertainty following our unsuccessful merger with Allos, our corporate restructuring in November 2011, our announcement that our Board had begun a search for a permanent chief executive officer, and our subsequent announcement that we had retained Jefferies to assist us in evaluating strategic alternatives, including a potential sale of the Company, particularly given the integral role that Mr. White was expected to play in the timely and successful execution of the Company's evaluation of strategic alternatives and the increased responsibilities Mr. White was being asked to assume in connection with his promotion to Chief Business Officer.

        2012 Equity Awards.    In January 2012, the Board approved, based on the recommendations of both Mr. Thomas and the Compensation Committee, an RSU grant to Mr. White pursuant to our 2007 Plan covering a total of 20,000 shares of our common stock, which vests in three annual installments as follows: (i) 50% on the first anniversary of the grant date and (ii) 25% on each of the second and third anniversaries of the grant date. Further, if Mr. White's business relationship with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by Mr. White for good reason, each as defined in Mr. White's employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

        In June 2012, the Compensation Committee, based in part on the recommendation of Mr. Heiden, granted a stock option award to Mr. White to purchase 40,000 shares of our common stock pursuant to our 2007 Plan at an exercise price of $14.89, which was the fair market value of a share of our common stock on the date of grant. This grant has a seven-year term and vests over four years after the grant date as follows: (i) 25% on the first anniversary of the grant date and (ii) equal quarterly installments over the next three years thereafter. However, 50% of the unvested portion of this option award will be accelerated in the event the Company acquires an FDA-approved product that has generated at least $10 million in revenue during the 12 month period preceding the acquisition, provided Mr. White continues to have primary responsibility over the Company's business development function at the time of such transaction. Further, in the event that after the above transaction has closed, the Company acquires a second product in a transaction that would be required to be reported to the SEC as a "material contract" or is otherwise deemed by the Board to be of material importance to the Company's growth strategy, then the balance of this option will become exercisable, provided Mr. White continues to have primary responsibility over the Company's business development function at the time of such transaction.

        2012 Bonus Amount.    In February 2013, the Compensation Committee approved, based in part on the recommendations of both Mr. Heiden and the 2012 Radford Report, a 2012 performance bonus to Mr. White in the amount of $139,520, or 109% of his target bonus amount. As described above under "Executive Compensation Decisions and Processes—2012 Performance Goals," the Board awarded the Company a 2012 performance score of 1.1, or 110 out of a possible 100 points, and this was weighted 80% toward his overall blended score. In addition, Mr. Heiden recommended an individual performance score of 1.05, or 105% of Mr. White's target amount, for 2012 given his prominent role in the Company's evaluation of strategic alternatives, including a potential sale of the Company, his leadership in negotiating an amended agreement with our licensee, Takeda, his successful efforts in connection with the termination of commercial license agreements for GastroMARK, which enabled the Company to close down its manufacturing facilities and move toward an outsourced manufacturing supply chain, and his significant contributions toward supporting the achievement of all of the 2012 Company performance goals, and this was weighted 20% towards his overall blended score. Accordingly, Mr. White's 2012 bonus amount was determined by multiplying his target bonus amount of 40% of his 2012 base salary ($320,000) by 1.09.

        2013 Base Salary.    In February 2013, the Compensation Committee approved an increase in Mr. White's base salary from $320,000 to $330,000, effective March 2013. The Compensation Committee based its recommendation, in part on the recommendation of Mr. Heiden and, in part, on the 2012 Radford Report, which stated that Mr. White's current base salary fell within the 50th percentile as compared to Radford's market compensation data. Accordingly, the Compensation Committee felt that a market-based adjustment was not necessary to Mr. White's salary and therefore provided him with a 3% merit increase for 2013, which was in line with the 3% merit increase pool established for all other employees of the Company.

        2013 Target Bonus.    Mr. White's 2013 target bonus as a percentage of his annual base salary is 40%. This represents no change in Mr. White's target performance bonus amount from 2012, which was established by the Board in January 2011.

        2013 Equity Award.    In February 2013, based on the recommendations of both Mr. Heiden and the 2012 Radford Report, the Compensation Committee awarded Mr. White three equity awards under our 2007 Plan, as described above, under "February 2013 Equity Awards."

Compensation Committee Report2

        The Compensation Committee has reviewed the "Compensation Discussion and Analysis" section of this Proxy Statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section of this Proxy Statement be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012. This report is provided by the following independent directors who comprise the Compensation Committee:

Gino Santini, Chair Robert J. Perez Michael Narachi

2
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Exchange Act, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REGULATORY REQUIREMENTS

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, prohibits us from deducting compensation paid in any year to certain executives in excess of $1 million but does not subject performance-based compensation to this limit. While our Board intends to design certain components of executive compensation to preserve deductibility under Section 162(m) of the Code, it believes that stockholder interests are best served by not restricting our Board's or the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, our Board and the Compensation Committee have from time to time approved, and our Board or the Compensation Committee may in the future approve, compensation arrangements for certain officers, including the grant of equity-based awards, that may not be fully deductible for federal corporate income tax purposes.

Other Regulations Affecting Executive Compensation

        We generally intend to structure post-termination compensation to our executive officers to minimize the effect of additional taxes imposed by Section 409A of the Code.

SUMMARY COMPENSATION TABLE FOR FISCAL 2012

        The following table sets forth for the fiscal years ended December 31, 2012, 2011 and 2010 compensation awarded, paid to, or earned by, our current President and Chief Executive Officer, our former Interim President and Chief Executive Officer, our principal financial officer and three other most highly compensated executive officers at December 31, 2012, or our named executive officers:

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
William K. Heiden(5)	2012	307,692		75,000	(6)	1,299,000	1,892,430	259,875	22,826	(7)	3,856,823
President and Chief Executive Officer
Frank E. Thomas(8)	2012	503,308	(9)	150,000	(10)	749,600	—	230,325	7,500		1,640,733
Executive Vice President	2011	190,346	(9)	—		654,200	423,018	82,800	5,710		1,356,074
and Chief Operating Officer, Former Interim President and Chief Executive Officer
Scott A. Holmes(11)	2012	231,769		37,500	(12)	—	209,646	88,482	7,500		574,897
Vice President of Finance, Chief Accounting Officer and Treasurer
Lee F. Allen, M.D., Ph.D.(13)	2012	375,000		—		374,800	279,528	210,000	7,500		1,246,828
Former Executive Vice	2011	353,462		—		502,150	—	178,200	7,350		1,041,162
President of Medical	2010	346,923		—		207,417	335,197	—	7,350		896,887
Development and Chief Medical Officer
Scott B. Townsend(14)	2012	112,673		45,000	(15)	262,325	382,888	52,668	4,730		860,284
Senior Vice President of Legal Affairs, General Counsel and Secretary
Christopher G. White(16)	2012	320,000		—		374,800	279,528	139,520	7,500		1,121,348
Senior Vice President and	2011	294,154		—		329,720	—	121,600	7,350		752,824
Chief Business Officer

(1)
Amounts shown represent base salary amounts earned by our named executive officers in fiscal years 2012, 2011 and 2010. Salary increases generally occur once each year and are not retroactive to the beginning of that year. For this reason, the amount earned by the named executive officer in a given fiscal year may be lower than such officer's base salary rate for the year.

(2)
The amounts shown do not reflect compensation actually received by the named executive officers but represent the aggregate grant date fair value of stock options or RSUs granted to our named executive officers and are calculated in accordance with current guidance under accounting for stock-based compensation, disregarding adjustments for the forfeiture assumptions. The assumptions used to value the stock option awards for all periods presented above are set forth in Note I to our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 4, 2013. The reported value of the RSUs awarded in 2012 was calculated by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted. Further information regarding the 2012 awards is included in the "Grants of Plan-Based Awards in Fiscal 2012" and "Outstanding Equity Awards at December 31, 2012" tables below.

(3)
Amounts shown represent cash bonus awards earned by the named executive officers under our short-term incentive plan for performance during the years ended December 31, 2012, 2011 and 2010, which, with the exception of Mr. Holmes' 2012 bonus award, were generally paid in the first quarter of the respective following year. Mr. Holmes received 35% of his 2012 annual target performance bonus in July 2012 and the remainder in March 2013.

(4)
Unless otherwise specified, amounts shown represent Company 401(k) contributions for the applicable named executive officer.

(5)
Mr. Heiden joined us in May 2012. Because Mr. Heiden was not one of our named executive officers prior to 2012, compensation information is not provided for 2011 or 2010. Mr. Heiden's salary and bonus payment reflect a pro-rated amount for the time he was employed by the Company in 2012.

(6)
Represents a one-time $75,000 signing bonus to Mr. Heiden paid in 2012 in accordance with the terms of his May 2012 employment agreement.

(7)
Includes $15,326 paid to Mr. Heiden for certain legal expenses in connection with the negotiation and execution of and in accordance with his May 2012 employment agreement. Included in the $15,326 is a $5,326 tax gross-up payment.

(8)
Mr. Thomas joined us in August 2011. Because Mr. Thomas was not one of our named executive officers prior to 2011, compensation information is not provided for 2010. Mr. Thomas' salary and bonus payment reflect a pro-rated amount for the time he was employed by the Company in 2011.

(9)
In November 2011, the Board increased Mr. Thomas' annual salary from $350,000 to $415,000 when he became Executive Vice President and Chief Operating Officer. In addition, the Board awarded Mr. Thomas with a monthly supplemental cash payment of $20,000 to be paid to Mr. Thomas for the period he served as Interim President and Chief Executive Officer and which was paid to Mr. Thomas from November 2011 through May 2012.

(10)
Reflects a $150,000 retention bonus paid to Mr. Thomas in September 2012 pursuant to the terms of his May 2012 retention agreement with the Company.

(11)
Mr. Holmes joined us in September 2011 and became our Principal Financial Officer and Treasurer in March 2012. Because Mr. Holmes was not one of our named executive officers prior to 2012, compensation information is not provided for 2011 or 2010.

(12)
Reflects two payments of $18,750 each for retention bonuses paid to Mr. Holmes in July 2012 and January 2013, pursuant to the terms of his December 2011 retention agreement with the Company and in exchange for certain performance-based metrics and his continued employment with the Company through June 30, 2012 and December 31, 2012.

(13)
Dr. Allen resigned from his position as an officer of the Company in March 2013.

(14)
Mr. Townsend joined us in August 2012. Because Mr. Townsend was not one of our named executive officers prior to 2012, compensation information is not provided for 2011 or 2010. Mr. Townsend's salary and bonus payment reflect a pro-rated amount for the time he was employed by the Company in 2012.

(15)
Represents a one-time $45,000 signing bonus paid to Mr. Townsend in 2012 in accordance with the terms of his August 2012 employment agreement.

(16)
Mr. White joined us in September 2007. Because Mr. White was not one of our named executive officers prior to 2011, compensation information is not provided for 2010.

 GRANTS OF PLAN-BASED AWARDS IN FISCAL 2012

        The following table sets forth grants of plan-based awards to each of our named executive officers for the year ended December 31, 2012:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Possible Payouts Under Equity Incentive Plan Awards
						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Grant Type	Target ($)(1)	Maximum ($)(1)	Target (#)(2)
William K. Heiden		Incentive Plan	375,000	562,500	—	—	—	—	—
	5/14/2012	RSUs(4)	—	—	—	100,000	—	—	1,299,000
	5/14/2012	Stock Options(5)	—	—	—	—	300,000	12.99	1,892,430
Frank E. Thomas		Incentive Plan	207,500	311,250	—	—	—	—	—
	1/3/2012	RSUs(6)	—	—	—	40,000	—	—	749,600
Scott A. Holmes		Incentive Plan	81,550	122,325	—	—	—	—	—
	6/25/2012	Stock Options(7)	—	—	—	—	30,000	14.89	209,646
Lee F. Allen, M.D., Ph.D.		Incentive Plan	187,500	281,250	—	—	—	—	—
	1/3/2012	RSUs(6)	—	—	—	20,000	—	—	374,800
	6/25/2012	Stock Options(8)	—	—	40,000	—	—	14.89	279,528
Scott B. Townsend		Incentive Plan	126,000	189,000	—	—	—	—	—
	8/15/2012	RSUs(9)	—	—	—	17,500	—	—	262,325
	8/15/2012	Stock Options(10)	—	—	—	—	52,500	14.99	382,888
Christopher G. White		Incentive Plan	128,000	192,000	—	—	—	—	—
	1/3/2012	RSUs(6)	—	—	—	20,000	—	—	374,800
	6/25/2012	Stock Options(11)	—	—	40,000	—	—	14.89	279,528

(1)
The amounts reported in these columns represent the 2012 targeted and maximum cash incentive compensation award potential for each named executive officer. The target bonus amounts for each of the named executive officers, other than Dr. Allen and Mr. Holmes, were established as a percentage of their respective base salaries in the employment agreements each negotiated at arm's length with the Company. Dr. Allen's target bonus as a percentage of his salary was established by the Board in January 2011. Mr. Holmes' target bonus as a percentage of his salary was established upon commencement of his employment with the Company in September 2011. Both Messrs. Heiden and Townsend received pro-rated amounts based on the time they were employed by the Company in 2012. Although the Board and the Compensation Committee do not establish maximum bonus amounts, the Board and the Compensation Committee have never approved payment of more than 150% of any executive officer's target bonus amount. Accordingly, for purposes of this table, we have assumed that the maximum bonus amount payable to any named executive officer is equal to 150% of his target bonus amount. In addition, the Board and the Compensation Committee do not establish threshold bonus amounts.

(2)
Amounts shown represent the number of shares underlying options and RSUs granted under our 2007 Plan, or in the case of Mr. Heiden outside of our 2007 Plan, to our named executive officers during the year ended December 31, 2012. There are no thresholds or maximums associated with these awards.

(3)
Amounts shown represent the aggregate grant date fair value calculated in accordance with current guidance under accounting for stock-based compensation, disregarding adjustments for forfeitures. The assumptions used to value the stock option awards are set forth in Note I to our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 4, 2013. The reported value of the RSUs awarded in 2012 was calculated by multiplying the closing market price of a share of our common stock on the grant date by the number of RSUs granted. The fair value shown above may not be indicative of the value realized on the date the options are exercised or the RSUs vest due to variability in the share price of our common stock.

(4)
The RSUs granted to Mr. Heiden vest in four equal annual installments beginning on the first anniversary of the grant date. These RSUs were granted to Mr. Heiden as an employment inducement award in connection with the commencement of Mr. Heiden's employment as President and Chief Executive Officer. This grant was made in reliance on NASDAQ Listing Rule 5635(c)(4).

(5)
The exercise price of Mr. Heiden's stock option award is the fair market value of a share of our common stock on the date of grant. This stock option has a ten-year term and vests in four equal annual installments beginning on the first anniversary of the grant date. These stock options were granted to Mr. Heiden as an employment inducement award in connection with the commencement of his employment as President and Chief Executive Officer. This grant was made in reliance on NASDAQ Listing Rule 5635(c)(4).

(6)
These RSU grants vest in three annual installments as follows: (i) 50% on the first anniversary of the grant date and (ii) 25% on each of the second and third anniversaries of the grant date. In addition, if the executive officer's business relationship with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by the executive for good reason, each as defined his employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

(7)
The exercise price of Mr. Holmes' stock option award is the fair market value of a share of our common stock on the date of grant. This stock option has a seven-year term and vests over four years after the grant date as follows: (i) 25% on the first anniversary of the grant date and (ii) equal quarterly installments over the next three years thereafter.

(8)
The exercise price of Dr. Allen's stock option award is the fair market value of a share of our common stock on the date of grant. This stock option has a seven-year term and vests over four years after the grant date as follows: (i) 25% on the first anniversary of the grant date and (ii) equal quarterly installments over the next three years thereafter. In addition, the terms of the option award provide for the accelerated vesting of 50% of the number of shares subject to the option that then remained unexercisable in the event that our sNDA for the broad IDA indication for Feraheme was filed with the FDA by the end of 2012 and Dr. Allen remained employed by the Company as of the filing date. The Company filed its sNDA in December 2012 and therefore, 50% of Dr. Allen's shares became exercisable at that time. Further, in the event that (i) FDA approval of the sNDA for the broad IDA indication for Feraheme is obtained by March 31, 2014 and (ii) at the time of FDA approval, Dr. Allen continues to be a service provider to the Company providing services with respect to the sNDA filing for the broad IDA indication for Feraheme, then all shares subject to the option that then remain unexercisable shall become exercisable.

(9)
The RSUs granted to Mr. Townsend vest in four equal annual installments beginning on the first anniversary of the grant date.

(10)
The exercise price of Mr. Townsend's stock option award is the fair market value of a share of our common stock on the date of grant. This stock option has a ten-year term and will vest in four equal annual installments beginning on the first anniversary of the grant date.

(11)
The exercise price of Mr. White's stock option award is the fair market value of a share of our common stock on the date of grant. This stock option has a seven-year term and vests over four years after the grant date as follows: (i) 25% on the first anniversary of the grant date and (ii) equal quarterly installments over the next three years thereafter. In addition, 50% of the unvested portion of this option award will be accelerated in the event the Company acquires an FDA-approved product that has generated at least $10 million in revenue during the 12 month period preceding the acquisition, provided Mr. White continues to have primary responsibility over the Company's business development function at the time of such transaction. Further, in the event that after the above transaction has closed, the Company acquires a second product in a transaction that would be required to be reported to the SEC as a "material contract" or is otherwise deemed by the Board to be of material importance to the Company's growth strategy, then the remaining shares subject to this option will become exercisable, provided Mr. White continues to have primary responsibility over the Company's business development function at the time of such transaction.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

        The following table sets forth certain information regarding outstanding equity awards held by each of our named executive officers at December 31, 2012:

		Option Awards(1)						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
William K. Heiden	5/14/2012	—		300,000	(4)	12.99	5/14/2022	—		—		—		—
	5/14/2012	—		—		—	—	100,000	(4)	1,471,000	(4)	—		—
Frank E. Thomas	8/1/2011	15,000		45,000		14.91	8/1/2021	—		—		—		—
	8/1/2011	—		—		—	—	15,000		220,650		—		—
	11/30/2011	—		—		—	—	10,000	(5)	147,100	(5)	—		—
	1/3/2012	—		—		—	—	40,000	(6)	588,400	(6)	—		—
Scott A. Holmes	9/12/2011	1,250		3,750		14.38	9/12/2021	—		—		—		—
	9/12/2011	—		—		—	—	2,250		33,098		—		—
	12/5/2011	—		—		—	—	2,500	(7)	36,775	(7)	—		—
	6/25/2012	—		30,000	(8)	14.89	6/25/2019	—		—		—		—
Lee F. Allen, M.D., Ph.D.	8/6/2007	50,000		—		52.17	8/6/2017	—		—		—		—
	2/26/2008	20,000		—		47.08	2/26/2018	—		—		—		—
	2/25/2009	22,500		7,500		34.26	2/25/2019	—		—		—		—
	2/24/2010	8,125		8,125		38.29	2/24/2020	—		—		—		—
	2/24/2010	—		—		—	—	2,709		39,849		—		—
	1/7/2011	—		—		—	—	12,500	(9)	183,875	(9)	—		—
	1/7/2011	—		—		—	—	—		—		5,000	(10)	73,550	(10)
	1/3/2012	—		—		—	—	20,000	(6)	294,200	(6)	—		—
	6/25/2012	20,000	(11)	20,000	(11)	14.89	6/25/2019	—		—		—		—
Scott B. Townsend	8/15/2012	—		52,500		14.99	8/15/2022	—		—		—		—
	8/15/2012	—		—		—	—	17,500		257,425		—		—
Christopher G. White	9/4/2007	15,000		—		54.66	9/4/2017	—		—		—		—
	2/26/2008	14,000		—		47.08	2/26/2018	—		—		—		—
	2/25/2009	15,000		5,000		34.26	2/25/2019	—		—		—		—
	2/24/2010	5,000		5,000		38.29	2/24/2020	—		—		—		—
	2/24/2010	—		—		—	—	1,667		24,522		—		—
	1/7/2011	—		—		—	—	8,000	(9)	117,680	(9)	—		—
	1/7/2011	—		—		—	—	—		—		4,000	(10)	58,840	(10)
	1/3/2012	—		—		—	—	20,000	(6)	294,200	(6)	—		—
	6/25/2012	—		40,000	(12)	14.89	6/25/2019	—		—		—		—

(1)
The exercise price for all stock option awards set forth in this table is the fair market value of a share of our common stock on the date of grant. Unless otherwise specified, all option and RSU awards were granted under our Amended and Restated 2000 Stock Plan or our 2007 Plan and vest in equal annual installments over a four-year period beginning on the first anniversary of the grant date, and options have a ten-year term.

(2)
The grant of an RSU entitles the recipient to receive one share of our common stock for each RSU granted.

(3)
The market value of stock and equity incentive plan awards of stock is calculated by multiplying the closing price of a share of our common stock of $14.71 as reported on the NASDAQ on December 31, 2012, the last trading day of 2012, by the number of shares or units of stock or the amount of equity incentive plan awards.

(4)
In May 2012, pursuant to his employment agreement entered into upon joining the Company, Mr. Heiden was granted an option to purchase 300,000 shares of the Company's common stock. In addition, Mr. Heiden was granted 100,000 RSUs. These grants were both issued outside of our 2007 Plan pursuant to the inducement grant exception set forth in NASDAQ Listing Rule 5635(c)(4).

(5)
On November 30, 2011, Mr. Thomas was granted 20,000 RSUs which vests in three annual installments as follows: (i) 50% on the first anniversary of the grant date and (ii) 25% on each of the second and third anniversaries of the grant date. Further, if Mr. Thomas' employment is terminated by the Company, other than in connection with a change of control, without cause, or by Mr. Thomas for good reason, each as defined in Mr. Thomas' employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

(6)
On January 3, 2012, all of our then serving executive officers were granted RSUs which vest in three annual installments as follows: (i) 50% on the first anniversary of the grant date and (ii) 25% on each of the second and third anniversaries of the grant date. Further, if the executive's employment is terminated by the Company, other than in connection with a change of control, without cause, or by the executive for good reason, each as defined in executive's employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

(7)
On December 5, 2011, Mr. Holmes was granted 5,000 RSUs which vests in three annual installments as follows: (i) 50% on the first anniversary of the grant date and (ii) 25% on each of the second and third anniversaries of the grant date. Further, if Mr. Holmes' employment is terminated by the Company, other than for death, disability or cause, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

(8)
On June 25, 2012, Mr. Holmes was granted an option to purchase 30,000 shares of our common stock. This option has a seven-year term and vests over four years after the grant date as follows: (i) 25% on the first anniversary of the grant date and (ii) equal quarterly installments over the next three years thereafter.

(9)
On January 7, 2011, all of our then serving executive officers, including Dr. Allen and Mr. White, were granted RSUs which vest in three annual installments as follows: (i) 50% on the first anniversary of the grant date and (ii) 25% on each of the second and third anniversaries of the grant date.

(10)
On January 7, 2011, all of our then serving executive officers, including Dr. Allen and Mr. White, were granted RSUs which vest in a single installment on the earlier of (i) the fourth anniversary of the date of grant and (ii) immediately prior to a change of control of the Company, provided, that in either case the closing price of a share of the Company's common stock is at least $30.00 per share.

(11)
On June 25, 2012, Dr. Allen was granted an option to purchase 40,000 shares of our common stock. The option has a seven-year term and vests over four years after the grant date as follows: (i) 25% on the first anniversary of the grant date and (ii) equal quarterly installments over the next three years thereafter. In addition, the terms of the option award provided for the accelerated vesting of 50% of the number of shares subject to the option that then remained unexercisable in the event that our sNDA for the broad IDA indication for Feraheme was filed with the FDA by the end of 2012 and Dr. Allen remained employed by the Company as of the filing date. The Company filed its sNDA in December 2012 and therefore, 50% of Dr. Allen's shares became exercisable at that time. Further, in the event that (i) FDA approval of the sNDA for the broad IDA indication for Feraheme is obtained by March 31, 2014 and (ii) at the time of FDA approval, Dr. Allen continues to be a service provider to the Company providing services with respect to the sNDA filing for the broad IDA indication for Feraheme, then all shares subject to the option that then remain unexercisable shall become exercisable.

(12)
On June 25, 2012, Mr. White was granted an option to purchase 40,000 shares of our common stock. The option has a seven-year term and vests over four years after the grant date as follows: (i) 25% on the first anniversary of the grant date and (ii) equal quarterly installments over the next three years thereafter. In addition, 50% of the unvested portion of this option award will be accelerated in the event the Company acquires an FDA-approved product that has generated at least $10 million in revenue during the 12 month period preceding the acquisition, provided Mr. White continues to have primary responsibility over the Company's business development function at the time of such transaction. Further, in the event that after the above transaction has closed, the Company acquires a second product in a transaction that would be required to be reported to the SEC as a "material contract" or is otherwise deemed by the Board to be of material importance to the Company's growth strategy, then the remaining shares subject to this option will become exercisable, provided Mr. White continues to have primary responsibility over the Company's business development function at the time of such transaction.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2012

        The following table sets forth certain information regarding option exercises and stock vested during the year ended December 31, 2012 with respect to each of our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William K. Heiden	—	—	—	—
Frank E. Thomas	—	—	15,000	225,150
Scott A. Holmes	—	—	3,250	47,755
Lee F. Allen, M.D., Ph.D.	—	—	18,854	269,721
Scott B. Townsend	—	—	—	—
Christopher G. White	—	—	12,583	205,099

(1)
Unless otherwise specified, value is calculated by determining the difference between the market price of the underlying stock on the exercise date and the exercise price of the options.

(2)
Unless otherwise specified, value is calculated by multiplying the number of underlying shares by the closing price of a share of our common stock on the vesting date.

CHANGE OF CONTROL AND SEVERANCE COMPENSATION

        Our change of control and severance compensation arrangements are designed to meet the following objectives:

Change of Control

        Our philosophy is that appropriate provision should be made for our executive officers both upon the occurrence of a change of control of the Company and in the event their employment is terminated within one year following such a change of control. We believe that providing severance compensation if an executive officer is terminated as a result of a change of control promotes the ability of our executives to act in the best interests of our stockholders even where a transformative transaction may result in termination of the executive's employment. We also believe that these mutually-agreed to severance arrangements are appropriate because they are necessary to recruit, retain and motivate key executive talent.

Termination Without Cause

        Our philosophy is that appropriate provision should be made for our executive officers in the event of a termination of their employment with us without cause or if they resign for good reason. We believe that providing such severance compensation encourages our executives to exercise independent business judgment in what they believe to be in the best interests of the Company and those of our stockholders without concern of being terminated without appropriate compensation. We also believe that these mutually-agreed to severance arrangements are appropriate because they are necessary to recruit, retain and motivate key executive talent.

        We have entered into employment agreements with each of our named executive officers, with the exception of Mr. Holmes, which provide for the severance and change of control compensation arrangements described below. In December 2011, we entered into a retention agreement with Mr. Holmes which provided that in the event that we terminate Mr. Holmes' employment without cause and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us, then we are obligated to pay Mr. Holmes the following: (i) 100% of the retention bonus amounts then payable to Mr. Holmes on any payment date scheduled to occur after the date of such termination; and (ii) nine months of severance pay based upon Mr. Holmes' then current salary paid in equal installments over the severance period in accordance with our usual payroll schedule. Our retention agreement with Mr. Holmes was in effect through December 31, 2012.

Chief Executive Officer

        On May 6, 2012, we entered into an employment agreement with Mr. Heiden. Our employment agreement with Mr. Heiden provides that in the event that we terminate the employment of Mr. Heiden, other than for death, disability or cause, or Mr. Heiden resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us, then we are obligated to pay severance to Mr. Heiden in an amount equal to 24 months of his then current base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule. This provision does not apply during the one-year period following a change of control.

        Further, in the event that within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of Mr. Heiden other than for death, disability or cause, or Mr. Heiden resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us or our successor, then we or our successor are obligated to provide Mr. Heiden with the following benefits post-termination:

  •
  12 months of base salary if a change of control occurs prior to the six month anniversary of the date Mr. Heiden began his employment with the Company (i.e. May 14, 2012), or the Effective Date; 18 months of base salary if a change of control occurs after the six month anniversary but prior to the 12 month anniversary of the Effective Date; and 24 months of base salary if a change of control occurs after the 12 month anniversary of the Effective Date;

  •
  A lump sum equal to one times Mr. Heiden's target annual bonus amount if a change of control occurs prior to the six month anniversary of the Effective Date; one and one-half times Mr. Heiden's target annual bonus amount if a change of control occurs after the six month anniversary but prior to the 12 month anniversary of the Effective Date; and two times Mr. Heiden's target annual bonus amount if a change of control occurs after the 12 month anniversary of Mr. Heiden's Effective Date;

  •
  Payment or reimbursement of the premiums for continued health and dental benefits until the earlier of (i) 12 months post termination and (ii) health and dental coverage being provided to Mr. Heiden under another employer's health and dental plans; and

  •
  The full acceleration of vesting of any then unvested outstanding stock options, RSUs and other equity incentives that were granted before such change of control.

        In addition, Mr. Heiden's employment agreement contains a provision which provides that any payments otherwise due to Mr. Heiden in connection with a change of control shall be reduced to the extent necessary so that no excise taxes would be due on any such payments.

        Mr. Heiden's employment agreement also provides that, in the event of the death or permanent disability of Mr. Heiden, all unvested equity awards then held by him shall become immediately vested in full. In addition, in the event of his death, Mr. Heiden's estate shall be eligible to receive a pro rata portion of his performance bonus for such year based upon the Board's determination that any individual performance objectives were met as of the time of Mr. Heiden's death.

Other Named Executive Officers

        We currently have employment agreements in place with all of our named executive officers, with the exception of Mr. Holmes. These employment agreements each provide for the executive to receive a base salary, subject to adjustment at the discretion of the Board or the Compensation Committee, as discussed above under "Other Named Executive Officers' Compensation." In addition, these agreements all contain the following severance and change of control provisions. In the event that we terminate the named executive officer's employment, other than for death, disability or cause, or he resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us, then we are obligated to pay severance to the executive in an amount equal to 12 months of his then current base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule. This provision does not apply during the one-year period following a change of control. In addition, certain RSUs granted to the named executive officers contain terms that provide for acceleration of a portion of the outstanding RSUs in the event that we terminate the named executive officer's employment, other than for death, disability or cause, or he resigns for good reason.

        Further, our employment agreements with each of our named executive officers, other than Mr. Holmes, provide that upon a change of control of the Company, 50% of the unvested portion of any options to purchase common stock, RSUs and other equity incentives then held by the executive will become immediately vested. The remaining unvested portions of such grants shall continue to vest after the closing of a change of control on the same vesting schedule, but at 50% of the number of shares that were to vest on each vesting date prior to the change of control. However, in the event that upon a change of control, the Company or the successor to or acquirer of the Company's business elects not to assume all the then unvested outstanding stock options, RSUs and other equity incentives that were granted to the executive officer prior to the change of control, such securities will become vested in full as of the date of the change of control.

        In addition, in the event that within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of the named executive officer, other than Mr. Holmes, and other than for death, disability or cause, or he resigns for good reason, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us or our successor, then we or our successor, are obligated to provide the executive with the following benefits post-termination:

  •
  12 months of base salary, paid in equal installments over the severance period in accordance with our usual payroll schedule;

  •
  A lump sum equal to one times the executive's target annual bonus amount for the year in which the change of control occurs;

  •
  Payment or reimbursement of the premiums for continued health and dental benefits until the earlier of (i) 24 months post termination and (ii) health and dental coverage being provided to the executive under another employer's health and dental plan; and

  •
  The full acceleration of vesting of any then unvested outstanding stock options, RSUs and other equity incentives that were granted before such change of control.

        In addition, our employment agreements with each of our named executive officers, other than Mr. Holmes, contain a provision which allows any payments otherwise due to the executive in connection with a change of control to be reduced to the extent necessary so that no excise taxes would be due on any such payments, but only if such reduction would result in the executive retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid.

        Our employment agreements with each of our named executive officers, other than Mr. Holmes, also provide that, in the event of the death or permanent disability of the executive, all unvested equity awards then held by him shall become immediately vested in full. In addition, in the event of a named executive officer's death, other than Mr. Holmes, such named executive officer's estate shall be eligible to receive a pro rata portion of such officer's performance bonus for such year based upon the Board's determination that any individual performance objectives were met as of the time of such officer's death.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The table below sets forth the estimated amount of payments and other benefits each named executive officer would have been entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2012. The information is provided relative to the named executive officer's termination or change of control policies or arrangements in place on such date. The values relating to vesting of stock options and RSU awards are based upon a per share fair market value of our common stock of $14.71, the closing price of a share of our common stock as reported on the NASDAQ on December 31, 2012. Actual payments made at any future date will fluctuate based on various factors, including salary and bonus levels, the vesting schedules of the various equity-based awards, and the price of our common stock at the time of termination or change of control.

Name	Salary and Other Cash Payments ($)		Vesting of Stock Options ($)(1)		Vesting of RSUs ($)(2)		Health and Dental Benefits ($)(3)		Total ($)(11)
William K. Heiden
Termination without cause or resignation for good reason other than in the context of a change of control	1,000,000	(4)	—		—		—		1,000,000
Change of control without termination of employment	—		—		—		—		—
Termination without cause or resignation for good reason within 12 months following a change of control	1,312,500	(4)	516,000	(4)	1,471,000	(4)	19,012	(4)	3,318,512
Termination upon death	259,875	(10)	516,000	(10)	1,471,000	(10)	—		2,246,875
Termination upon disability	—		516,000	(10)	1,471,000	(10)	—		1,987,000
Frank E. Thomas
Termination without cause or resignation for good reason other than in the context of a change of control	415,000	(5)	—		367,750	(6)	—		782,750
Change of control without termination of employment	—		—		478,075	(7)	—		478,075
Termination without cause or resignation for good reason within 12 months following a change of control	622,500	(5)	—		956,150	(7)	38,023		1,616,673
Termination upon death	230,325	(10)	—		956,150	(10)	—		1,186,475
Termination upon disability	—		—		956,150	(10)	—		956,150
Scott A. Holmes
Termination without cause or resignation for good reason other than in the context of a change of control	193,500	(8)	—		18,388	(9)	—		211,888
Change of control without termination of employment	—		619	(9)	34,936	(9)	—		35,555
Termination without cause or resignation for good reason within 12 months following a change of control	193,500	(8)	1,238	(9)	69,873	(9)	—		264,611
Termination upon death	—		—		—		—		—
Termination upon disability	—		—		—		—		—

Name	Salary and Other Cash Payments ($)		Vesting of Stock Options ($)(1)	Vesting of RSUs ($)(2)		Health and Dental Benefits ($)(3)	Total ($)(11)
Lee F. Allen, M.D., PhD.
Termination without cause or resignation for good reason other than in the context of a change of control	375,000	(5)	—	147,100	(6)	9,506	531,606
Change of control without termination of employment	—		—	258,962	(7)	—	258,962
Termination without cause or resignation for good reason within 12 months following a change of control	562,500	(5)	—	517,924	(7)	38,023	1,118,447
Termination upon death	210,000	(10)	—	517,924	(10)	—	727,924
Termination upon disability	—		—	517,924	(10)	—	517,924
Scott B. Townsend
Termination without cause or resignation for good reason other than in the context of a change of control	315,000	(5)	—	—		—	315,000
Change of control without termination of employment	—		—	128,713	(7)	—	128,713
Termination without cause or resignation for good reason within 12 months following a change of control	441,000	(5)	—	257,425	(7)	38,023	736,448
Termination upon death	52,668	(10)	—	257,425	(10)	—	310,093
Termination upon disability	—		—	257,425	(10)	—	257,425
Christopher G. White
Termination without cause or resignation for good reason other than in the context of a change of control	320,000	(5)	—	147,100	(6)	—	467,100
Change of control without termination of employment	—		—	218,201	(7)	—	218,201
Termination without cause or resignation for good reason within 12 months following a change of control	448,000	(5)	—	436,402	(7)	38,023	922,425
Termination upon death	139,520	(10)	—	436,402	(10)	—	575,922
Termination upon disability	—		—	436,402	(10)	—	436,402

(1)
The amount shown in this column represents the difference between the exercise price and the fair market value of the accelerated options assuming an $14.71 fair market value of a share of our common stock based on the reported closing price on the NASDAQ on December 31, 2012. Any option with an exercise price of greater than $14.71 was assumed to be cancelled for no consideration and, therefore, had no intrinsic value.

(2)
The amount shown in this column was calculated by multiplying the executive's number of unvested shares at December 31, 2012 scheduled to vest upon the specified event by $14.71, the fair market value of a single share of our common stock on December 31, 2012.

(3)
Under the terms of our employment agreements with each of our named executive officers, other than Messrs. Heiden and Holmes, who was employed by the Company at December 31, 2012, if, within one year from the date a change of control of the Company occurs, we or our successor terminates the employment of the named executive officer other than for death, disability or cause, or he resigns for good reason, he is entitled to continued health and dental coverage for the earlier of (i) twenty-four months from the date of termination and (ii) the date he is provided with health and dental coverage by another employer's health and dental plan. For purposes of this table we have assumed twenty-four months of coverage under each named executive officer's current health and dental benefits.

(4)
Under the terms of our employment agreement with Mr. Heiden, he is entitled to twenty-four months of severance pay based on his then current salary if he is terminated without cause or resigns for good reason. In addition, if Mr. Heiden is terminated without cause or resigns for good reason within one year following a change of control, he will receive between twelve and twenty-four months of severance, depending on his length of service when the change of control occurs, as described above under "Change of Control And Severance Compensation." Based on our assumption that December 31, 2012 would be Mr. Heiden's date of termination, he would be entitled to eighteen months of severance if a change of control had occurred. Further, Mr. Heiden will also receive a lump sum equal to one and one-half times his target bonus amount, based on our assumptions noted herein. Mr. Heiden is also entitled to continued health and dental coverage for the earlier of (i) twelve months from the date of termination and (ii) the date he is provided with health and dental coverage by another employer's health and dental plan. In addition, 100% of any unvested options to purchase common stock, RSUs and other equity incentives then held by Mr. Heiden will become immediately vested and exercisable if Mr. Heiden is terminated without cause or resigns for good reason within one year following a change of control.

(5)
Under the terms of our employment agreements with each of our named executive officers, other than Messrs. Heiden and Holmes, who was employed by the Company at December 31, 2012, each executive is entitled to twelve months of severance pay based on his then current salary if he is terminated without cause or resigns for good reason. In addition, if the named executive officer is terminated without cause or resigns for good reason within one year following a change of control, he will receive twelve months of severance pay based on his then current salary as well as one times the target annual bonus payable to him for the year in which the change of control occurs.

(6)
In January 2012, Messrs. Thomas and White and Dr. Allen were each awarded an RSU grant which vests in three annual installments as follows: (i) 50% on the first anniversary of the grant date and (ii) 25% on each of the second and third anniversaries of the grant date. In addition, if the executive officer's business relationship with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by the executive for good reason, each as defined in his employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited. In addition, in November 2011, Mr. Thomas was awarded an RSU grant which vests in three annual installments as follows: (i) 50% on the first anniversary of the grant date and (ii) 25% on each of the second and third anniversaries of the grant date. If Mr. Thomas' business relationship with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by the executive for good reason, each as defined in his employment agreement with the Company, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited.

(7)
Under the terms of our employment agreements with each of our named executive officers, other than Messrs. Heiden and Holmes, who was employed at December 31, 2012, 50% of any unvested options to purchase common stock, RSUs and other equity incentives then held by the executive will become immediately vested upon a change of control, and the remaining unvested amount will become immediately vested and exercisable if the executive is terminated without cause or resigns for good reason within one year following a change of control.

(8)
Our December 2011 retention agreement with Mr. Holmes provides that in the event that we terminate Mr. Holmes' employment without cause, including in connection with or following a change of control, and he has complied with all his obligations under all agreements with us and signs a general release of claims in a form acceptable to us, we are obligated to pay Mr. Holmes the following: (i) 100% of the retention bonus amounts then payable to Mr. Holmes on any payment date scheduled to occur after the date of such termination; and (ii) nine months of severance pay based upon Mr. Holmes' then current salary paid in equal installments over the severance period in accordance with our usual payroll schedule.

(9)
In September of 2011, Mr. Holmes was awarded an option to purchase 5,000 shares of our common stock and an RSU grant of 3,000 shares of our common stock. Both awards vest in equal annual installments over four years from the grant date. In addition, in December 2011, Mr. Holmes was awarded an RSU grant of 5,000 shares of our common stock. This grant vests in three annual installments as follows: (i) 50% on the first anniversary of the grant date and (ii) 25% on each of the second and third anniversaries of the grant date. In addition, pursuant to the terms of Mr. Holmes' December 2011 grant, if Mr. Holmes' business relationship with the Company is terminated by the Company, other than in connection with a change of control, without cause, or by the executive for good reason, then the number of RSUs scheduled to vest on the next scheduled vesting date following such termination shall accelerate immediately upon such termination and any remaining unvested RSUs shall be forfeited. Under the Company's change of control policy, 50% of Mr. Holmes' unvested options and other equity incentives shall vest immediately. In the event Mr. Holmes is terminated within one year following a change of control, the remaining 50% of his unvested options and other equity incentives shall vest immediately.

(10)
Under the terms of our employment agreements with each of our named executive officers, other than Mr. Holmes, who was employed at December 31, 2012, all unvested equity awards then held by him shall become immediately vested in full in the event of the death or permanent disability of the executive. In addition, in the event of a named executive officer's death, other than Mr. Holmes, such named executive officer's estate shall be eligible to receive a pro rata portion of such officer's performance bonus for such year based upon the Board's determination that any individual performance objectives were met as of the time of such officer's death.

(11)
In the case of a change of control, such total amounts may be reduced if such amounts constitute "parachute payments" within the meaning of Section 280G of the Code and are subject to the excise tax under Section 4999 of the Code. Mr. Heiden's employment agreement contains a provision which provides that any payments otherwise due to Mr. Heiden in connection with a change of control shall be reduced to the extent necessary so that no excise taxes would be due on any such payments. The employment agreement of each of Messrs. Thomas, Townsend and White and Dr. Allen contains a provision which provides that any payments otherwise due such executive officer in connection with a change of control may be reduced to the extent necessary so that no excise taxes would be due on such payments, but only to the extent such reduction would result in such executive officer retaining a larger portion of such payments on an after-tax basis than if no reduction was made and the excise taxes had been paid.

        In March 2013, Dr. Allen resigned as the Company's Executive Vice President for Medical Development and Chief Medical Officer and entered into a consulting agreement with the Company, the terms of which are summarized under "Executive Compensation Decisions and Processes—Compensation Decisions Made Following our June 2012 Corporate Restructuring."

401(K) PLAN

        We provide a 401(k) Plan to our employees under which they may defer compensation for income tax purposes under Section 401(k) of the Code. Under our current 401(k) Plan, the Company provides a fully vested contribution equal to 3% of each employee's, including each named executive officer's, base salary and bonus payments for each plan year. All contributions to the 401(k) plan by or on behalf of employees, including the Company's 3% contribution, are subject to the aggregate annual limits prescribed by the Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Messrs. Santini (Chair), Perez, and Narachi. From January through May 2012, the Compensation Committee consisted of Messrs. Perez (Chair), Narachi and Scoon. No one who served as a member of the Compensation Committee during 2012 is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party. During the year ended December 31, 2012, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or our Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, referred to herein as "Reporting Persons," to file with the SEC, initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the year ended December 31, 2012, and written representations from our directors and executive officers who served in such capacity during the year ended December 31, 2012, we believe that all Reporting Persons complied with all Section 16(a) filing requirements for the year ended December 31, 2012.

PROPOSAL 3: APPROVAL OF THE THIRD AMENDED AND
RESTATED 2007 EQUITY INCENTIVE PLAN

Overview

        Our Board believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in the Company. Our Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with the Company.

        On April 12, 2013, our Board approved an amendment and restatement of the Company's 2007 Plan, subject to stockholder approval, in the form of the Third Amended and Restated 2007 Equity Incentive Plan, or the Restated Plan. The Restated Plan increases the aggregate number of shares authorized for issuance under the Restated Plan by 1,100,000 shares from 3,415,325 shares to 4,515,325 shares. Shares underlying any awards under the Company's Amended and Restated 2000 Stock Plan, or the 2000 Plan, that are forfeited, canceled or otherwise terminated (other than by exercise) on or after November 27, 2007 shall be added to the shares available for issuance under the Restated Plan. The expiration of the Restated Plan will be extended until May 23, 2023, which is ten years from the date of the annual meeting, and incentive stock options may be granted until April 12, 2023, which is ten years from the date the Board approved the Restated Plan.

        The Company commits that, with respect to the number of shares subject to awards granted over the next three fiscal years, we will maintain an average annual burn rate over that period that does not exceed 6.7% of weighted common shares outstanding. For purposes of calculating the number of shares granted in a particular year, all awards will first be converted into option-share equivalents. In this case, each share that is subject to awards other than options will count as equivalent to 2.0 option shares for purposes of calculating the average annual burn rate.

        This amendment and restatement was designed to enhance the flexibility of the Compensation Committee in granting stock options and other awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committee. If the proposed amendment and restatement of our 2007 Plan is not approved by our stockholders, we currently anticipate that we will exhaust all the shares available for issuance under our 2007 Plan prior to our 2014 company-wide annual performance grants, which typically are granted in the first quarter of each year and prior to our annual stockholders meeting. A copy of the Restated Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

        As of December 31, 2012, we have granted options and RSUs covering 5,283,775 shares of common stock under our 2007 Plan, of which 2,273,686 stock options and 615,430 RSUs have expired or terminated, and of which 38,338 options have been exercised and 347,725 shares of common stock were issued upon settlement of vested RSUs. The number of options and RSUs outstanding under this plan as of December 31, 2012 was 1,734,920 and 273,676, respectively, and there were 1,513,918 shares of common stock available for grant under the 2007 Plan, not including any shares that might in the future be added back to the shares available for issuance under the Restated Plan as a result of forfeiture, cancelation or other termination (other than by exercise).

        As of the Record Date, we have granted options and RSUs covering 6,085,975 shares of common stock under our 2007 Plan, of which 2,368,235 stock options and 617,587 RSUs have expired or terminated, and of which 38,525 options have been exercised and 382,908 shares of common stock were issued upon settlement of vested RSUs. The number of options and RSUs outstanding under this plan as of the Record Date was 2,301,584 and 377,136, respectively, and there were 900,814 shares of common stock available for grant under the 2007 Plan, not including any shares that might in the future be added back to the shares available for issuance under the Restated Plan as a result of forfeiture, cancelation or other termination (other than by exercise). A total of 21,554,391 shares of our common stock were outstanding as of the Record Date.

        Proposal 3 seeks stockholder approval of the Restated Plan. Stockholder approval of Proposal 3 will also allow certain awards granted under the Restated Plan to qualify as performance-based compensation exempt from the cap imposed by Section 162(m) of the Code on the Company's tax deduction with respect to compensation paid to certain executive officers.

Summary of Material Features of the Restated Plan

        While our Board is aware of and has considered the potential dilutive effect of additional awards and option grants, it also recognizes the performance and motivational benefits of equity compensation and believes that the proposed Restated Plan, including an increase in available shares, is consistent with our Executive Compensation Philosophy Statement and the compensatory practices of other bio-pharmaceutical companies in our peer group. The exercise price of any option grants under the Restated Plan will be at or above the fair market value of our common stock on the close of business on the date such option is granted. Furthermore, since our Board typically grants awards to employees that vest over a three or four year period, employees must generally remain with the Company in order to reap the potential benefits of their awards.

        The following material features of the Restated Plan are designed to protect our stockholders' interests and to reflect corporate governance best practices including:

  •
  Flexibility in designing equity compensation scheme.  The Restated Plan allows us to provide a broad array of equity incentives, including awards of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance units, dividend equivalent rights, and cash-based awards.

  •
  Share counting provisions.  Grants of "full value" awards are deemed for purposes of determining the number of shares available for future grants under the Restated Plan as an award for 1.5 shares for each share of common stock subject to the award. Grants of stock option or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award. This helps to ensure that management and our Compensation Committee are using the share reserve effectively and with regard to the value of each type of equity award.

  •
  No Liberal Share Recycling.  Shares tendered or held back for taxes will not be added back to the reserved pool under the Restated Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares reacquired by the Company on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool.

  •
  Minimum vesting provisions.  Minimum vesting provisions are required for certain grants of restricted stock, restricted stock units and performance share awards to employees.

  •
  Limited vesting acceleration.  Subject to limited exceptions, the Restated Plan provides that the vesting of awards may only be accelerated upon death, disability, retirement or a sale event unless provided for in the terms of the original grant.

  •
  Repricing is not allowed.  The exercise price of stock options and stock appreciation rights will not be decreased in any manner without stockholder approval.

  •
  Stockholder approval is required for additional shares.  The Restated Plan does not contain an "evergreen" provision. Thus, any increase to the maximum share reserve in the Restated Plan is subject to approval by our stockholders allowing our stockholders the ability to have a say on our equity compensation programs.

  •
  Broad-based eligibility for equity awards.  We grant equity awards to a large portion of our employees. By doing so, we tie our employees' interests with stockholder interests and motivate our employees to act as owners of the business.

  •
  Reasonable limit on equity awards.  The Restated Plan limits the number of shares of common stock available for equity awards such that no employee may be granted an equity award covering more than 300,000 shares in a calendar year.

        Based solely on the closing price of our common stock as reported by the NASDAQ on April 5, 2013 and the maximum number of shares that would have been available for awards under the Restated Plan as of such date taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Restated Plan is $48,076,029. The shares of common stock underlying any awards under the Restated Plan or the 2000 Plan that are forfeited, canceled or are otherwise terminated (other than by exercise) are added back to the shares of common stock available for issuance under the Restated Plan. The following shares will not be added back to the shares authorized for issuance under the Restated Plan: shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise.

  Qualified Performance-Based Compensation under Code Section 162(m)

        To ensure that certain awards granted under the Restated Plan to a "Covered Employee" (as defined in the Code) qualify as "performance-based compensation" under Section 162(m) of the Code, the Restated Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total shareholder return; (2) earnings before interest, taxes, depreciation and/or amortization; (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (4) changes in the market price of the stock; (5) economic value-added; (6) funds from operations or similar measure; (7) sales or revenue; (8) acquisitions or strategic transactions; (9) operating income (loss); (10) cash flow (including, but not limited to, operating cash flow and free cash flow); (11) return on capital, assets, equity or investment; (12) return on sales; (13) revenues; (14) return on assets; (15) return on operating assets; (16) return on equity; (17) profits; (18) gross or net profit levels; (19) productivity; (20) expense; (21) margins; (22) operating efficiency; (23) customer satisfaction; (24) working capital; (25) earnings (loss) per share of stock; (26) sales or market shares; and (27) number of customers, any of which may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Performance goals may be based upon specified levels of Company, subsidiary, affiliate or division performance under one or more of the criteria set forth above relative to the performance of other entities, divisions or subsidiaries. The Compensation Committee will select the particular performance criteria within the time period specified by Section 162(m) of the Code. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 300,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 300,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $5,000,000 for any calendar year.

  Summary of the Restated Plan

        The following description of certain features of the Restated Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Restated Plan that is attached hereto as Appendix A.

        Plan Administration.    The Restated Plan is administered by the Compensation Committee. The Compensation Committee have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Restated Plan. The Compensation Committee may delegate to the Chief Executive Officer the authority to grant stock options and/or restricted stock units to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

        Eligibility.    Persons eligible to participate in the Restated Plan will be those full- or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries or affiliates as selected from time to time by the Compensation Committee in their discretion. Approximately 136 individuals are currently eligible to participate in the Restated Plan, which includes seven officers, 124 employees who are not officers, and five non-employee directors.

        Plan Limits.    The maximum award of stock options granted to any one individual will not exceed 300,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award shall not exceed 300,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $5,000,000. In addition, no more than 4,515,325 shares may be issued in the form of incentive stock options.

        Stock Options.    The Restated Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Restated Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors, consultants and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the closing price of the shares of common stock on the NASDAQ on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Restated Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Stock Appreciation Rights.    The Compensation Committee may award stock appreciation rights, subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right shall be determined by the Compensation Committee, but may not exceed ten years.

        Restricted Stock.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals, as summarized above, and/or continued employment with us through a specified restricted period.

        Restricted Stock Units.    The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals, as summarized above, and/or continued employment with the Company through a specified vesting period.

        Unrestricted Stock Awards.    The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Restated Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Performance Share Awards.    The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals, as summarized above, and such other conditions as the Compensation Committee shall determine.

        Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award subject to performance vesting may be paid only if the related award becomes vested.

        Cash-Based Awards.    The Compensation Committee may grant cash bonuses under the Restated Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals, as summarized above.

        Minimum Vesting Requirements.    Except in the case of death, disability, retirement or a sale event, and with certain exceptions applicable to awards granted prior to May 5, 2009 or awards with respect to no more than 10% of shares available for issuance under the Restated Plan, the minimum restriction or vesting period with respect to any restricted stock award, restricted stock unit award and performance share award granted to employees or consultants shall be no less than one year in the case of a performance-based restriction or vesting period and no less than three years in the case of a time-based restriction or vesting period (provided such time-based restriction or vesting period may lapse or vest incrementally over such three year period).

        Change of Control Provisions.    The Restated Plan provides that upon the effectiveness of a "sale event," as defined in the Restated Plan, except as otherwise provided by the Compensation Committee in the award agreement, the parties to the sale event may agree that awards shall be assumed or continued by the successor entity. Upon the effective time of the sale event, the plan and all awards will terminate. In the event of such termination (i) the Company shall have the option, in its sole discretion, to make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights or (ii) each grantee will be permitted, within a specified period of time prior to the sale event, to exercise all outstanding options and stock appreciation rights, to the extent then exercisable.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The Restated Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Restated Plan, to certain limits in the Restated Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the Restated Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to the exercise or vesting.

        Amendments and Termination.    The Compensation Committee may at any time amend or discontinue the Restated Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under the rules of the NASDAQ, any amendments that materially change the terms of the Restated Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Restated Plan qualifies as performance-based compensation under Section 162(m) of the Code.

        Effective Date of Restated Plan.    The Board adopted the Restated Plan on April 12, 2013, and the Restated Plan becomes effective on the date it is approved by stockholders. No awards may be granted under the Restated Plan after ten years from the date of stockholder approval, and no incentive stock options may be granted under the Restated Plan after ten years from the date the Restated Plan is approved by the Board. If the Restated Plan is not approved by stockholders, the Second Amended and Restated 2007 Equity Incentive Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

 New Plan Benefits

        Because the grant of awards under the Restated Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Restated Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Restated Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2012: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock and RSUs
Name and Position	Average Exercise Price(1)	Number (#)	Dollar Value(2)	Number (#)
William K. Heiden,	$12.99	300,000	$1,299,000	100,000
President and Chief Executive Officer
Frank E. Thomas,	—	—	$749,600	40,000
Executive Vice President and Chief Operating Officer, Former Interim President and Chief Executive Officer
Scott A. Holmes,	$14.89	30,000	$—	—
Vice President of Finance, Chief Accounting Officer and Treasurer
Lee F. Allen, M.D., Ph.D.,	$14.89	40,000	$374,800	20,000
Former Executive Vice President of Medical Development and Chief Medical Officer
Scott B. Townsend,	$14.99	52,500	$262,325	17,500
Senior Vice President, General Counsel and Secretary
Christopher G. White,	$14.89	40,000	$374,800	20,000
Senior Vice President and Chief Business Officer
All current executive officers, as a group	$14.75	450,500	$2,685,725	177,500
All current non-employee directors, as a group	$14.54	44,300	$250,468	18,550
All employees who are not executive officers, as a group	$15.21	725,750	$43,920	3,000

(1)
The average exercise price was calculated using a weighted average basis.

(2)
The amount shown in this column was calculated by multiplying the number of RSUs by the fair market value on the date of grant.

Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the Restated Plan. It does not describe all federal tax consequences under the Restated Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, the Company's deduction for certain awards under the Restated Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Restated Plan is structured to allow certain awards to qualify as performance-based compensation.

 Equity Compensation Plan Information

        The following table presents information at December 31, 2012 regarding shares of common stock that may be issued under the Company's equity compensation plans consisting of the Restated Plan and our 2010 Employee Stock Purchase Plan.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, RSUs and rights		Weighted average exercise price of outstanding options, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a))(2)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,163,749		$24.67	1,535,851
Equity compensation plans not approved by security holders(3)	400,000		$12.99	—

Total	2,563,749	(4)		1,535,851

(1)
Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(2)
As of December 31, 2012, there were 1,513,918 shares available for grants under the 2007 Plan and 21,933 shares available for grants under the Company's 2010 Employee Stock Purchase Plan.

(3)
Consists of (i) 300,000 shares of our common stock which are issuable upon exercise of a stock option and (ii) 100,000 restricted stock units granted to Mr. Heiden outside of the 2007 Plan as an employment inducement award in connection with the commencement of his employment as President and Chief Executive Officer in May 2012. This grant was made in reliance on NASDAQ Listing Rule 5635(c)(4).

(4)
Includes 2,190,073 shares of common stock issuable upon the exercise of outstanding options and 373,676 shares of common stock issuable upon the vesting of restricted stock units.

Required Vote

        The affirmative vote of the holders of a majority of the shares of our common stock resent or represented and voting at the Annual Meeting is required to approve the Restated Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS, AND DEEMS ADVISABLE, THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE THIRD AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company's independent registered public accounting firm for the year ending December 31, 2013, and the Board has ratified such appointment. The Board has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting.

        PricewaterhouseCoopers LLP or its predecessor has served as our independent registered public accounting firm since our inception in 1981. Representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, the Board is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will not be required to replace PricewaterhouseCoopers LLP as our independent registered public accounting firm. In the event of such a failure to ratify, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in our and our stockholders' best interests.

Principal Accountant Fees and Services

        The following table summarizes the fees billed for professional services by PricewaterhouseCoopers LLP for the years ended December 31, 2012 and 2011:

Fee Category	Year Ended December 31, 2012	Year Ended December 31, 2011
Audit Fees(1)	$700,772	$678,721
Audit-Related Fees(2)	—	282,975
All Other Fees(3)	1,800	1,800

Total	$702,572	$963,496

(1)
Audit fees consisted of fees for the audit of our financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, assistance with and review of documents provided to the SEC in responding to SEC comments and other professional services provided in connection with regulatory filings or engagements.

(2)
Audit-related fees consisted of fees for services related to due diligence, accounting consultations and advice and 2011 costs related to our proposed merger with Allos. All audit-related fees were pre-approved by the Audit Committee.

(3)
All other fees represent payment for access to the PricewaterhouseCoopers LLP on-line accounting research database. All other fees were pre-approved by the Audit Committee.

        In connection with the audit of our 2012 financial statements, we entered into an engagement agreement with PricewaterhouseCoopers LLP which sets forth the terms by which PricewaterhouseCoopers LLP would perform audit services for the Company.

        All services expected to be rendered by PricewaterhouseCoopers LLP in 2013 are permissible under applicable laws and regulations, and are expected to be pre-approved by the Audit Committee.

The Audit Committee also expects to approve certain non-audit services to be performed by PricewaterhouseCoopers LLP in 2013.

Pre-Approval Policies and Procedures

        Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm.

        The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm and has approved the provision of certain specific non-audit services expected to be performed by PricewaterhouseCoopers LLP in 2013. In addition, circumstances may arise during the year necessitating the engagement of PricewaterhouseCoopers LLP or another independent registered public accounting firm for additional audit or permissible non-audit services. In those instances, under our current pre-approval policy, each member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services provided that such member promptly informs the Audit Committee of such approval.

Required Vote

        The affirmative vote of the stockholders holding a majority of shares of common stock present or represented and voting at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

By Order of the Board of Directors,

Scott B. Townsend Secretary

        The Board welcomes stockholders who wish to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete and deliver a proxy by one of the methods provided in the enclosed proxy card. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

        Copies of the Proxy Statement, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and any other proxy materials are available without charge upon written request to our principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Investor Relations.

APPENDIX A

AMAG PHARMACEUTICALS, INC.

THIRD AMENDED AND RESTATED

2007 EQUITY INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the AMAG Pharmaceuticals, Inc. Third Amended and Restated 2007 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of AMAG Pharmaceuticals, Inc., a Delaware corporation (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" means either the Board or the Compensation Committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

        "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Consultant" means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

        "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

        "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

        "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 21.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Non-Employee Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Performance-Based Award" means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

        "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

        "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

        "Performance Share Award" means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

        "Restricted Stock Award" means an Award of shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

        "Restricted Stock Units" means an Award of phantom stock units to a grantee.

        "Sale Event" shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company's outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company's outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

        "Sale Price" means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

        "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

        "Stock" means the common stock of the Company, subject to adjustments pursuant to Section 3.

        "Stock Appreciation Right" means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

        "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

        "Unrestricted Stock Award" means an Award of shares of Stock free of any restrictions.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by the Administrator, provided that the amount, timing and terms of the grants of Awards to Non-Employee Directors shall be determined by the compensation committee or similar committee comprised solely of Non-Employee Directors.

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

          (iii)  to determine the number of shares of Stock to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award, provided that the Administrator generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee's death, disability or retirement, or a change in control (including a Sale Event) (the "Vesting Acceleration Requirements");

          (vi)  subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

         (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to Grant Options.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Options and/or Restricted Stock Units to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options and/or Restricted Stock Units that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d)    Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

        (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's articles or by-laws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        (f)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

        (g)    Full Value Award Minimum Vesting Requirements.    Notwithstanding any other provision in the Plan to the contrary, after May 5, 2009, the minimum restriction or vesting period with respect to any Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award granted to employees shall be no less than one year in the case of a performance-based restriction or vesting period and no less than three years in the case of a time-based restriction or vesting period (the "Minimum Vesting Requirements"); provided, however, that an Award with a time-based restriction or vesting period may become unrestricted and vested incrementally over such three year period; and provided further that, (i) the vesting of any such Award may accelerate (or be accelerated by the Administrator) if one or more of the Vesting Acceleration Requirements is met and (ii) notwithstanding the foregoing, after May 5, 2009, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that result in the issuance of up to 10% of the shares of Stock available for issuance under the Plan pursuant to Section 3(a) may be granted in the aggregate to any one or more eligible participants in the Plan or may be accelerated (other than Awards for which the vesting is accelerated pursuant to arrangements entered into before May 5, 2009) without respect to such Minimum Vesting Requirements or Vesting Acceleration Requirements.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,515,325 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards under the Plan as well as shares of Stock underlying any awards under the Company's Amended and Restated 2000 Stock Plan that are forfeited, canceled or otherwise terminated (other than by exercise) on or after November 27, 2007 shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 300,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, no more than 10 percent of the total number of shares of Stock authorized for issuance under the Plan may be granted in the form of Unrestricted Stock Awards and no more than 4,515,325 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b)    Effect of Awards.    The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 1.5 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

        (c)    Changes in Stock.    Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (d)    Mergers and Other Transactions.    Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.

        (e)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.    STOCK OPTIONS

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

        (a)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

        (b)    Option Term.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

        (c)    Exercisability; Rights of a Stockholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

        (d)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

            (i)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

           (ii)  Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

          (iii)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

          (iv)  With respect to Stock Options that are not Incentive Stock Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

        (e)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.    STOCK APPRECIATION RIGHTS

        (a)    Exercise Price of Stock Appreciation Rights.    The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

        (b)    Grant and Exercise of Stock Appreciation Rights.    Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

        (c)    Terms and Conditions of Stock Appreciation Rights.    Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.    RESTRICTED STOCK AWARDS

        (a)    Nature of Restricted Stock Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Stockholder.    Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.    RESTRICTED STOCK UNITS

        (a)    Nature of Restricted Stock Units.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

        (b)    Election to Receive Restricted Stock Units in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

        (c)    Rights as a Stockholder.    A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

        (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.    UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock.    The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.    CASH-BASED AWARDS

        Grant of Cash-Based Awards.    The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.    PERFORMANCE SHARE AWARDS

        (a)    Nature of Performance Share Awards.    The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, and such other limitations and conditions as the Administrator shall determine.

        (b)    Rights as a Stockholder.    A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Performance Share Awards shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)    Performance-Based Awards.    Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the

Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 300,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $5 million in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.    DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units or Restricted Stock Award with performance vesting or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

        (b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.    TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 14(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

        (c)    Family Member.    For purposes of Section 14(b), "family member" shall mean a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

        (d)    Designation of Beneficiary.    Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 15.    TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)    Payment in Stock.    Subject to approval by the Administrator, a grantee may elect to have the Company's minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.    SECTION 409A AWARDS

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.    TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.    GENERAL PROVISIONS

        (a)    No Distribution.    The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)    Delivery of Stock Certificates.    Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of

Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Stockholder Rights.    Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

        (d)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (e)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time.

        (f)    Forfeiture of Awards under Sarbanes-Oxley Act.    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21.    EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company's by-laws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: April 12, 2013
DATE APPROVED BY STOCKHOLDERS:

AMAG PHARMACEUTICALS, INC. ATTN: INVESTOR RELATIONS 100 HAYDEN AVENUE LEXINGTON, MA 02421

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AMAG PHARMACEUTICALS, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		All	All	Except
The Board of Directors recommends you vote FOR the following:

1. Election of Directors		0	0	0
To elect the six nominees named in the proxy statement to the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified.
Nominees:
01) William K Heiden	04) Lesley Russell, MB.Ch.B, MRCP
02) Michael Narachi	05) Gino Santini
03) Robert J. Perez	06) Davey S. Scoon

							For	Against	Abstain
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement.							0	0	0

3. To approve the Third Amended and Restated 2007 Equity Incentive Plan.							0	0	0

4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.							0	0	0

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on May 23, 2013: The Notice and Proxy Statement, this Proxy Card, the Company's Annual Report on  Form 10-K and any other proxy materials are available at www.proxyvote.com.

You may obtain directions to be able to attend the meeting and vote in person at the website of Goodwin Procter LLP at www.goodwinprocter.com/offices.

M58170-P33530

AMAG PHARMACEUTICALS, INC.

Annual Meeting of Stockholders

May 23, 2013 9:00 AM

This proxy is solicited by the Board of Directors

The Stockholder hereby appoints William K. Heiden, Frank E. Thomas and Scott B. Townsend, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMAG PHARMACEUTICALS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 23, 2013, at Goodwin Procter LLP, 53 State St., Boston, MA 02109, and any adjournment or postponement  thereof.

This proxy, when properly executed,  will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side